Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of March 17, 2023,

among

CRANE HOLDINGS, CO.

(to be renamed CRANE NXT, CO. on or about the Availability Date),

the BORROWING SUBSIDIARIES party hereto,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

GOLDMAN SACHS BANK USA,

TD BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners,

BANK OF AMERICA, N.A.,

GOLDMAN SACHS BANK USA,

TD BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents,

and

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

HSBC BANK USA, NATIONAL ASSOCIATION

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Documentation Agents

SCHEDULES:

Schedule 2.01	Commitments
Schedule 3.06(a)	Litigation and Environmental Matters
Schedule 3.15	Insurance
Schedule 3.16	Subsidiaries
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.06	Existing Investments
Schedule 6.10	Existing Restrictive Agreements

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C-1	Form of Borrowing Subsidiary Agreement
Exhibit C-2	Form of Borrowing Subsidiary Termination
Exhibit D	Form of Collateral Agreement
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Global Intercompany Note
Exhibit G	Form of Guarantee Agreement
Exhibit H	Form of Interest Election Request
Exhibit I	Form of Perfection Certificate
Exhibit J	Form of Perfection Certificate Supplement
Exhibit K	Form of Solvency Certificate
Exhibit L-1	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-2	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-3	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-4	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

v

CREDIT AGREEMENT dated as of March 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among CRANE HOLDINGS, CO., a Delaware corporation (to be renamed CRANE NXT, CO. on or about the Availability Date), the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“1991 Indenture” means the Indenture, dated as of April 1, 1991, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee.

“2013 Indenture” means the Indenture, dated as of December 13, 2013, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee.

“2018 Indenture” means the Indenture, dated as of February 5, 2018, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee.

“2023 Notes” means the 4.45% Senior Notes due 2023 issued under the 2013 Indenture.

“2023 Notes Redemption” means the redemption in full of the 2023 Notes and the payment or other satisfaction of all other obligations (other than contingent obligations not then due and payable or that by their terms survive the termination thereof) under the 2013 Indenture and the 2023 Notes.

“2036 Notes” means the 6.55% Senior Notes due 2036 issued under the 1991 Indenture.

“2048 Notes” means the 4.200% Senior Notes due 2048 issued under the 2018 Indenture and outstanding on the Effective Date.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction, or series of related transactions, resulting, directly or indirectly, in the acquisition by the Company or any Restricted Subsidiary of (a) the Capital Stock in any Person not previously a Subsidiary if, as a result of such acquisition, such Person shall become a Restricted Subsidiary of the Company (or shall be merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary) or (b) all or substantially all the assets of any Person that is not the Company or a Subsidiary (or of any division, product line or other business unit of any such Person).

“Adjusted CDO Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to the product of (a) the CDO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted CDO Rate as so determined shall be less than zero, such rate shall be deemed to be zero.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices), in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors and assigns in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means, at any time, the aggregate amount of Revolving Commitments in effect at such time.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the US Dollar Equivalents of the aggregate principal amount of the Revolving Loans denominated in Foreign Currencies outstanding at such time and (c) the total LC Exposure at such time.

“Agreed Currencies” means US Dollars and each Foreign Currency.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.00% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate

Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Applicable LC Sublimit” means (a) with respect to JPMorgan Chase Bank, N.A., US$8,333,333, (b) with respect to Bank of America, N.A., US$8,333,333, (c) with respect to Goldman Sachs Bank USA, US$8,333,333, (d) with respect to TD Bank, N.A., US$8,333,333, (e) with respect to U.S. Bank National Association, US$8,333,333, (f) with respect to Wells Fargo Bank, National Association, US$8,333,333 and (g) with respect to any Person that becomes an Issuing Bank pursuant to the terms of this Agreement after the Effective Date, such amount as shall be agreed to in writing by the Company and such Person at the time such Person becomes an Issuing Bank (and notified in writing to the Administrative Agent), in each case, as any of the foregoing amounts may be decreased or increased from time to time by written agreement between the Company and the applicable Issuing Bank (provided that written notice of such increase or decrease is provided by the Company to the Administrative Agent).

“Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that, in the case of Section 2.23 when a Defaulting Revolving Lender shall exist, “Applicable Percentage” shall mean, with respect to any Revolving Lender at any such time, the percentage of the Aggregate Revolving Commitments (disregarding any Defaulting Revolving Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment at such time. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Revolving Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan, any Term Benchmark Loan or any RFR Loan or with respect to the Revolving Commitment Fees payable hereunder, as the case may be, subject to the other paragraphs of this definition, the applicable rate per annum set forth below (expressed in basis points) under the caption “ABR Spread”, “Term Benchmark/RFR Spread” or “Revolving Commitment Fee”, as the case may be, based on the numerically lower of (a) the Level corresponding to the Ratings in effect at such time and (b) the Level corresponding to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period; provided that, if the Levels referred to in clauses (a) and (b) differ by two or more Levels, then the Applicable Rate shall be determined by reference to the Level that is one level above that corresponding to the lower of the Levels referred to in clauses (a) and (b):

Level	Consolidated Total Net Leverage Ratio	Rating (S&P/Moody’s)	ABR Spread	Term Benchmark/ RFR Spread	Revolving Commitment Fee
I	≤ 1.00x	BBB-/Baa3 or better	50.0 bps	150.0 bps	20.0 bps

II	> 1.00x but ≤ 2.00x	BB+/Ba1	62.5 bps	162.5 bps	22.5 bps

III	> 2.00x but ≤ 2.75x	BB/Ba2	75.0 bps	175.0 bps	25.0 bps

Level	Consolidated Total Net Leverage Ratio	Rating (S&P/Moody’s)	ABR Spread	Term Benchmark/ RFR Spread	Revolving Commitment Fee

IV	> 2.75x but ≤ 3.50x	BB-/Ba3	100.0 bps	200.0 bps	30.0 bps

V	> 3.50x	BB-/Ba3 or lower	125.0 bps	225.0 bps	35.0 bps

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the final sentence of this paragraph), then such rating agency shall be deemed to have established a Rating corresponding to Level V; (ii) if the Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Levels, the applicable Level (as corresponding to the Ratings) shall be based on the higher of the two Ratings, unless one of the two Ratings is two or more Levels lower than the other, in which case the applicable Level (as corresponding to the Ratings) shall be the Level immediately above the Level corresponding to the lower of the two Ratings; and (iii) if the Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than by reason of the circumstances referred to in the final sentence of this paragraph), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the applicable Level (as corresponding to the Ratings) resulting from a change in a Rating shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, if the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Rating in effect for such rating agency shall be deemed to be its Rating most recently in effect prior to such change or cessation.

Notwithstanding the foregoing, prior to the third Business Day immediately following the date that the Company’s consolidated financial statements for the first full fiscal quarter ended after the Availability Date and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Sections 5.01(b) and 5.01(c), the applicable Level (as corresponding to the Consolidated Total Net Leverage Ratio) shall be deemed to be Level III. Thereafter, each change in the applicable Level (as corresponding to the Consolidated Total Net Leverage Ratio) resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of and including the third Business Day immediately following the date on which the Company’s consolidated financial statements and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b), as the case may be, and Section 5.01(c); provided, however, that if the Company does not deliver to the Administrative Agent its consolidated financial statements or related Compliance Certificate when due in accordance with Section 5.01(a) or 5.01(b), as the case may be, and Section 5.01(c), commencing on the date on which such consolidated financial statements and Compliance Certificate were required to have been so delivered and continuing until the delivery thereof, the applicable Level (as corresponding to the Consolidated Total Net Leverage Ratio) shall be deemed to be Level V.

“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities established hereunder.

“Asset Disposition” means any sale, transfer or other disposition, or series of related sales, transfers, or dispositions (including pursuant to any merger, consolidation or a similar transaction), of property that constitutes (a) all or substantially all of the Capital Stock in any Restricted Subsidiary or (b) all or substantially all the assets of any Restricted Subsidiary (or of any division, product line or other business unit of the Company and the Restricted Subsidiaries).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability Date” means the first date on which all conditions specified in Section 4.02 are satisfied or waived in accordance with Section 9.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (a) any Undisclosed Administration or (b) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Term SOFR”, the definition of “Daily Simple SOFR”, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods and the applicability of breakage provisions) that the Administrative Agent decides in its reasonable discretion (and in consultation with the Company) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

A “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control in the form and to the extent required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Tax Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Tax Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), (b) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (c) any similar blocking or anti-boycott law in the United Kingdom or any other jurisdiction.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any Company Competitor and/or any of its subsidiaries or (b) any Affiliate of any Company Competitor, but, in each case, with respect to which no personnel involved with any investment in such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Company or any of its Subsidiaries or any entity that forms a part of any of their respective businesses.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means Loans of the same Class, Type and currency and to the same Borrower made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, 5,000,000 units of such currency.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, 1,000,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent and the Company.

“Borrowing Subsidiary” means each Restricted Subsidiary that is a Wholly-Owned Subsidiary and is designated as a Borrowing Subsidiary by the Company pursuant to Section 2.19, in each case until such Person has ceased to be a Borrowing Subsidiary pursuant to Section 2.19.

“Borrowing Subsidiary Agreement” means each agreement entered into among (a) the Company, (b) the applicable Restricted Subsidiary and (c) the Administrative Agent whereby such Restricted Subsidiary is designated as a Borrowing Subsidiary pursuant to Section 2.19, which agreement shall be substantially in the form of Exhibit C-1 or any other form approved by the Administrative Agent and the Company, as amended, supplemented, restated or otherwise modified from time to time.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit C-2 or any other form approved by the Administrative Agent and the Company.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks are authorized or required by law to remain closed for business in New York City; provided that (a) when used in connection with a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loans, or any other dealings in respect of Term SOFR Loans, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) when used in connection with a CDOR Loan or in relation to the determination of the Adjusted CDO Rate, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto, (c) when used in connection with a EURIBOR Loan or in relation to the determination of the Adjusted EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day and (d) when used in connection with an RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Loan, or any other dealings in the applicable Agreed Currency of any RFR Loan, the term “Business Day” shall exclude any day that is not an RFR Business Day.

“Canadian Dollars” and “C$” means the lawful money of Canada.

“Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (howsoever designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, in each such case regardless of class or designation; provided that any Indebtedness convertible into any of the foregoing shall not, prior to the conversion thereof, constitute Capital Stock.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than US$2,500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above, in each case, determined as of the date of acquisition thereof;

(e) money market funds that (x) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, or (y)(i) are rated AAA by S&P and Aaa by Moody’s and (ii) have portfolio assets of at least US$2,500,000,000, in each case, determined as of the date of acquisition thereof; and

(f) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Cash Management Services” means cash management and related services provided to the Company or any Restricted Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards,

e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, credit and debit card payment processing services, debit cards, stored value cards, virtual cards (including single use virtual card accounts) and commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) arrangements.

“Casualty/Condemnation Event” means any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Company or any Restricted Subsidiary.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“CDO Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, the CDO Screen Rate (rounded if necessary to the nearest 1/100 of 1.00% (with 0.005% being rounded up)) at approximately 10:15 a.m., Toronto time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day) (as adjusted by the Administrative Agent after 10:15 a.m., Toronto time, to reflect any error in the posted rate of the interest or in the posted average annual rate of interest).

“CDO Screen Rate” means a rate per annum equal to the average rate applicable to Canadian bankers’ acceptances denominated in Canadian Dollars for the applicable period, as displayed on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the CDO Rate.

“Central Bank Rate” means the greater of (a)(i)(A) for any Loan denominated in Canadian Dollars, the Bank of Canada’s (or any successor thereto) “Bank Rate” as published by the Bank of Canada (or any successor thereto) from time to time, (B) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (C) for any Loan denominated in Pounds Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (D) for any Loan denominated in any other Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Canadian Dollars, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted CDO Rate for the five most recent Business Days preceding such day for which the CDO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted CDO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Canadian Dollars in effect on the last Business Day in such period, (b) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (c) for any Loan denominated in Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period and (d) any other Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the Adjusted CDO Rate or the Adjusted EURIBO Rate on any day shall be based on the CDO Screen Rate or the EURIBO Screen Rate, as the case may be, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957 of the Tax Code), but only if a “United States person” (within the meaning of Section 7701(a)(30) of the Tax Code) that is a Loan Party or an Affiliate of a Loan Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b) of the Tax Code) described in Section 951(a)(1) of the Tax Code, and (b) each subsidiary of any Person described in clause (a) above.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date), of Capital Stock representing more than 40.0% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who do not constitute Continuing Directors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Tranche A Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche A Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.21 and 2.22.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (or a successor administrator).

“Collateral” means any and all assets of the Company and any Subsidiary Guarantor, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Loan Documents as security for the Secured Obligations; provided that in no event shall “Collateral” include any Excluded Assets.

“Collateral Agreement” means the Collateral Agreement, dated as of the Availability Date, among the Company, the Subsidiary Guarantors party thereto from time to time and the Administrative Agent, substantially in the form of Exhibit D, together with all supplements thereto.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Company and each Designated Subsidiary (i) in the case of the Company and each Person that is a Designated Subsidiary on the Availability Date, a counterpart of each of the Guarantee Agreement and the Collateral Agreement, in each case, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Availability Date, a supplement to each of the Guarantee Agreement and the Collateral Agreement, in each case, in the form specified therein, duly executed and delivered on behalf of such Person;

(b) in the case of any Person that becomes a Designated Subsidiary after the Availability Date, the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, documents, opinion of counsel and certificates with respect to such Designated Subsidiary of the type referred to in Sections 4.02(d) and 4.02(e);

(c) subject to the immediately succeeding paragraph, all Capital Stock (other than any Capital Stock that is an Excluded Asset) held directly by the Company or any Subsidiary Guarantor shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received certificates or other instruments representing all such Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) (i) all Indebtedness of the Company or any Restricted Subsidiary that, in each case, is owing to the Company or any Subsidiary Guarantor shall be evidenced by the Global Intercompany Note, which shall have been pledged pursuant to the Collateral Agreement, and (ii) subject to the immediately succeeding paragraph, all Indebtedness of any Person that is evidenced by a promissory note that is owing to the Company or any Subsidiary Guarantor shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received the Global Intercompany Note and all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; and

(e) all documents and instruments, including Uniform Commercial Code financing statements, required by the Collateral Agreement or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(i) the Collateral and Guarantee Requirement shall not apply to, and neither the Company nor any Subsidiary Guarantor shall be required to take any action with respect to, including any scheduling of or any action to create, grant or perfect any Lien on, and no representation or warranty as to any Collateral shall apply to, any Excluded Assets;

(ii) any Lien required to be granted or perfected from time to time (A) pursuant to this definition shall be subject to the timing requirements, grace periods, extensions of time, thresholds, exceptions and limitations set forth elsewhere in this Agreement and in the Security Documents and (B) pursuant to any Security Document shall be subject to the timing requirements, grace periods, extensions of time, thresholds, exceptions and limitations set forth in this Agreement and the other Security Documents;

(iii) mortgages, deeds of trust or similar agreements and instruments granting a Lien on any Real Estate Asset shall not be required;

(iv) perfection through control agreements or perfection by control shall not be required with respect to any Collateral (including deposit accounts, securities accounts and commodities accounts), other than, subject to the other provisions hereof, control of pledged Capital Stock, the Global Intercompany Note and promissory notes;

(v) neither the Company nor any Subsidiary Guarantor shall be required to take any action to perfect any Lien with respect to (A) any motor vehicle, aircraft or other asset subject to a certificate of title or (B) any letter of credit rights, in each case, except to the extent that a security interest therein can be perfected by filing a UCC financing statement or an equivalent filing;

(vi) no actions in any jurisdiction outside of the United States (including any action to perfect any Lien in any intellectual property in any jurisdiction other than the United States) or that are necessary to comply with the laws of any jurisdiction outside of the United States shall be required (it being understood that there shall be no security agreements, pledge agreements, share charges or any other collateral documents governed under the laws of any jurisdiction outside of the United States);

(vii) neither the Company nor any Subsidiary Guarantor shall be required to (A) seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement or (B) make filings under the Federal Assignment of Claims Act;

(viii) neither the Company nor any Subsidiary Guarantor shall be required to deliver to the Administrative Agent any certificates or instruments representing or evidencing, or any stock powers or other instruments of transfer in respect of, Capital Stock in any partnership, joint venture or other Person that is not a Restricted Subsidiary, any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or any Restricted Subsidiary that is not a Material Subsidiary;

(ix) neither the Company nor any Subsidiary Guarantor shall be required to deliver to the Administrative Agent any promissory notes or other instruments evidencing Indebtedness in an individual amount of less than US$10,000,000 (or the equivalent thereof in other currencies), or any instruments of transfer with respect thereto;

(x) the Administrative Agent may, in its reasonable discretion, grant extensions of time (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any Guarantee by any Designated Subsidiary (including extensions beyond the Availability Date or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Availability Date); and

(xi) neither the foregoing definition nor anything else in this Agreement or any other Loan Document shall require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets, or the provision of any Guarantee by any Restricted Subsidiary, if and for so long as the Administrative Agent and the Company have reasonably determined that the cost, burden, difficulty or consequence thereof outweighs, or would be excessive in relation to, the practical benefits afforded thereby to the Lenders, which determination shall be evidenced in writing (including by email).

“Commitment” means a Revolving Commitment, a Tranche A Term Commitment or any combination thereof (as the context requires). Additional Classes of Commitments may be established pursuant to Sections 2.21 and 2.22.

“Commitment Letter” means the commitment letter dated February 3, 2023, between the Company and JPMorgan Chase Bank, N.A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by or to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications, including through an Approved Electronic Platform.

“Company” means (a) Crane Holdings, Co., a Delaware corporation, which will be renamed Crane NXT, Co. on or about the Availability Date, and/or (b) any Successor Company (including any Successor Company in respect of any Person referred to in this clause (b)).

“Company Competitor” means any competitor of the Company and/or any of its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E or such other form as shall be approved by the Administrative Agent and the Company.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) interest expense (including interest expense in respect of Capital Lease Obligations) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or its Restricted Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in Consolidated Cash Interest Expense for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of amounts referred to in clause (b)(ii) below that were amortized or accrued in a previous period and (iv) to the extent not otherwise included in Consolidated Cash Interest Expense, commissions, discounts, yield and other fees and charges incurred in connection with any Securitization which are payable to any Person other than the Company or any Restricted Subsidiary in the nature of interest, and any other amounts comparable to or in the nature of interest under any Securitization, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a “true sale”, minus (b) to the extent included in such consolidated interest expense for such period, (i) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (ii) noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, and (iii) noncash amounts attributable to Hedging Agreements pursuant to GAAP, including as a result of the application of ASC 815. Determinations of Consolidated Cash Interest Expense for any period (including, for the avoidance of doubt, any period ending prior to the Availability Date) shall be subject to the pro forma adjustment requirements (including, for the avoidance of doubt, with respect to Indebtedness incurred hereunder) set forth in Section 1.04(b).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for such period of:

(i) consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations);

(ii) consolidated income tax expense;

(iii) depreciation and amortization expense;

(iv) non-cash charges or losses, including stock option and other equity-based compensation charges, impairment charges and any write-offs or write-downs of assets, but excluding (A) any non-cash charge that results from an accrual of a reserve for cash charges to be taken in any future period, (B) an amortization of a prepaid cash expense that was paid and not expensed in a prior period or (C) write-down or write-off with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense);

(v) extraordinary charges or losses;

(vi) unusual or non-recurring charges or losses;

(vii) (A) restructuring charges or losses, (B) transition, integration and similar charges and losses related to any Acquisition or any Asset Disposition and (C) charges and losses in connection with the consolidation, exit and/or abandonment of facilities, in each case, including retention and severance costs, costs of relocation of employees, systems establishment costs and contract termination costs, including future lease commitments;

(viii) the amount of any pro forma “run rate” expected cost savings, operating expense reductions, operational improvements, integration benefits and synergies (calculated on a pro forma basis as though such items had been realized on the first day of such period, but net of actual amounts realized during such period) related to (i) the Separation or (ii) any Acquisition or other Investment, Asset Disposition or related to any restructuring, cost savings, operational improvement or other initiative (any such initiative, an “Initiative”), in each case, that are reasonably identifiable and factually supportable (in the good faith determination of the Company) and are reasonably expected by the Company to be realized or result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within 12 months of, in the case of the Separation, the Availability Date and, otherwise, of the date of consummation of such Acquisition, Investment or Asset Disposition or the initiation of such Initiative;

(ix) transaction fees, costs and expenses, or any amortization thereof, incurred in connection with the Transactions;

(x) any transaction fees, costs or expenses, or any amortization thereof, relating to any Acquisition or joint venture investment, any Asset Disposition, any issuance of Capital Stock by the Company, any recapitalization or any incurrence, prepayment, amendment, modification, restructuring or refinancing of Indebtedness (including the Loans), in each case, whether or not consummated;

(xi) any earn-out or similar contingent consideration payments actually made to sellers during such period in connection with any Acquisition, and any losses for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition;

(xii) any unrealized losses attributable to the application of “mark to market” accounting in respect of Hedging Agreements;

(xiii) any net after-tax loss attributable to the early extinguishment of Indebtedness or obligations under Hedging Agreements;

(xiv) any currency translation losses relating to currency hedges or remeasurements of Indebtedness; and

(xv) the cumulative effect for such period of a change in accounting principles;

provided that the aggregate amount added back pursuant to clauses (vi) and (viii) above for any period may not exceed 15.0% of Consolidated EBITDA for such period (calculated without giving effect to such addbacks); minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum for such period of:

(i) any non-cash gains or items of income (other than the accrual of revenue), but excluding any such items in respect of which cash was received in a prior period or will be received in a future period;

(ii) extraordinary, unusual or nonrecurring gains or items of income;

(iii) any gains for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition;

(iv) any unrealized gains attributable to the application of “mark to market” accounting in respect of Hedging Agreements;

(v) any net after-tax gain attributable to the early extinguishment of Indebtedness or obligations under Hedging Agreements;

(vi) any currency translation gains relating to currency hedges or remeasurements of Indebtedness; and

(vii) the cumulative effect for such period of a change in accounting principles;

provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any Asset Disposition. Notwithstanding anything to the contrary herein, Consolidated EBITDA (before giving effect to any pro forma adjustments in connection with Subject Transactions occurring after the Availability Date as contemplated by Section 1.04(b)) shall be deemed to be US$95,700,000 for the fiscal quarter ended December 31, 2022, US$93,600,000 for the fiscal quarter ended September 30, 2022, US$88,300,000 for the fiscal quarter ended June 30, 2022, and US$91,100,000 for the fiscal quarter ended March 31, 2022. Subject to the immediately prior sentence, determinations of Consolidated EBITDA for any period shall be subject to the pro forma adjustment requirements set forth in Section 1.04(b).

“Consolidated Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (a) Consolidated Cash Interest Expense for such Test Period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding the income of any Person that is not the Company or a Restricted Subsidiary, except to the extent of the amount of cash and Cash Equivalents (or of other assets, but only to the extent of cash and Cash Equivalents received during the same accounting period as such distribution of such assets as a result of a conversion of such assets into cash or Cash Equivalents) actually distributed during such period by such Person to the Company or any Restricted Subsidiary as a dividend or similar distribution.

“Consolidated Total Net Indebtedness” means, as of any date of determination, (a) the sum, without duplication, of (i) Indebtedness for borrowed money, including the Loans, (ii) Indebtedness evidenced by bonds, debentures, notes or other similar instruments, (iii) Capital Lease Obligations and (iv) purchase money Indebtedness, in each case, of the Company and the Restricted Subsidiaries on a consolidated basis, plus (b) the aggregate obligations of the Company and the Restricted Subsidiaries in respect of any unreimbursed drawings under letters of credit, banker’s acceptances or similar instruments, plus (c) the aggregate amount of all Securitizations of the Company and the Restricted Subsidiaries, minus (d) the Unrestricted Cash Amount as of such date.

“Consolidated Total Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Continuing Directors” means, prior to the Crane Company Distribution, the directors of the Company on the Availability Date, and following the Crane Company Distribution, the directors of the Company immediately after giving effect thereto and each other director of the Company, if, in each case, such other director’s election or nomination for election to the board of directors of the Company is approved by more than 50% of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20(b).

“Crane Company” means Crane Company, a Delaware corporation.

“Crane Company Distribution” means the pro rata distribution to the holders of common stock of the Company of the common stock of Crane Company made to effect the Separation.

“Daily Simple RFR” means, for any day, (a) with respect to any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR for such day and (b) with respect to any Loan denominated in Pounds Sterling, the Daily Simple SONIA for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”) with respect to any Loan denominated in US Dollars, an interest rate per annum equal to SOFR for the day that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower.

“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”) with respect to any Loan denominated in Pounds Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Rate Day is an RFR Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Rate Day and (b) zero.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Administrative Agent, any Lender or any Issuing Bank any other amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit), unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company, the Administrative Agent, any Lender or any Issuing Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) that is applicable to a funding of a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent and the Company’s receipt of such certification in form and substance satisfactory to the Administrative Agent and the Company, or (d) has, or has a direct or indirect parent company that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Defaulting Revolving Lender” means, at any time, any Revolving Lender that is a Defaulting Lender at such time.

“Designated Cash Management Obligations” means all obligations of the Company or any Restricted Subsidiary, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any arrangement in connection with Cash Management Services (a) that is in effect on the Availability Date between the Company or any Restricted Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender as of the Availability Date, notwithstanding that such counterparty may cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof after the Availability Date, or (b) that is entered into after the Availability Date by the Company or any Restricted Subsidiary with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such arrangement is entered into, and, in each case (other than in the case of any such arrangement with the Administrative Agent or any of its Affiliates), which arrangement has been designated to the Administrative Agent in writing by the Company as being an arrangement obligations of the Company or any Restricted Subsidiary under which shall constitute “Designated Cash Management Obligations” for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated Cash Management Obligations.

“Designated Hedging Obligations” means all obligations of the Company or any Restricted Subsidiary (including obligations with respect to payments for early termination, fees, costs, expenses and indemnities, but excluding, in the case of any Subsidiary Guarantor, any Excluded Swap Obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and however and whenever created, arising, evidenced or acquired, under each Hedging Agreement that (a) is in effect on the Availability Date between the Company or any Restricted Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender, notwithstanding that such counterparty may cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof after the Availability Date, or (b) is entered into after the Availability Date between the Company or any Restricted Subsidiary and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such Hedging Agreement is entered into, notwithstanding that such counterparty may subsequently cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof, and, in each case (other than in the case of any such Hedging Agreement with the Administrative Agent or any of its Affiliates), which Hedging Agreement has been designated to the Administrative Agent in writing by the Company as being a Hedging Agreement obligations of the Company or any Restricted Subsidiary under which shall constitute “Designated Hedging Obligations” for purposes of the Loan Documents, it being understood that (i) such designation to the Administrative Agent may be made in respect of a master agreement that governs multiple Hedging Agreements among the parties thereto, and (ii) each counterparty thereto shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated Hedging Obligations.

“Designated Non-Cash Consideration” means the fair market value (as reasonably determined by the Company) of non-cash consideration received by the Company or any Restricted Subsidiary in connection with any sale, transfer, lease or other disposition pursuant to Section 6.04(p) or any Sale/Leaseback Transaction, in each case, that is designated as Designated Non-Cash Consideration by the Company (the outstanding amount of which will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Designated Performance LC Obligations” means all obligations of the Company or any Restricted Subsidiary, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) in respect of any Designated Performance Letter of Credit.

“Designated Performance Letter of Credit” means any letter of credit that (a) is issued by any Person for the account of the Company or any Restricted Subsidiary to support obligations of the Company or any Restricted Subsidiary incurred in the ordinary course of business and (b) constitutes a “performance-based standby letter of credit” as defined in 12 CFR Pt. 3, App. A, provided that such letter of credit has been designated to the Administrative Agent in writing by the Company as being a “Designated Performance Letter of Credit” for purposes of the Loan Documents, it being understood that upon such designation the issuer thereof shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated Performance LC Obligations, provided further that the Company shall not so designate any such letter of credit if, after giving effect thereto (and any substantially concurrent termination, amendment or other modification to any other Designated Performance Letter of Credit), the aggregate face amount of all such letters of credit shall exceed US$100,000,000.

“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Capital Stock in such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Capital Stock (other than solely for Capital Stock in such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock); or

(c) is redeemable (other than solely for Capital Stock in such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock) or is required to be repurchased by such Person or any subsidiary of such Person, in either case, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the latest Maturity Date; provided that (i) any Capital Stock in any Person that would not constitute a Disqualified Capital Stock but for the terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale” or a “change of control” (or similar event, however referenced) shall not constitute a Disqualified Capital Stock if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination or expiration of all the Commitments, and (ii) any Capital Stock in any Person that is issued to any current or former directors, officers, employees or consultants of such Person or any subsidiary of such Person or to any plan for the benefit of any such directors, officers, employees or consultants shall not constitute a Disqualified Capital Stock solely because it may be required to be repurchased by such Person or such subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such directors, officers, employees or consultants.

“Disqualified Institution” means, on any date, (a) any Person that is a Company Competitor, which Person has been designated by the Company as a “Disqualified Institution” by written notice to the Administrative Agent (which such notice shall specify such Person by legal name) and (b) any Affiliate (other than a Bona Fide Debt Fund) of a Person identified pursuant to clause (a) above that is identifiable (based solely on the similarity of the legal name of such Affiliate to the legal name of such Person) as an Affiliate of any such Person identified in clause (a) above; provided that “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided further that any designation after the Effective Date of a Person as a Disqualified Institution shall only become effective five Business Days after such designation. The Company shall deliver any updates to the list of Disqualified Institutions and any modifications thereto to the Administrative Agent via email to JPMDQ_Contact@jpmorgan.com.

“Documentation Agents” means Citibank, N.A., Citizens Bank, N.A., HSBC Bank USA, National Association and Manufacturers and Traders Trust Company, in their capacities as documentation agents for the credit facilities evidenced by this Agreement.

“Domestic Borrower” means the Company and each Borrowing Subsidiary that is a Domestic Subsidiary.

“Domestic Subsidiary” means each Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.

“DQ List” has the meaning assigned to such term in Section 9.04(f)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date on which the conditions specified in Section 4.01 are satisfied.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a Defaulting Lender (or a Person that would constitute a Defaulting Lender upon the consummation of such assignment), (ii) a Disqualified Institution, (iii) the Company or any of its Subsidiaries or other Affiliates or (iv) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous material, substance or waste or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Tax Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Tax Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (h) the incurrence by the Company or any of its ERISA Affiliates of a Lien imposed pursuant to Section 430(k) of the Tax Code or Section 303(k) of ERISA or a violation of Section 436 of the Tax Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBO01) (or, in the event such rate does not appear on a Reuters screen page, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the EURIBO Rate.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means, on any date of determination, with respect to any Foreign Currency, the rate of exchange for the purchase of US Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (determined based on New York City time) immediately preceding the date of determination (or if Reuters ceases to be available or ceases to provide a rate of exchange for the purchase of US Dollars with such Foreign Currency, as last provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as shall be chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any reasonable method of determination it deems appropriate, and such determination shall be conclusive absent manifest error)). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(b), compute the Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

“Exchange Rate Date” means (a) with respect to any Loan denominated in a Foreign Currency, each of the following: (i) the date of the borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof and (c) if an Event of Default has occurred and is continuing, any other Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion or upon instruction of the Majority in Interest of the Revolving Lenders.

“Excluded Assets” means each of the following:

(a) (i) any contract, lease, license or other agreement, or any rights thereunder, or (ii) any property subject to a Capital Lease Obligation, purchase money security interest or similar arrangements, in each case, in which a grant of a security interest would be prohibited by the terms of any restriction in favor of, or require the consent of, any Person (other than the Company or any of its Subsidiaries), or result in a breach, termination (or a right of termination), default under or right of payment or in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party in or under, such contract, lease, license or other agreement or, in the case of clause (ii), any agreement relating to such property or asset; provided, that any such property or asset referred to in clause (i) above will only constitute an Excluded Asset under this clause (a) to the extent such prohibition, restriction, consent right, breach, termination (or right of termination), default, abandonment, invalidation, right of payment or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided further that any such property or asset shall cease to constitute an Excluded Asset under this clause (a) at such time as the condition causing such prohibition, restriction, right of consent, breach, termination (or right of termination), default, abandonment, invalidation, right of payment or unenforceability no longer exists (including on account of consents of the relevant Persons having been obtained, it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any of its Subsidiaries shall be required to seek any such consent) and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (a);

(b) the Capital Stock in (i) Crane Company and such Subsidiaries as, immediately upon the consummation of the Crane Company Distribution, will be subsidiaries of Crane Company, (ii) any not-for-profit subsidiary, any captive insurance subsidiary, any Securitization Entity or any other special purpose entity and (iii) any Unrestricted Subsidiary;

(c) any Capital Stock in any Person that is not a Wholly-Owned Subsidiary that (i) is prohibited or restricted from being pledged pursuant to the terms of such Person’s organizational documents (or any joint venture, shareholders’ or similar agreements), (ii) the pledge of which would require the consent of any Person (other than the Company or any Subsidiary), which consent has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any Subsidiary Guarantor shall be required to seek any such consent), or (iii) would give rise to a “right of first refusal”, a “right of first offer” or a similar right not prohibited by the terms of this Agreement that may be exercised by any Person (other than the Company or any Subsidiary) in accordance with the organizational documents (or any joint venture, shareholders’ or similar agreements) of such Person;

(d) any trademark application filed on the basis of the applicant’s intent-to-use such trademark prior to the filing and acceptance by the U.S. Patent and Trademark Office or other applicable Governmental Authority of evidence of use of the trademark, pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. § 1051, et seq.), only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such trademark application (or any trademark registration resulting therefrom) under applicable law;

(e) any asset the grant of a security interest in which would be prohibited by applicable law or would require any consent, approval, license or authorization of any Governmental Authority that has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any Subsidiary Guarantor shall be required to seek any such consent, approval, license or authorization), in each case, to the extent such prohibition or requirement would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided that any such asset shall cease to constitute an Excluded Asset under this clause (e) at such time as the condition causing such prohibition or requirement no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such asset that does not result in any of the consequences specified in this clause (e);

(f) any licenses, franchises, charters and authorizations issued, granted or otherwise provided by any Governmental Authority, in each case to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, to the extent such prohibition or restriction would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided that any such asset shall cease to constitute an Excluded Asset under this clause (f) at such time as the condition causing such prohibition or restriction no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (f);

(g) any Margin Stock;

(h) in excess of 65.0% of the issued and outstanding voting Capital Stock in (i) any CFC and (ii) any FSHCO;

(i) any assets (including Capital Stock) to the extent a security interest in such assets would result in adverse tax consequences (other than immaterial adverse tax consequences), including as a result of the operation of Section 956 of the Tax Code or any similar law or regulation in any applicable jurisdiction, to the Company and its Restricted Subsidiaries, as reasonably determined by the Company and advised to the Administrative Agent in writing (including by email);

(j) any deposit account (i) that is used solely as a payroll account, (ii) containing solely amounts with respect to withheld income Taxes and federal, state or local employment Taxes in such amounts as are required in the reasonable judgment of the Company in the ordinary course of business to be paid to the Internal Revenue Service or state or local government agencies with respect to current or former employees of the Company or any Restricted Subsidiary or (iii) containing solely amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Restricted Subsidiary;

(k) any asset with respect to which the Administrative Agent and the Company shall have reasonably determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs, or would be excessive in relation to, the practical benefit to the Lenders of the security afforded thereby, which determination shall be evidenced in writing; and

(l) any asset acquired by the Company or any of its Subsidiaries after the Availability Date (including assets acquired through an Acquisition) and that, at the time of the relevant acquisition, is subject to a Lien securing assumed Indebtedness permitted by Section 6.01 to the extent the documentation governing the applicable assumed Indebtedness prohibits creation of Liens on such assets to secure the Secured Obligations (which prohibition was not implemented in contemplation of such acquisition); provided that any such asset shall cease to constitute an Excluded Asset under this clause (l) at such time as such prohibition no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (l);

but not, in the case of the foregoing clauses (a) through (l), the proceeds thereof or any receivables arising therefrom to the extent such proceeds or receivables are not described in the foregoing clauses (a) through (l).

“Excluded Subsidiary” means:

(a) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary;

(b) any Restricted Subsidiary that is not a Material Subsidiary;

(c) any Restricted Subsidiary that (i) is prohibited or restricted by (A) any applicable law or (B) any contractual obligation existing on the Effective Date or, in the case of any Person that becomes a Restricted Subsidiary after the Availability Date, any contractual obligation that exists at the time such Person becomes a Restricted Subsidiary (and which contractual obligation was not entered into in contemplation of the requirements of the Loan Documents) from providing a Guarantee of the Obligations or (ii) would require a consent, approval, license or authorization of or from any Governmental Authority in order to provide such Guarantee, unless such consent, approval, license or authorization has been obtained;

(d) any not-for-profit subsidiary, any captive insurance subsidiary, any Securitization Entity or any other special purpose entity;

(e) (i) any Foreign Subsidiary or (ii) any CFC or FSHCO;

(f) any Restricted Subsidiary with respect to which the Guarantee of the Obligations would result in adverse tax consequences (other than immaterial adverse tax consequences) to the Company or its Subsidiaries, as reasonably determined by the Company and advised to the Administrative Agent in writing;

(g) any other Restricted Subsidiary with respect to which the Administrative Agent and the Company have reasonably determined that the cost, burden, difficulty or consequence of providing a Guarantee of the Obligations outweighs, or would be excessive in relation to, the practical benefits afforded thereby to the Lenders, which determination shall be evidenced in writing (including by email);

(h) Crane Company and any other Subsidiary that, immediately upon the consummation of the Crane Company Distribution, will be a subsidiary of Crane Company; and

(i) any Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by the Company or other Subsidiary Guarantors) at the time the Guarantee of such Subsidiary Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender or any Issuing Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or an Issuing Bank, any withholding Tax that is imposed by the United States on amounts payable to such recipient at the time it (i) becomes a party to this Agreement (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16(a), (c) Taxes attributable to a recipient’s failure to comply with Section 2.16(e) and (d) any withholding Tax imposed under FATCA.

“Existing 364-Day Credit Agreement” means the Credit Agreement, dated as of August 11, 2022, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing 364-Day Credit Agreement Refinancing” means the payment in full of all principal, interest, fees and other amounts due or outstanding under the Existing 364-Day Credit Agreement, the termination of all commitments thereunder and the discharge or release of all Guarantees and Liens (if any) provided thereunder.

“Existing Credit Agreements Refinancing” means, collectively, the Existing Revolving Credit Agreement Refinancing and the Existing 364-Day Credit Agreement Refinancing.

“Existing Letter of Credit” means any letter of credit that is issued by any Issuing Bank for the account of the Company or any Restricted Subsidiary and, subject to compliance with the requirements set forth in Section 2.05 as to the currency of the denomination of, maximum LC Exposure and expiration of Letters of Credit, is designated as an Existing Letter of Credit by written notice thereof by the Company and such Issuing Bank to the Administrative Agent (in the case of any such notice delivered after the Availability Date, which notice shall contain a representation and warranty by the Company as of the date thereof that the conditions precedent set forth in Sections 4.03(a) and 4.03(b) shall be satisfied immediately after giving effect to such designation); provided that no such notice or designation as to any letter of credit shall be effective prior to the Availability Date.

“Existing Revolving Credit Agreement” means the Credit Agreement, dated as of July 28, 2021, among the Company, the Specified Dutch Subsidiary, the other borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain Amendment No. 1, dated as of May 16, 2022.

“Existing Revolving Credit Agreement Refinancing” means the payment in full of all principal, interest, fees and other amounts due or outstanding under the Existing Revolving Credit Agreement, the cancellation of all letters of credit issued and outstanding thereunder (other than any such letter of credit cash collateralized, backstopped or designated as a letter of credit outstanding under other credit facilities (including as an Existing Letter of Credit), in each case, in a manner satisfactory to the Issuing Bank in respect thereof), the termination of all commitments thereunder and the discharge or release of all Guarantees and Liens (if any) provided thereunder.

“Extended/Modified Commitments” has the meaning assigned to such term in the definition of the term “Extension/Modification Permitted Amendment”.

“Extended/Modified Loans” has the meaning assigned to such term in the definition of the term “Extension/Modification Permitted Amendment”.

“Extended/Modified Term Loans” has the meaning assigned to such term in the definition of the term “Extension/Modification Permitted Amendment”.

“Extending/Modifying Lenders” has the meaning assigned to such term in Section 2.22(a).

“Extension/Modification Agreement” means an Extension/Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Company, among the Company, the Administrative Agent, one or more Extending/Modifying Lenders and each other Person, if any, required to be a party thereto pursuant to Section 2.22(b), effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Extension/Modification Offer” has the meaning assigned to such term in Section 2.22(a).

“Extension/Modification Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension/Modification Offer pursuant to Section 2.22, providing for (a) an extension of the Maturity Date and/or (b) an increase or decrease in the yield with respect to such Extended/Modified Loans (including any increase or decrease in, or an introduction of, interest margins, benchmark rate floors, fixed interest rates or fees or premiums), in each case, applicable to the Loans and/or Commitments of the Extending/Modifying Lenders of the applicable Extension/Modification Request Class (such Loans or Commitments being referred to as the “Extended/Modified Loans” or “Extended/Modified Commitments”, as applicable) and, in connection therewith:

(a) in the case of any Extended/Modified Loans that are Term Loans of any Class (such Extended/Modified Loans being referred to as the “Extended/Modified Term Loans”), any modification of the scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended/Modified Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans of the applicable Extension/Modification Request Class, determined at the time of such Extension/Modification Offer;

(b) a modification of voluntary or mandatory prepayments resulting therefrom applicable to such Extended/Modified Loans (including prepayment premiums and other restrictions thereon), provided that, in the case of any Extended/Modified Term Loans, such requirements may provide that such Extended/Modified Term Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than pro rata) with the Term Loans of the applicable Extension/Modification Request Class, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Term Loans of the applicable Extension/Modification Request Class;

(c) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending/Modifying Lenders in respect of such Extension/Modification Offer or their Extended/Modified Loans or Extended/Modified Commitments, as applicable; and/or

(d) an addition of any affirmative or negative covenants applicable to the Company and/or the Restricted Subsidiaries, provided that either (i) such covenants shall be applicable only to periods after the latest Maturity Date in effect on the date of such Extension/Modification Offer or (ii) such covenants are then conformed (or added) to this Agreement or the applicable other Loan Documents for the benefit of all the Lenders (which conforming changes or additions shall not require the consent of any Lender).

“Extension/Modification Request Class” has the meaning assigned to such term in Section 2.22(a).

“FATCA” means Sections 1471 through 1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Tax Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Tax Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means (a) the amended and restated fee letter, dated March 17, 2023, by and among the Company, Crane Company and JPMorgan Chase Bank, N.A. and (b) the fee letter, dated March 17, 2023, by and among the Company, Crane Company, Bank of America, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, U.S. Bank National Association, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal financial officer, principal accounting officer, treasurer or controller of such Person.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR, the Adjusted CDO Rate, the Adjusted EURIBO Rate, the Adjusted Daily Simple SOFR and the Daily Simple SONIA is 0.00%.

“Foreign Borrowing Subsidiary” means any Borrowing Subsidiary that is a Foreign Subsidiary.

“Foreign Currencies” means each of Pounds Sterling, Euro, Canadian Dollars and any additional currencies determined after the Effective Date by mutual agreement of the Company, each of the Revolving Lenders, each of the Issuing Banks and the Administrative Agent; provided that each such additional currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into US Dollars.

“Foreign Lender” means with respect to any Borrower, any Lender that is not organized under the laws of a jurisdiction in which such Borrower is located.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form 10” means the Registration Statement on Form 10 (including the information statement and the other exhibits filed therewith or incorporated by reference therein) filed by Crane Company with the SEC on December 15, 2022, as amended by Amendment No. 1 to the Registration Statement on Form 10 filed by Crane Company with the SEC on January 24, 2023, as it was declared effective by the SEC on February 7, 2023.

“FSHCO” means any Domestic Subsidiary with no material assets other than Capital Stock (or Capital Stock and Indebtedness) in one or more CFCs.

“GAAP” means, subject to Section 1.04(a), generally accepted accounting principles in the United States.

“Global Intercompany Note” means a promissory note substantially in the form of Exhibit F, with such modifications to such form as may be approved by the Administrative Agent and the Company.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, nor any guarantee or obligation, contingent or otherwise, as a result of or in connection with the existence of a fiscal unity for Dutch corporate income tax purposes of which the Specified Dutch Subsidiary is a member. The amount, as of any date of determination, of any Guarantee shall be the monetary amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a monetary amount, the maximum reasonably anticipated monetary liability as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably by a Financial Officer of the Company)).

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Availability Date, among the Company, the Subsidiary Guarantors from time to time party thereto and the Administrative Agent, substantially in the form of Exhibit G, together with all supplements thereto.

“Guarantors” means, collectively, the Company and the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement.

“Historical Consolidated Financial Statements” means (a) the consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2022 and the related consolidated statements of operations, comprehensive income and cash flows of the Company and the Subsidiaries for the year then ended, prepared in accordance with GAAP and audited by Deloitte & Touche LLP, (b) the consolidated interim financial statements the Company and the Subsidiaries as of and for each subsequent fiscal quarter or the portion of the fiscal year then ended, in each case under this clause (b), that are included in the Form 10 or in any Quarterly Report on Form 10-Q filed by the Company with the SEC on or prior to the Availability Date.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.21) and the Company, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Revolving Commitments and/or Incremental Term Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Term Loans of any Class hereunder, expressed as an amount representing the maximum aggregate principal amount of such Term Loans of such Class to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Company pursuant to Section 2.21.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to current or former directors, officers, employees or consultants of such Person and (iii) any purchase price adjustment or earnout incurred in connection with an Acquisition, except to the extent that the amount thereof becomes payable), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of any Person for purposes of this clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby (as reasonably determined by the Company), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person incurred under or in connection with a Securitization, (i) all obligations, contingent or otherwise, of such Person in respect of letters of credit, performance bonds, bid bonds, customs bonds, surety bonds and performance guaranties, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Disqualified Capital Stock in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Capital Stock or Indebtedness into which such Disqualified Capital Stock is convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, that are imposed on or with respect to any payment made by a Borrower hereunder, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06, which shall be substantially in the form of Exhibit H or such other form as shall be approved by the Administrative Agent and the Company.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date applicable to such Loan, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration, after the first day of such Interest Period and (c) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date applicable to such Loan.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two (solely in the case of Borrowings denominated in Canadian Dollars), three or six (other than in the case of Borrowings denominated in Canadian Dollars) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Borrowing for any Agreed Currency), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that is then-removed from this definition pursuant to Section 2.13(b) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding anything herein to the contrary, the initial Interest Period for any Term Benchmark Borrowing made on the Availability Date may be of such duration (not to exceed the maximum number of months set forth above) as shall have been separately agreed by the Company and the Administrative Agent and set forth in the Borrowing Request delivered with respect thereto, and for the purpose of determining the applicable Relevant Rate with respect to such Term Benchmark Borrowing, such Interest Period shall be deemed to have a tenor equal to the nearest number of whole months.

“Investment” means, with respect to a specified Person, (a) any Capital Stock, evidences of Indebtedness or other securities of, or any capital contribution or loans to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (b) any Acquisition made by the specified Person; provided that the term “Investment” shall not include, in the case of the Company and the Restricted Subsidiaries, intercompany loans, advances and other Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment, plus the original cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal or payment of interest in the case of any Investment in the form of a loan or purchase or other acquisition of Indebtedness and any return of or on capital in the case of any other Investment (whether as a distribution, dividend, redemption or sale, but not in excess of the amount of the relevant initial Investment); provided that the amount of any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Goldman Sachs Bank USA, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association and (b) each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and that is reasonably acceptable to the Administrative Agent), in each case, through itself or through one of its designated Affiliates or branch offices, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank”, as used with respect to any of the institutions named in the first sentence hereof, shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate of the US Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.23 of the LC Exposure of Defaulting Revolving Lenders in effect at such time.

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to an Incremental Facility Agreement or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means (a) any letter of credit issued pursuant to this Agreement and (b) any Existing Letter of Credit.

“Leverage Increase Election” has the meaning assigned to such term in Section 6.12(a).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Conditionality Transaction” means (a) any Acquisition or similar Investment, in each case, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing and (b) any Asset Disposition.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by any Borrower under any Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (b) the due and punctual payment or performance by the Borrowers of all other monetary obligations under this Agreement and by the Company, any Borrowing Subsidiary and any Subsidiary Guarantor of all other monetary obligations under any other Loan Document to which it is a party, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), provided that, notwithstanding that the 2036 Notes are secured by Liens created under the Security Documents as set forth therein, the term Loan Document Obligations shall not include any obligations of the Company or any Subsidiary Guarantor in respect of the 2036 Notes.

“Loan Documents” means this Agreement, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Incremental Facility Agreement, each Extension/Modification Agreement and, except for purposes of Section 9.02, each promissory note issued pursuant to Section 2.08(e) and any agreements between the Company and any Issuing Bank regarding the designation of such Issuing Bank in its capacity as such or regarding the Applicable LC Sublimit of such Issuing Bank, as each may be amended, supplemented, restated or otherwise modified from time to time. For the avoidance of doubt, the “Loan Documents” shall not include any Fee Letter or any agreement with respect to Cash Management Services or Hedging Agreements between the Company or any Subsidiary and a Lender or an Affiliate of a Lender.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means (a) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and the unused Aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders having Term Loans or Term Commitments of such Class representing more than 50% of the sum of all the Term Loans and unused Term Commitments of such Class outstanding or in effect at such time.

“Margin Stock” has the meaning set forth in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than (a) the Loans, Letters of Credit and Guarantees created under the Loan Documents and (b) any Indebtedness owed solely to the Company or any of its Restricted Subsidiaries), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Restricted Subsidiaries in an aggregate principal amount exceeding US$50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Real Estate Asset” means each Real Estate Asset owned in fee simple by the Company or any Subsidiary Guarantor; provided that such Real Estate Asset has a fair market value (as reasonably determined by the Company) of US$25,000,000 or more.

“Material Subsidiary” means each Restricted Subsidiary (a) the total assets of which (determined on a consolidated basis for such Restricted Subsidiary and its subsidiaries, but excluding all amounts attributable to Unrestricted Subsidiaries and eliminating all intercompany items) equal 5.0% or more of the consolidated total assets of the Company and the Restricted Subsidiaries (determined in a consolidated basis in accordance with GAAP, but excluding all amounts attributable to Unrestricted Subsidiaries) or (b) the consolidated revenues of which (determined on a consolidated basis for such Restricted Subsidiary and its subsidiaries, but excluding all amounts attributable to Unrestricted Subsidiaries and eliminating all intercompany items) equal 5.0% or more of the consolidated revenues of the Company and the Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP, but excluding all amounts attributable to Unrestricted Subsidiaries), in each case as of the last day of the most recently ended Test Period; provided that if at the end of or for any Test Period the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries would, but for this proviso, exceed 10.0% of the consolidated total assets or 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries (in each case, as so determined), then the Company shall designate one or more of such excluded Restricted Subsidiaries to be Material Subsidiaries by written notice to the Administrative Agent until such excess shall have been eliminated; provided, further that if at the end of or for any Test Period the Company has failed to designate Material Subsidiaries as set forth in the foregoing proviso, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Restricted Subsidiary and its subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated; provided further that each Borrowing Subsidiary shall in any event be a Material Subsidiary.

“Maturity Date” means (a) with respect to the Revolving Loans and the Letters of Credit, the Revolving Maturity Date, (b) with respect to the Tranche A Term Loans, the Tranche A Term Maturity Date and (c) with respect to any other Class of Loans established hereunder, the final scheduled maturity date with respect thereto set forth in the applicable Loan Document establishing such Class of Loans.

“MNPI” means material information concerning the Company, its Subsidiaries or any of their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, its Subsidiaries or any of their respective securities that is or could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means (a) with respect to any sale, transfer or other disposition of assets or any Casualty/Condemnation Event, (i) the cash proceeds received by the Company or any Restricted Subsidiary in respect thereof (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and, in the case of any Casualty/Condemnation Event, any insurance proceeds, but excluding any business interruption insurance policy proceeds), minus (ii) the sum, without duplication, of (A) any actual out-of-pocket fees, costs and expenses incurred (or reasonably expected to be incurred) by the Company or any Restricted Subsidiary in connection with such disposition or Casualty/Condemnation Event (including (x) in the case of a Casualty/Condemnation Event, in connection with the adjustment, settlement or collection of any claims of the Company or any Restricted Subsidiary in respect thereof or in connection with the repair, clean-up or operational adjustments arising therefrom (including any additional costs and expenses as a result of such adjustments) and (y) in each case, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer and similar Taxes, deed or mortgage recording Taxes, other expenses and brokerage, consultant and other fees actually incurred (or reasonably expected to be incurred) in connection therewith and the Company’s or such Restricted Subsidiary’s, as applicable, reasonable estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any tax distribution)), (B) the amount of all reserves provided in accordance with the GAAP by the Company and the Restricted Subsidiaries in respect of purchase price adjustment, indemnification and similar contingent liabilities that are attributable to such disposition or Casualty/Condemnation Event or in respect of any other retained liabilities associated therewith (including pension and other post-employment benefit liabilities and Environmental Liabilities), (C) the aggregate amount of the principal, interest, premium or penalty, if any, and other amounts of or in respect of any Indebtedness (other than the Secured Obligations) that is secured by the assets subject to such disposition or Casualty/Condemnation Event and that is required to be repaid or otherwise comes due, or would be in default, as a result of such disposition or Casualty/Condemnation Event and that is, or will be, repaid by the Company or its Restricted Subsidiaries, (D) cash escrows (until released from escrow to the Company or any of its Restricted Subsidiaries) from the sale price for such disposition and (E) in the case of any disposition or Casualty/Condemnation Event of or in respect of the assets of any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (E)) attributable to minority interests and not available for distribution to or for the account of the Company or a Restricted Subsidiary that is a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred by the Company or any Restricted Subsidiary in connection therewith.

“Non-Defaulting Revolving Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a) the Loan Document Obligations, (b) the Designated Cash Management Obligations, (c) the Designated Hedging Obligations and (d) the Designated Performance LC Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws or equivalent, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Currency” has the meaning assigned to such term in Section 2.17(a).

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means any and all present or future recording, stamp, documentary, transfer or similar taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate reasonably determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Payment” has the meaning assigned to such term in Section 8.06(c)(i).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in substantially the form of Exhibit I or any other form approved by the Administrative Agent and the Company.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit J, with such modifications to such form as may be approved by the Administrative Agent and the Company.

“Permitted Acquisition” means any Acquisition; provided that (a) no Default or Event of Default shall have occurred and be continuing or would result immediately after giving effect to such Acquisition and (b) the Company shall be in compliance with the financial covenants set forth in Section 6.12 on a Pro Forma Basis as of the end of the then most recently ended Test Period (and, in the case of any Qualified Material Acquisition, giving effect to any Leverage Increase Election that the Company intends to make (and, in accordance with Section 6.12(a), is permitted to make, it being understood that the Company shall then be obligated to make such election) upon the consummation of such Qualified Material Acquisition) after giving effect to such Acquisition and all related transactions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) landlords’, carriers’, warehousemens’, mechanics’, repairmens’, workmens’, materialmens’ and other like Liens arising in the ordinary course of business and securing amounts that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or similar laws and (ii) in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries;

(h) leases or subleases granted to third parties not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(i) (i) any interest or title of a lessor or sublessor under any lease (other than a lease resulting in a Capital Lease Obligation) not prohibited by this Agreement, (ii) any restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to or (iii) any subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

(j) deposits of cash with the owner or lessor of premises leased and operated by the Company or any Restricted Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(k) Liens arising from filing UCC financing statements relating solely to leases (other than leases resulting in Capital Lease Obligations) permitted by this Agreement;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) licenses or sublicenses of patents, trademarks and other intellectual property rights granted by Company or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(n) Liens that are contractual rights of set-off;

(o) any liability pursuant to a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration, as referred to in Section 2:404 (2) of the Dutch Civil Code);

(p) any Lien, guarantee or other liability, or otherwise, as a result of or in connection with the existence of a fiscal unity for Dutch corporate income tax purposes of which the Specified Dutch Subsidiary is a member;

(q) any right of set-off in favor of Dutch banks arising from their general banking conditions (algemene bankvoorwaarden); and

(r) any Liens over bank accounts arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) or any right of set-off pursuant thereto of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken);

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Indebtedness referred to in clause (c)(ii) or (d)(ii) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Pre-Spin Dividend” means a dividend or similar distribution to be paid in cash by Crane Company to the Company in connection with the Separation Transactions, provided that the aggregate amount thereof shall be no less than US$300,000,000.

“Prepayment Event” means:

(a) (i) any sale, transfer or other disposition (including by way of merger, consolidation or amalgamation) of any asset of the Company or any Restricted Subsidiary, including any sale or issuance to a Person other than the Company or any Restricted Subsidiary of Capital Stock in any Restricted Subsidiary, made pursuant to Section 6.04(p) or (ii) any Sale/Leaseback Transaction consummated by the Company or any Restricted Subsidiary after the Availability Date;

(b) any Casualty/Condemnation Event; or

(c) the incurrence by the Company or any Restricted Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio, Consolidated EBITDA or any other financial metric (including component definitions thereof) in connection with any Subject Transaction, that such Subject Transaction and each other Subject Transaction required to be given pro forma effect pursuant to Section 1.04(b) shall be deemed to have occurred as of the first day of the applicable Test Period and that:

(a) (i) in the case of the Separation, any Asset Disposition or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Acquisition or other Investment or any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment described in this clause (a) may be applied solely to the extent that such adjustment is consistent with the definition of Consolidated Net Income and Consolidated EBITDA (and, in the case of adjustments of the type subject to a cap in the definition of the term “Consolidated EBITDA”, such adjustments shall not exceed such cap);

(b) any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; and

(c) any Indebtedness incurred or assumed by the Company or any Restricted Subsidiary in connection therewith shall be deemed to have been incurred or assumed as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon more than one benchmark shall be determined to have been based upon the benchmark actually chosen, or if none, then based upon such optional rate chosen by the Company.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Consolidated Total Net Leverage Ratio for purposes of the definition of “Applicable Rate” or, subject to clause (i) set forth in Section 1.04(b), calculating the Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio for purposes of Section 6.12 (other than for the purpose of determining compliance with Section 6.12 on a Pro Forma Basis as a condition to taking any action under this Agreement), the Subject Transactions that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Pro Forma Financial Statements” means the unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 and the nine months ended September 30, 2022, in each case, included in the Form 10 and prepared after giving effect to the Separation and certain other transactions as described in the Form 10.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8) (D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.20(a).

“Qualified Material Acquisition” means any Acquisition by the Company or any Restricted Subsidiary in which the sum of (a) total consideration paid or payable by the Company and its Restricted Subsidiaries (including refinancing of any Indebtedness of the acquired Person) and (b) the aggregate principal amount of existing Indebtedness of the acquired Person (or the acquired division, product line or other business unit) assumed by the Company and its Restricted Subsidiaries is US$150,000,000 or more.

“Ratings” means, with respect to S&P or Moody’s, a rating by such rating agency of the senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Real Estate Asset” means all right, title and interest (fee, leasehold or otherwise) of the Company or any Subsidiary Guarantor in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Adjusted Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the Adjusted CDO Rate, 10:15 a.m., Toronto time, on the first date of such setting, (c) if such Benchmark is the Adjusted EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (d) if such Benchmark is Adjusted Daily Simple SOFR, then four RFR Business Days prior to such setting, (e) if such Benchmark is Daily Simple SONIA, then four RFR Business Days prior to such setting or (f) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any other Indebtedness that extends, renews, refinances or replaces such Original Indebtedness (or any prior Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement); (b) in the case of Refinancing Indebtedness with respect to Indebtedness permitted by Section 6.01(b), the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) in the case of Refinancing Indebtedness with respect to Indebtedness permitted by Section 6.01(b), such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the latest Maturity Date in effect on the date of such extension, renewal, refinancing or replacement; (d) such Refinancing Indebtedness, if secured, is not secured by any asset that does not secure (or, in the case of after-acquired property, would not have been required to secure) such Original Indebtedness; (e) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Restricted Subsidiary (other than a Subsidiary Guarantor) that shall not have been (or, in the case of after-acquired Subsidiaries, would not have been required to become a guarantor pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness (it being understood that any Person that was a guarantor in respect of such Original Indebtedness may be the primary obligor in respect of such Refinancing Indebtedness, and any Person that was the primary obligor in respect of such Original Indebtedness may be a guarantor in respect of such Refinancing Indebtedness); and (f) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations in right of payment, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations in right of payment on terms not materially less favorable (as reasonably determined by the Company), taken as a whole, to the Lenders.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (e) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Adjusted Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted CDO Rate, (c) with respect to any Term Benchmark Borrowing denominated in Euro, the Adjusted EURIBO Rate, (d) with respect to any RFR Borrowing denominated in US Dollars, the Adjusted Daily Simple SOFR and (e) with respect to any RFR Borrowing denominated in Pounds Sterling, the Daily Simple SONIA.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDO Screen Rate or (c) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate.

“Required Lenders” means, at any time, Lenders having Term Loans, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the aggregate principal amount of the Term Loans of all the Term Lenders, the Aggregate Revolving Credit Exposure and the aggregate unused Commitments of all Lenders at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the chief executive officer, president, any Financial Officer, secretary or assistant secretary of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of such Person so designated by any of the foregoing officers in a written notice to the Administrative Agent.

“Restricted Debt” means any Indebtedness of the type described in clause (a) or (b) of the definition of “Indebtedness” of the Company or any Restricted Subsidiary (other than Indebtedness among the Company and the Restricted Subsidiaries) that is contractually subordinated in right of payment to the Loan Document Obligations.

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.07(b).

“Restricted Lender” has the meaning assigned to such term in Section 1.09.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Company and (b) any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock in the Company.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Reuters” means Thomson Reuters Corporation, Refinitiv or any successor thereto.

“Revolving Availability Period” means the period from and including the Availability Date to the earlier of (a) the Revolving Maturity Date and (b) the date of termination of all the Revolving Commitments.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is US$500,000,000.

“Revolving Commitment Fee” has the meaning assigned to such term in Section 2.11(a).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the aggregate principal amount of such Lender’s Revolving Loans outstanding at such time and (b) its LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” has the meaning assigned to such term in Section 2.01.

“Revolving Maturity Date” means the fifth anniversary of the Availability Date; provided that if such day shall not be a Business Day, the Revolving Maturity Date shall be the immediately preceding Business Day.

“RFR” means (a) with respect to any Loan denominated in US Dollars, the Daily Simple SOFR and (b) with respect to any Loan denominated in Pounds Sterling, SONIA.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in US Dollars, a U.S. Government Securities Business Day and (b) for any Loan denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to a Daily Simple RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Restricted Subsidiary whereby the Company or such Restricted Subsidiary sells or transfers such property to any Person and the Company or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (which, on the Effective Date, consist of the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any relevant and applicable sanctioning authority of a European Union member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any relevant and applicable sanctioning authority of a European Union member state.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of its functions.

“Secured Obligations” has the meaning set forth in the Collateral Agreement, subject to Section 1.11 of this Agreement.

“Secured Parties” has the meaning set forth in the Collateral Agreement.

“Securities Act” means the United States Securities Act of 1933.

“Securitization” means any transfer by the Company or any Restricted Subsidiary of accounts receivable, proceeds thereof or interests therein or assets relating thereto to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable, proceeds thereof or interests therein or assets relating thereto; provided that any obligations arising therefrom do not permit or provide recourse to the Company or any Restricted Subsidiary (other than a Securitization Entity) or any property or asset of the Company or any Restricted Subsidiary (other than the property or assets of a Securitization Entity or any Capital Stock in a Securitization Entity), other than with respect to any representations, warranties, servicer obligations, covenants and indemnities entered into by the Company or any Restricted Subsidiary of a type that are reasonable and customary in “true sale” arrangements. The “amount” or “principal amount” of any Securitization shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization, net of any such accounts receivables or interests therein that have been written off as uncollectible.

“Securitization Entity” means any limited purpose Restricted Subsidiary that purchases accounts receivable of the Company or any Restricted Subsidiary pursuant to a Securitization.

“Security Documents” means the Collateral Agreement and each other security agreement or other instrument or document executed and delivered pursuant to any Loan Document to secure the Secured Obligations, in each case, solely to the extent, and for so long as, it is in effect in accordance with its terms.

“Separation” means the separation of the Company into two independent publicly-traded companies, as described more fully in the Form 10.

“Separation Agreements” means, collectively, a separation and distribution agreement, tax matters agreement, employee matters agreement and intellectual property matters agreement and any other agreements among the Company, Crane Company and their respective subsidiaries entered into in connection with the Separation and required to be filed as an exhibit to the Form 10.

“Separation Effective Date” means the date on which the Company consummates, in accordance with Section 5.13, the Crane Company Distribution.

“Separation Transactions” means, collectively, the Separation, the Crane Company Distribution, the Pre-Spin Dividend and the execution, delivery and performance of the Separation Agreements.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvency Certificate” means a certificate substantially in the form of Exhibit K or such other form as shall be approved by the Administrative Agent and the Company.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the sum of the liabilities (including contingent liabilities) of such Person and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of such Person and its subsidiaries, on a consolidated basis, (b) the present fair saleable value of the assets of such Person and its subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its subsidiaries as they become absolute and matured, (c) the capital of such Person and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on such date, (d) such Person and its subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise), and (e) such Person and its subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes hereof, the amount of any contingent liability shall be computed as the amount that, in light of all of the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.

“Specified Dutch Subsidiary” means CR Holdings C.V., a Dutch limited partnership (commanditaire vennootschap) having the chamber of commerce number 34154334.

“Specified Event of Default” means an Event of Default under Section 7.01(a), 7.01(b), 7.01(h), 7.01(i) or 7.01(j).

“Specified Provision” has the meaning assigned to such term in Section 1.09.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate or Adjusted CDO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (based on the definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Federal Reserve Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Transaction” means (a) the Transactions, (b) any Acquisition, (c) any Asset Disposition, (d) any incurrence of any Indebtedness (other than revolving Indebtedness), and the application of the proceeds thereof, and any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness), (e) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case, in accordance with Section 5.12 and/or (f) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving pro forma effect to such event; provided that any Acquisition or Asset Disposition (other than (i) the Separation Transactions and (ii) any Acquisition or Asset Disposition that constitutes an event referred to in clause (f) above) shall only be a “Subject Transaction” if such transaction involves total consideration of US$100,000,000 or more.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means, at any time, each Restricted Subsidiary party to the Guarantee Agreement at such time, it being understood that at such time as such Restricted Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms hereof, such Restricted Subsidiary shall cease to be a Guarantor.

“Successor Borrowing Subsidiary” has the meaning assigned to such term in Section 6.03(a).

“Successor Company” has the meaning assigned to such term in Section 6.03(a).

“Supported QFC” has the meaning assigned to such term in Section 9.20(a).

“Swap Obligations” means with respect to any Subsidiary Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agents” means Bank of America, N.A., Goldman Sachs Bank USA, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, in each case, their capacities as syndication agents for the credit facilities evidenced by this Agreement.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.

“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), valued added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the Adjusted CDO Rate or the Adjusted EURIBO Rate.

“Term Borrowing” means a Borrowing comprised of Term Loans.

“Term Commitment” means a Tranche A Term Commitment or any other Class of Term Commitment established pursuant to Section 2.21.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means a Tranche A Term Loan or any other Class of Term Loans established pursuant to Section 2.21.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means the first date on which (a) all Commitments have expired or terminated, (b) the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent obligations for which no claim or demand has been made on any Loan Party) have been paid in full in cash and (c) all Letters of Credit have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise, or deemed issued under another agreement, in each case, in a manner reasonably satisfactory to the applicable Issuing Bank) and all LC Disbursements have been reimbursed.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters of the Company then most recently ended for which consolidated financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, the most recent period of four consecutive fiscal quarters of the Company covered by the Historical Consolidated Financial Statements).

“Ticking Fee” has the meaning assigned to such term in Section 2.11(c).

“Ticking Fee Accrual Period” has the meaning assigned to such term in Section 2.11(c).

“Trade Date” has the meaning assigned to such term in Section 9.04(f)(i).

“Tranche A Term Borrowing” means a Borrowing comprised of Tranche A Term Loans.

“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan on the Availability Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche A Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The aggregate amount of the Lenders’ Tranche A Term Commitments as of the Effective Date is US$350,000,000.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

“Tranche A Term Loan” has the meaning assigned to such term in Section 2.01.

“Tranche A Term Maturity Date” means the date that is the third anniversary of the Availability Date; provided that if such day shall not be a Business Day, the Tranche A Term Maturity Date shall be the immediately preceding Business Day.

“Transactions” means (a) the Separation Transactions, (b) the execution, delivery and performance by the Borrowers of this Agreement and by any Loan Party of each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (c) the 2023 Notes Redemption.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the Adjusted CDO Rate, the Adjusted EURIBO Rate, the Alternate Base Rate or the Daily Simple RFR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, with respect to any Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the applicable law in the country where such Person is subject to home jurisdiction supervision if the applicable law require that such appointment is not to be publicly disclosed.

“Unrestricted Cash Amount” means, as of any date of determination, (a) 100% of the cash and Cash Equivalents owned on such date by the Company or any Restricted Subsidiary that is a Domestic Subsidiary and (b) 75.0% of the cash and Cash Equivalents owned on such date by any Restricted Subsidiary that is a Foreign Subsidiary; provided, in each case, that such cash and Cash Equivalents do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of the Company prepared in accordance with GAAP; provided further that cash and Cash Equivalents shall not be deemed restricted as a result of the Lien on the Collateral granted to the Administrative Agent.

“Unrestricted Subsidiary” means any Subsidiary that is designated by the Company as an Unrestricted Subsidiary pursuant to Section 5.12 and any subsidiary of such Subsidiary, other than, in each case, any such Subsidiary that is subsequently redesignated by the Company as a Restricted Subsidiary pursuant to Section 5.12.

“U.S.” or “United States” means the United States of America.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any Foreign Currency, the equivalent amount thereof in US Dollars determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of Section 1.05.

“US Dollars” or “US$” refers to lawful money of the United States.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Tax Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.20(a).

“USA PATRIOT Act” has the meaning assigned to such term in Section 9.16.

“Wholly-Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and foreign national qualifying shares to the extent required by applicable law) is owned by the Company and/or one or more Wholly-Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise or specifically provided for otherwise herein, (a) any definition of or reference to any agreement, instrument or other document herein (including any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.04, 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) without giving effect to the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board to the extent such application results in indebtedness being reflected on a balance sheet at an amount less than the stated principal amount thereof and (iv) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842 or any similar, successor or substitute accounting standard or codification), to the extent such change would require the recognition of right-of-use assets and lease liabilities that would not have been required to be classified as a capital lease under GAAP as in effect immediately prior to the adoption thereof. It is understood and agreed that when any term of an accounting or financial nature refers to a determination being made on a “consolidated basis” (other than any such reference in Section 3.04, 5.01(a) or 5.01(b)), when such reference is made with respect to the Company and the Restricted Subsidiaries (or any Restricted Subsidiary and its Restricted Subsidiaries), such determination shall exclude from such consolidation the accounts of the Unrestricted Subsidiaries.

(b) Notwithstanding anything to the contrary herein, (i) all financial ratios and tests (including the Consolidated Total Net Leverage Ratio and the Consolidated Interest Coverage Ratio) contained in this Agreement shall be calculated after giving pro forma effect to the incurrence of Indebtedness hereunder on the Availability Date and to the Separation Transactions and the 2023 Notes Redemption as if the Separation Transactions and the 2023 Notes Redemptions occurred on the Availability Date, provided that Consolidated EBITDA for each of the fiscal quarters referred to in the penultimate sentence of the definition of “Consolidated EBITDA” shall be as set forth in such sentence and shall not be subject to further pro forma adjustments on account of the Separation Transactions, and (ii) subject to Section 1.06, all financial ratios and tests (including the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio and, subject to the proviso set forth in clause (i) above, the Consolidated EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs (or with respect to any Test Period to determine whether any Subject Transaction is permitted to be consummated) shall be calculated with respect to such Test Period and such Subject Transaction (including such Subject Transaction that is to be consummated) on a Pro Forma Basis. Further, if since the beginning of any Test Period and on or prior to the date of any required calculation of any financial ratio or test, any Subject Transaction has occurred, then any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred as of the first day of the applicable Test Period, provided that, when calculating the Consolidated Total Net Leverage Ratio for purposes of the definition of “Applicable Rate” or, subject to clause (i) above, calculating the Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio for purposes of Section 6.12 (other than for the purpose of determining compliance with Section 6.12 on a Pro Forma Basis as a condition to taking any action under this Agreement), the Subject Transactions that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

SECTION 1.05. Exchange Rates. The Administrative Agent shall determine the US Dollar Equivalent of any Loan or Letter of Credit denominated in a Foreign Currency on each applicable Exchange Rate Date, in each case using the Exchange Rate for such Foreign Currency in relation to US Dollars, and such amount shall be the US Dollar Equivalent of such Loan or Letter of Credit until the next required calculation thereof pursuant to this sentence.

SECTION 1.06. Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary herein, after the Separation Effective Date, to the extent that the terms of this Agreement require (including any such requirement that is to be determined on a Pro Forma Basis) (i) compliance with any financial ratio or test (including any Consolidated Total Net Leverage Ratio test or compliance with Section 6.12 on a Pro Forma Basis as a condition to taking any action under this Agreement (but not the actual compliance with Section 6.12)) and/or any cap expressed as a percentage of Consolidated EBITDA, (ii) the accuracy of any representation or warranty or (iii) the absence of any Default or Event of Default (or any type of Default or Event of Default), in each case, as a condition to the consummation of any Limited Conditionality Transaction (or, in each case, as a condition to any assumption or incurrence of any Indebtedness (other than Revolving Loans) in connection therewith, including under any Incremental Facility Agreement, or any transaction relating thereto), the determination of whether the relevant condition is satisfied may be made, at the election of the Company, (A) in the case of any Acquisition or other Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Acquisition or other Investment (or, in the case of any Acquisition or other Investment made pursuant to a tender or similar offer, at the time of the commencement of such offer) or (y) the consummation of such Acquisition or other Investment and (B) in the case of any Asset Disposition, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Asset Disposition or (y) the consummation of such Asset Disposition, in each case, after giving effect on a Pro Forma Basis to the relevant Acquisition, Investment or Asset Disposition and, in each case, any assumption or incurrence of any Indebtedness in connection therewith, including under any Incremental Facility Agreement, and any other transactions relating thereto. For the avoidance of doubt, this Section 1.06(a) shall not apply to any extensions of credit under the Revolving Commitment, which extensions of credit shall be subject to the satisfaction or waiver of the conditions set forth in Section 4.03 on the date of such extension of credit as set forth therein.

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any Consolidated Total Net Leverage Ratio test, any Consolidated EBITDA test or compliance with Section 6.12 on a Pro Forma Basis as a condition to taking any action under this Agreement (but not the actual compliance with Section 6.12)), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be (or, in each case, such other time as is applicable thereto pursuant to paragraph (a) of this Section), and no Default or Event of Default shall be deemed to have occurred solely as a result of a subsequent change in such financial ratio or test.

(c) Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (including any Consolidated Total Net Leverage Ratio or Consolidated Interest Coverage Ratio test or compliance with Section 6.12 on a Pro Forma Basis) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including any Consolidated Total Net Leverage Ratio or Consolidated Interest Coverage Ratio test, but excluding compliance with Section 6.12 on a Pro Forma Basis) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that the Fixed Amounts (even if part of the same transaction or, in the case of Indebtedness, the same tranche, as any Incurrence-Based Amount) shall be disregarded in the calculation of the financial ratio applicable to the Incurrence-Based Amount, but giving full pro forma effect to any increase in the amount of Consolidated EBITDA (but not any increase in the Unrestricted Cash Amount) resulting from the applicable transaction consummated in reliance on, or with the use of proceeds of, the Fixed Amounts.

(d) It is understood and agreed that any Indebtedness, Lien, disposition, Investment, Restricted Payment or Restricted Debt Payment need not be permitted solely by reference to one clause or subclause of Section 6.01, 6.02, 6.04, 6.06 or 6.07, respectively, but may instead be permitted in part under any combination of clauses or subclauses of such Section, all as classified or, to the extent such alternative classification would have been permitted at the time of the relevant action, reclassified by the Company in its sole discretion at any time and from time to time, and shall constitute a usage of any availability under such clause or subclause only to the extent so classified or reclassified thereto; provided that the credit facilities established hereunder may only be permitted under Section 6.01(a) and may only be secured by Liens permitted pursuant to Section 6.02(a)(i). In addition, for purposes of determining compliance at any time with Section 6.06 or 6.07, the Company may from time to time, in its sole discretion, reclassify any

Investment, Restricted Payment or Restricted Debt Payment (or, in each case, all or any portion thereof) that was previously made under any basket other than a “ratio-based” basket as having been made under the “ratio-based” basket set forth in such Section if such Investment, Restricted Payment or Restricted Debt Payment (or, in each case, such portion thereof) would, using the figures as of the end of or for the most recently ended Test Period, be permitted under the “ratio-based” basket set forth in such Section.

(e) For purposes of determining compliance with this Agreement, the accrual of interest, the accrual of dividends, the accretion of accreted value, the amortization of original issue discount, the payment of interest or a dividend in the form of additional Indebtedness or additional shares of Capital Stock and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency shall not be deemed to be an incurrence of Indebtedness and, to the extent secured, shall not be deemed to result in an increase of the obligations so secured or to be a grant of a Lien securing any such obligations.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.08. Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any Liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for Liabilities of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.09. Blocking Regulations. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions and/or a Sanctioned Person (each, a “Specified Provision”) shall only apply to the extent that such Specified Provision would not result in a violation of or conflict with any Blocking Law. In the case of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Blocking Law, then, notwithstanding anything to the contrary in the definition of Required Lenders or Majority in Interest, for so long as such Restricted Lender shall be subject to a Blocking Law, the Commitments, Term Loans and Revolving Credit Exposure of such

Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

SECTION 1.10. Effectuation of Transactions. All the representations and warranties of the Company and the other Loan Parties contained in this Agreement and the other Loan Documents on the Availability Date shall be deemed made (a) after giving effect to the Transactions to occur on the Availability Date and (b) in the event that the Availability Date precedes the Separation Effective Date, both (i) without giving effect to the Separation Transactions and (ii) after giving effect to the Separation Transaction as if the Separation Transactions occurred on the Availability Date. All the representations and warranties of the Company and the other Loan Parties contained in this Agreement and the other Loan Documents that are deemed to be made on the Separation Effective Date shall be deemed made after giving effect to the Transactions to occur on the Separation Effective Date.

SECTION 1.11. Collateral Limitations. Notwithstanding anything to the contrary herein or in any other Loan Document, (a) the aggregate amount of the Secured Obligations, to the extent such Secured Obligations constitute “Indebtedness” (as defined in the 2018 Indenture as in effect on the Effective Date), secured by the “Principal Properties” (as defined in the 2018 Indenture as in effect on the Effective Date) shall be limited to the maximum amount that may be secured under Section 3.9(o) set forth in the 2018 Indenture (as the 2018 Indenture is in effect on the Effective Date), provided that (i) such limitation shall apply only for so long as the 2048 Notes are outstanding and (ii) it is understood that such limitation does not apply with respect to the amount of the Secured Obligations secured by any assets or properties of the Company or any Subsidiary Guarantor that do not constitute “Principal Properties” (as so defined) and (b) the aggregate amount of the Secured Obligations, to the extent such Secured Obligations constitute “Indebtedness” (as defined in the 2013 Indenture as in effect on the Effective Date), shall be limited to the maximum amount that may be secured under Section 3.9(l) set forth in the 2013 Indenture (as the 2013 Indenture is in effect on the Effective Date), provided that such limitation shall apply only for so long as the 2023 Notes are outstanding.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender agrees to make revolving loans (each, a “Revolving Loan”) to any Borrower in any Agreed Currency from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Credit Exposure exceeding the Aggregate Revolving Commitments and (b) each Tranche A Term Lender agrees to make a term loan (each, a “Tranche A Term Loan”) to the Company in US Dollars on the Availability Date in a principal amount not exceeding such Lender’s Tranche A Term Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of the Tranche A Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised of (i) in the case of Term Borrowings or Revolving Borrowings denominated in US Dollars, Term SOFR Loans or ABR Loans, as the applicable Borrower may request in accordance herewith, (ii) in the case of Revolving Borrowings denominated in Canadian Dollars, CDOR Loans, (iii) in the case of Revolving Borrowings denominated in Euro, EURIBOR Loans and (iv) in the case of Revolving Borrowings denominated in Pounds Sterling, SONIA Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in aggregate amount that is equal to such outstanding Borrowing and (ii) a Term Benchmark Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of total Commitments of such Class or, in the case of any Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). At the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that any ABR Borrowing or RFR Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or, in the case of any Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings and RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Borrowing.

SECTION 2.03. Requests for Borrowings. To request a borrowing of Revolving Loans or Term Loans, the applicable Borrower shall notify the Administrative Agent of such request by delivering to the Administrative Agent a written Borrowing Request, executed by a Responsible Officer of such Borrower, (a) in the case of a Term Benchmark Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of such proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euro or Canadian Dollars, not later than 12:00 p.m., New York City time, four Business Days before the date of such proposed Borrowing, (c) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of such proposed Borrowing and (d) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of such proposed Borrowing (or, in each case, such later date or time as the Administrative Agent may agree to). Each Borrowing Request shall be irrevocable. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and the aggregate principal amount of the requested Borrowing;

(ii) the Class of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) the Type of such Borrowing;

(v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account to which funds are to be disbursed (which, if not an account of the applicable Borrower located in the United States, shall be reasonably acceptable to the Administrative Agent) or, in the case of any Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing and (B) in the case of a Borrowing denominated in a Foreign Currency, a Borrowing of such Type as is permitted for such a Foreign Currency under Section 2.02(b). If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no election as to currency is specified with respect to any Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time (or, in the case of ABR Loans, if later, the time that is two hours after the delivery to the Administrative Agent of the applicable Borrowing Request), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the account designated by such Borrower in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the applicable Overnight Rate or (ii) in the case of a Borrower, the interest rate applicable to the subject Loan. If any such amount required to be paid by any Lender is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate set forth in clause (i) above plus 2% per annum. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then such amount (exclusive of interest paid by such Lender to the Administrative Agent under this Section 2.04(b)) shall constitute such Lender’s Loan included in such Borrowing. If the applicable Borrower and the applicable Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. Any payment by any Borrower pursuant to this Section 2.04(b) shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit denominated in any Agreed Currency for its own account or, so long as such Borrower is a joint and several co-applicant with respect thereto, for the account of a Restricted Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period; provided that, notwithstanding any such request or anything else to the contrary set forth herein, any issuance, amendment or extension of any Letter of Credit by any Issuing Bank shall be in sole discretion (and without any obligation) of such Issuing Bank. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower or any of its Restricted Subsidiaries to, or entered into by any Borrower or any of its Restricted Subsidiaries with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section) and the other Loan Documents, to be a Letter of Credit issued hereunder. A Letter of Credit issued by any Issuing Bank will only be, unless otherwise agreed by such Issuing Bank in its sole discretion, a standby Letter of Credit.

(b) Notice of Issuance, Amendment or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section 2.05)), a Borrower shall email (or transmit by other electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend or extend such Letter of Credit. If requested by any Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the total LC Exposure will not exceed US$50,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the Applicable LC Sublimit of such Issuing Bank (unless otherwise agreed by such Issuing Bank in its sole discretion), (iii) the Aggregate Revolving Credit Exposures shall not exceed the Aggregate Revolving Commitments and (iv) the Revolving Credit Exposure of any Revolving Lender shall not exceed the Revolving Commitment of such Lender.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, the reduction or termination of the Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.03, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Administrative Agent or the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.03(a) or 4.03(b) would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent (x) in the case of any LC Disbursement in US Dollars, in US Dollars the amount of such LC Disbursement and (y) in the case of any LC Disbursement in any Foreign Currency, in US Dollars an amount equal to the US Dollar Equivalent (for this purpose, calculated based on the Exchange Rate as of the date such Issuing Bank made such LC Disbursement, with the Exchange Rate to be determined based on the rate of exchange for the purchase of such Foreign Currency with US Dollars) of such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to such Borrower, in such Foreign Currency the amount of such LC Disbursement), in each case, not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with (A) to the extent such LC Disbursement was made in US Dollars, an ABR Revolving Borrowing in an amount equal to such LC Disbursement or (B) to the extent such LC Disbursement was made in a Foreign Currency, a Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing, as applicable, in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing. If the applicable Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof (and the currency thereof) and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent, in the applicable Agreed Currency, its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.04 with respect to Revolving Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If any Borrower’s reimbursement of, or obligation to reimburse, any LC Disbursement denominated in a Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in US Dollars, such Borrower shall, at its option, either (1) pay the amount of any such Tax requested by the Administrative Agent, the applicable Issuing Bank or the applicable Lender or (2) reimburse such LC Disbursement made in such Foreign Currency in US Dollars in an amount calculated as set forth in clause (y) above.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments, (v) any adverse change in the relevant exchange rates or in the availability of the applicable Foreign Currency to such Borrower or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05(f), constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of a court of competent jurisdiction determining, in a final and nonappealable judgment, gross negligence or willful misconduct on the part of such Issuing Bank, the applicable Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of a Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit, and such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by email) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank for such LC Disbursement and shall not relieve the Revolving Lenders of their obligations with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the event such LC Disbursement is denominated in a Foreign Currency, at the Overnight Rate for such Foreign Currency plus the then effective Applicable Rate with respect to Term Benchmark Revolving Loans or RFR Revolving Loans, as applicable, denominated in such Foreign Currency), and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(f) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent (such agreement not to be unreasonably withheld, conditioned or delayed) and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to amend or extend any Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) on the date five Business Days prior to the Revolving Maturity Date, any Letter of Credit shall remain outstanding, then, in either case, on the Business Day that a Borrower receives notice from the Administrative Agent or the Majority in Interest of the Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in US Dollars equal to the LC Exposure (or, in the case of clause (ii) above, 103% of the LC Exposure) attributable to any Letters of Credit issued for its account as of such date plus any accrued and unpaid interest thereon; provided that (A) the portions of such amount attributable to Letters of Credit or LC Disbursements denominated in any Foreign Currency shall be made in such Foreign Currency and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(h), 7.01(i) or 7.01(j). The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b)(iii) or 2.23. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Loan Document Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made upon the request of the applicable Borrower and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in this Agreement or in any other the Loan Document, be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure attributable to any Letters of Credit issued for its account at such time or, if the maturity of the Loans has been accelerated (but subject to (x) the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure and (y) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), be applied to satisfy other Loan Document Obligations). If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid), together with interest or profits, if any, earned upon the investment of such amount, shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived and the Administrative Agent shall have received a written notice from the Company to that effect. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b)(iii), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.23, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.

(k) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, any Restricted Subsidiary that is not a Borrower, or states that any Restricted Subsidiary that is not a Borrower is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the applicable Borrower that requested the issuance of such Letter of Credit (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of such Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for the Restricted Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of the Restricted Subsidiaries.

(l) LC Exposure Determination. For all purposes of this Agreement, (i) unless otherwise specified herein, the amount of any Letter of Credit at any time shall be deemed to be the US Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the US Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time, and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and the Revolving Lenders shall remain in full force and effect until the applicable Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(m) Issuing Bank Reports to the Administrative Agent. Each Issuing Bank shall advise the Administrative Agent of the issuance, amendment or expiration of any Letter of Credit and of any payment thereunder as of the end of each calendar month, and each Issuing Bank shall also report to the Administrative Agent such other information with respect to Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.06, the applicable Borrower shall notify the Administrative Agent of such election by delivering to the Administrative Agent a written Interest Election Request, executed by a Responsible Officer of such Borrower, by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and the principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision herein, this Section 2.06 shall not be construed to permit any Borrower to (x) change the currency of any Borrowing, (y) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (z) convert any Borrowing to a Borrowing of a Type not available for such Borrowing pursuant to Section 2.02.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Revolving Borrowing denominated in US Dollars, such Borrowing shall be converted to an ABR Borrowing, (ii) in the case of a Term Borrowing, such Borrowing shall automatically continue as a Term Benchmark Borrowing with an Interest Period of one month and (iii) in the case of a Revolving Borrowing denominated in a Foreign Currency, such Borrowing shall automatically continue as a Term Benchmark Borrowing in the same Foreign Currency with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) with respect to any Borrower, the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as any Event of Default is continuing (A) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a Term Benchmark Borrowing, (B) unless repaid, each Term Benchmark Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (C) unless repaid, each Term Benchmark Borrowing denominated in a Foreign Currency shall automatically be continued as a Term Benchmark Borrowing with an Interest Period of one month.

SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Revolving Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Revolving Maturity Date and (ii) the Tranche A Term Commitments shall automatically terminate on the earlier of (A) immediately following the making of the Tranche A Term Loans on the Availability Date and (B) 5:00 p.m., New York City time, on the Availability Date. In addition, all the Commitments shall automatically terminate (x) on the date on which the Company, Crane Company or any of their respective subsidiaries shall have publicly announced the termination or abandonment of the Separation, (y) on the date of the consummation of the Crane Company Distribution (effective immediately after such consummation), unless the Availability Date occurred prior to, or occurs substantially concurrently with, the consummation of the Crane Company Distribution, and (z) unless the Availability Date shall have occurred prior to such date, on August 31, 2023.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Credit Exposures would exceed the Aggregate Revolving Commitments.

(c) The Company (on behalf of itself and the Borrowing Subsidiaries) shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if any such condition is not satisfied. Any termination or reduction of the Commitments of any Class then in effect shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. No reduction of the Commitments pursuant to this Section 2.07 shall affect the ability of the Company to subsequently increase the Commitments in accordance with Section 2.21.

SECTION 2.08. Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower on the Revolving Maturity Date in the Agreed Currency of such Loan and (ii) in the case of the Company, to the Administrative Agent for the account of each Tranche A Term Lender the then unpaid principal amount of each Tranche A Term Loan of such Lender as provided in Section 2.09. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Foreign Borrowing Subsidiary shall be liable hereunder for any of the Loans made to, or any other obligation incurred solely by or on behalf of, any Domestic Borrower.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Agreed Currency, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement; provided further that, in the event of any inconsistency between records maintained by the Administrative Agent and any Lender’s records, the records of the Administrative Agent shall govern.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09. Amortization of Term Loans. (a) The Company shall repay Tranche A Term Borrowings on the last day of each fiscal quarter, commencing with the last day of the first full fiscal quarter ending after the Availability Date, in an amount for each such day equal to (i) with respect to the last day of each of the first through fourth full fiscal quarters ending after the Availability Date, 0.625% of the aggregate principal amount of the Tranche A Term Loans made on the Availability Date and (ii) with respect to the last day of each subsequent full fiscal quarter ending after the Availability Date, 1.25% of the aggregate principal amount of the Tranche A Term Loans made on the Availability Date, each case as such amounts may be adjusted pursuant to paragraph (d) of this Section.

(b) The Company shall repay Incremental Term Loans of any Class in such amounts and on such date or dates as shall be specified therefor in the applicable Incremental Facility Agreement establishing the Incremental Term Loans of such Class, as such amounts may be adjusted pursuant to paragraph (d) of this Section or pursuant to such Incremental Facility Agreement.

(c) To the extent not previously paid, (i) all Tranche A Term Borrowings shall be due and payable on the Tranche A Term Maturity Date and (ii) all Incremental Term Loans of any Class shall be due and payable on the maturity date established therefor in the applicable Incremental Facility Agreement.

(d) Any prepayment of a Tranche A Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Tranche A Term Borrowings to be made pursuant to this Section in direct order of maturity or as otherwise directed by the Company in the applicable notice of prepayment; provided that any prepayment of Tranche A Term Borrowings made pursuant to Section 2.10(b) shall be applied to reduce the next eight (8) subsequent scheduled repayments of the Tranche A Term Borrowings in direct order of maturity and then ratably to the remaining scheduled repayments based on the amount of such scheduled repayments. Any prepayment of Incremental Term Loans of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section as shall be specified in the applicable Incremental Facility Agreement.

(e) If more than one Term Borrowing of the applicable Class shall then be outstanding, prior to any repayment of any Term Borrowings of any Class under this Section the applicable Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing of such selection. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amounts repaid.

SECTION 2.10. Prepayment of Loans. (a) Voluntary Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section 2.10.

(b) Mandatory Prepayments. (i) In the event that the Company or any of its Restricted Subsidiaries receives Net Proceeds in respect of any Prepayment Event described in clause (a) or (b) of the definition of such term, in each case, in excess of US$25,000,000 with respect to any such single Prepayment Event (or series of related Prepayment Events), the Company shall, not later than the third Business Day following the receipt thereof, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of Term Loans in accordance with Section 2.10(b)(iv); provided that if prior to the date on which any such prepayment is required to be made, the Company notifies the Administrative Agent that the Company or its Restricted Subsidiaries intend to reinvest such Net Proceeds in long-term assets used or useful in the business of the Company or any of its Restricted Subsidiaries (including any reinvestment in the form of an Acquisition and, in the case of any Casualty/Condemnation Event, any repair or replacement of the relevant assets), then, so long as no Event of Default exists at the time of delivery of such notice, the Company shall not be required to make a prepayment under this Section 2.10(b)(i) in respect of such Net Proceeds, provided further, that, to the extent any such Net Proceeds have not been so reinvested within 12 months following receipt thereof (or, if the Company or any of its Restricted Subsidiaries has committed so to reinvest such Net Proceeds during such 12-month period, within 180 days after the expiration of such 12-month period) the Company shall promptly (and in any event no later than the third Business Day after the expiration of the applicable period) prepay the Term Loans in accordance with the terms hereof (but without giving effect to this proviso) in an aggregate principal amount equal to the amount of such Net Proceeds not so reinvested.

(ii) In the event that the Company or any of its Restricted Subsidiaries receives Net Proceeds in respect of any Prepayment Event described in clause (c) of the definition of such term, the Company shall, promptly upon (and in any event not later than first Business Days after) the receipt of such Net Proceeds by the Company or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of Term Loans in accordance with Section 2.10(b)(iv).

(iii) If, at any time, other than as a result of fluctuations in currency exchange rates, the Aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Commitments, the Borrowers shall immediately prepay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j), as applicable, in an aggregate principal amount sufficient to cause the Aggregate Revolving Credit Exposure to be less than or equal to the Aggregate Revolving Commitments. If, at any time, the Aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Commitments as a result of fluctuations in currency exchange rates, then (A) if the Aggregate Revolving Credit Exposure does not exceed 105% of the Aggregate Revolving Commitments, on the last day of any Interest Period for any Term Benchmark Revolving Borrowing, and on each other date on which any RFR Revolving Borrowing or any ABR Revolving Borrowing is outstanding, the Borrowers shall prepay the Revolving Loans in an aggregate amount equal to the lesser of (x) the aggregate principal amount of the applicable Revolving Loans referred to above and (y) the amount sufficient to eliminate such excess and (B) if the Aggregate Revolving Credit Exposure exceeds 105% of the Aggregate Revolving Commitments, the Borrowers shall immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j), as applicable, in an aggregate principal amount sufficient to cause the Aggregate Revolving Credit Exposure to be less than or equal to the Aggregate Revolving Commitments.

(iv) Each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied ratably to each Class of Term Loans then outstanding.

(v) Notwithstanding anything in Section 2.10(b)(i) to the contrary:

(A) the Company shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.10(b)(i) to the extent that (as reasonably determined by the Company) the relevant Net Proceeds are received by any Restricted Subsidiary for so long as the repatriation to the Company of such Net Proceeds would or could reasonably be expected to be, in the reasonable determination of the Company, prohibited or delayed under any applicable law or conflict with the fiduciary duties of such Restricted Subsidiary’s directors, or result in, or could reasonably be expected to result in, personal or criminal liability for any officer, director, employee, manager or member of management of such Restricted Subsidiary (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions, for a period not to exceed 12 months from the date of the event giving rise to such repatriation, required by applicable law to permit such repatriation without such consequences (but without any requirement to incur fees or other expense (other than any de minimus fees or expenses))); it being understood that to the extent the repatriation of the relevant affected Net Proceeds is permitted under the applicable law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, personal or criminal liability for the Persons described above, in either case, within 12 months from the date of the event giving rise to such repatriation, the relevant Restricted Subsidiary will promptly repatriate the relevant Net Proceeds and the repatriated Net Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against such Net Proceeds as a result thereof) to the repayment of the Term Loans pursuant to Section 2.10(b)(i) to the extent required therein (without regard to this clause (A)); and

(B) if the Company reasonably determines that the repatriation to the Company as a distribution or dividend of any Net Proceeds required to mandatorily prepay the Term Loans pursuant to Section 2.10(b)(i) that are attributable to Restricted Subsidiaries would or could reasonably expect to result in adverse Tax consequences (other than immaterial adverse Tax consequences) (including any withholding Tax) to the Company or any Restricted Subsidiary (such amount, a “Restricted Amount”), the amount that the Company shall be required to mandatorily prepay pursuant to Section 2.10(b)(i) shall be reduced by the Restricted Amount; it being understood that to the extent that the repatriation of the relevant Net Proceeds from the relevant Restricted Subsidiary would no longer have such adverse Tax consequence within 12 months from the date of the event giving rise to such repatriation, an amount equal to the Restricted Amount shall be promptly (and in any event not later than two Business Days after such repatriation) applied to the repayment of the Term Loans pursuant to Section 2.10(b)(i) to the extent required therein (without regard to this clause (B)).

(c) Notice. The applicable Borrower shall notify the Administrative Agent by email or telephone (confirmed in writing by email) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of such prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in Euro or Canadian Dollars, not later than 12:00 p.m., New York City time, four Business Days before the date of such prepayment, (iii) in the case of prepayment of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of such prepayment or (iv) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of such prepayment (or, in the case of any mandatory prepayment, such later time as shall be practicable under the circumstances) or, in each case, such later date or time as the Administrative

Agent may agree. Each such notice shall be irrevocable and shall specify (in the case of any mandatory prepayment, in accordance with the requirements of Section 2.10(b)) the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any such notice delivered by any Borrower may state that such notice is conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if any such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees. (a) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, in US Dollars, for the account of each Revolving Lender, a commitment fee (the “Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Availability Date to but excluding the date on which such Revolving Commitment terminates. Revolving Commitment Fees accrued though and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the Availability Date; provided that accrued Revolving Commitment Fees shall also be payable on the date on which the Revolving Commitments terminate. All Revolving Commitment Fees pursuant to this Section 2.11(a) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of each period).

(b) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay (i) to the Administrative Agent, in US Dollars, for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue at the same Applicable Rate as that used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Availability Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, in US Dollars, for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed between the Company and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Availability Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as each Issuing Bank’s reasonable and standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day following such last day, commencing on the first such date to occur after the Availability Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a ticking fee (a “Ticking Fee”), which shall accrue at 0.25% per annum on the average aggregate daily amount of the Commitments of such Lender, during the period (i) from and including the date that is 45 days after the Effective Date to but excluding (ii) the earlier of the Availability Date and the date of termination of all Commitments (such period, the “Ticking Fee Accrual Period”). Accrued Ticking Fees shall payable in full on the last day of the Ticking Fee Accrual Period. All Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of Revolving Commitment Fees, participation fees and Ticking Fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances (except, in the case of demonstrable error in the calculation of such fees, the excess of the fees paid in respect of such erroneous calculation over the correctly calculated amount of such fees).

SECTION 2.12. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Loans comprising each CDOR Borrowing shall bear interest at the Adjusted CDO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) The Loans comprising each RFR Borrowing shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan, any LC Disbursement or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or LC Disbursement, 2% plus the rate otherwise applicable as provided in the preceding paragraphs of this Section or in Section 2.05(h) and (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(g) Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, upon termination of the Revolving Commitments (in the case of accrued interest on Revolving Loans) and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (f) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) Interest computed by reference to the Term SOFR, the Daily Simple SOFR, the EURIBO Rate or, subject to the next sentence, the Alternate Base Rate shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple SONIA, the Adjusted CDO Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, other than in the case of Adjusted CDO Rate, 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Adjusted Term SOFR, Alternate Base Rate, Adjusted EURIBO Rate, Adjusted CDO Rate and Daily Simple RFR shall be determined by the Administrative Agent in accordance with this Agreement, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest.

(a) Subject to Section 2.13(b), if:

(i) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR, the Adjusted EURIBO Rate or the Adjusted CDO Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that the Adjusted Term SOFR, the Adjusted EURIBO Rate or the Adjusted CDO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in any RFR Borrowing;

then the Administrative Agent shall give notice thereof to the Company and the Lenders (which may be by telephone or electronic mail) as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) and (B) in the case of Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective.

Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) on such day and (B) in the case of Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread, and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective only after written notice thereof to the Company but otherwise without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR, the EURIBO Rate or the CDO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for borrowing of, conversion to or continuation of a Term Benchmark Borrowing or RFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) such Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (1) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (B) any request for any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13(b), (A) in the case of Loans denominated in US Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (1) an RFR Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) in the case of Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted CDO Rate or Adjusted EURIBO Rate, as applicable) or Issuing Bank;

(ii) impose on any Lender, any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payments to be made by or on account of any obligation of any Borrower hereunder to any Taxes on its loans, commitments or other obligations or letters of credit, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes);

and the result of any of the foregoing shall be to increase the cost to such Person of making, converting or maintaining any Loan or of maintaining its obligation to make any Loan or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), then, following receipt of the certificate described in paragraph (c) of this Section, the Company will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, following receipt of the certificate described in paragraph (c) of this Section, the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) and shall be conclusive absent manifest error. The Company shall pay (or cause to be paid) such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate any Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company (on behalf of itself and the Borrowing Subsidiaries) of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding anything contained herein to the contrary, a Lender shall not be entitled to any compensation pursuant to this Section 2.14 unless such Lender is imposing such charges or requesting such compensation (or is commencing to do so) from borrowers under comparable syndicated credit facilities as a matter of general practice or policy.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith), or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) and shall be conclusive absent manifest error. The applicable Borrower shall pay (or cause to be paid) such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The applicable Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)(i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Company (on behalf of itself and the Borrowing Subsidiaries) and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation or information prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii)(A), 2.16(e)(ii)(B) or 2.16(e)(iii)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) a copy of executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Tax Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” within the meaning of Section 871(h)(3)(B) of the Tax Code of any Borrower that is a U.S. Person or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Tax Code (a “U.S. Tax Compliance Certificate”) and (y) a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, a copy of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine withholding or deduction required to be made; and

(iii) if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Tax Code, as applicable), such Lender shall deliver to the Administrative Agent and the Company at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Company, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Tax Code) and such additional documentation reasonably requested by the Administrative Agent or the Company as may be necessary for the Administrative Agent and the Company to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the applicable Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank, and the term “Foreign Lender” includes any Issuing Bank that is a not a U.S. Person.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to (i) in the case of payments denominated in US Dollars, 2:00 p.m., New York City time, and (ii) in the case of payments denominated in a Foreign Currency, the Applicable Time specified by the Administrative Agent, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent, for the account of the applicable Lenders or Issuing Banks, to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except payments to be made directly to any Issuing Bank as expressly provided herein shall be so made directly and except that payments pursuant to

Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. The Administrative Agent shall distribute any such payments, in the same currency, received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Loan or the issuance of any Letter of Credit denominated in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such Loan or Letter of Credit is denominated (the “Original Currency”) no longer exists or any Borrower is not able to make payment as required hereunder in such Original Currency, then all payments to be made by such Borrower hereunder in such Original Currency shall instead be made when due in US Dollars in an amount equal to the US Dollar Equivalent (determined as of the date of payment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) At any time that payments are not required to be applied in the manner required by Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements, and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or participations in LC Disbursements, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (in each case, for the avoidance of doubt, as in effect from time to time), including Sections 2.21, 2.22 and 2.24, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Company (on behalf of itself and the Borrowing Subsidiaries) prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or any Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, as the case may be, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e) In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.01(c), shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Consolidated Total Net Leverage Ratio), then, if such inaccuracy is discovered prior to the Termination Date, the Borrowers shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such inaccuracy.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender or Issuing Bank requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.16, then such Lender or Issuing Bank shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans or issuing its Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company (on behalf of itself and the Borrowing Subsidiaries) hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender provides a notice under Section 2.24, or (v) any Lender fails to consent to any amendment or waiver which requires the consent of all of the Lenders (or all affected Lenders or all the Lenders of the affected Class) and which has been consented to by the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, by a Majority in Interest of the Lenders of the affected Class), then the Company (on behalf of itself and the Borrowing Subsidiaries) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an assignee that shall assume such obligations (which assignee (x) may be another Lender, if such Lender accepts such assignment, and (y) shall be a Person to which an assignment would be permitted under Section 9.04); provided that (A) the Company (on behalf of itself and the Borrowing Subsidiaries) shall have received the prior written consent of the Administrative Agent and, if a Revolving Commitment or LC Exposure is being assigned, each Issuing Bank (each such consent not to be unreasonably withheld, delayed or conditioned) solely if such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such assignee, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular

Class) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company (on behalf of itself and the Borrowing Subsidiaries) to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this paragraph (b), it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such assignment and delegation (provided that the failure of any Lender replaced pursuant to this paragraph (b) to execute an Assignment and Assumption shall not render such assignment and delegation invalid) and such assignment and delegation shall be recorded in the Register. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s sole discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph (b).

SECTION 2.19. Borrowing Subsidiaries. (a) After the later of the Availability Date and the Separation Effective Date, the Company may designate, upon written notice to the Administrative Agent not less than five Business Days (or, in the case of a proposed Foreign Borrowing Subsidiary, not less than ten Business Days) prior to the date of such designation (and, solely with respect to the designation of a Foreign Borrowing Subsidiary, with the consent of the Administrative Agent, each Revolving Lender and each Issuing Bank), any Restricted Subsidiary that is a Wholly-Owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Restricted Subsidiary and the Company, and upon such delivery, and subject to the satisfaction of the conditions set forth in Section 4.04, such Restricted Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. The Company may cause any Borrowing Subsidiary to cease to be a party to this Agreement by executing and delivering to the Administrative Agent a Borrowing Subsidiary Termination, whereupon such Restricted Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the foregoing, no such Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan made directly to such Borrowing Subsidiary, or any Letter of Credit or obligation to reimburse LC Disbursements of such Borrowing Subsidiary, shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further borrowings or obtain further Letters of Credit under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

(b) Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request, any Interest Election Request and any request for an issuance, amendment or extension of a Letter of Credit) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 9.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified.

SECTION 2.20. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower or any Guarantor under any Loan Document in the currency expressed to be payable therein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which such judgment is given. The obligation of the Borrowers and the Guarantors in respect of any such sum due from it to the Administrative Agent, any Lender or any Issuing Bank under any Loan Document shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, of any sum adjudged to be so due in such other currency the Administrative Agent, such Lender or such Issuing Bank, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such Issuing Bank, as the case may be, against such loss. If the amount of the specified currency so purchased exceeds (a) the sum originally due to the Administrative Agent, any Lender or any Issuing Bank, as the case may be, in the specified currency and (b) in the case of any Lender, any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17(c), the Administrative Agent, such Lender or such Issuing Bank, as the case may be, agrees to remit such excess to the Company, on behalf of such Borrower.

SECTION 2.21. Incremental Facilities. (a) The Company may, on one or more occasions after the later of the Availability Date and the Separation Effective Date, by written notice to the Administrative Agent, request (i) the establishment, during the Revolving Availability Period, of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments; provided that (A) the aggregate amount of all the Incremental Commitments established hereunder shall not exceed US$425,000,000 and (B) any Incremental Commitments established hereunder shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (or, in each case, such lesser amount as shall be the remaining portion of the maximum Incremental Commitments permitted to be established pursuant to clause (A) or to which the Administrative Agent may reasonably agree). Each such notice shall specify (x) the date on which the Company proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective and (y) the amount of the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, requested to be established (it being agreed that (1) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment, and (2) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank (each such approval not to be unreasonably withheld, delayed or conditioned) solely if such approval would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such Incremental Lender).

(b) The terms and conditions of any Incremental Revolving Commitment and the Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that, if the Company determines to increase the interest rate or fees payable in respect of Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Revolving Commitments or Revolving Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, as the case may be; provided further that the Company, at its election, may pay upfront, closing or other fees with respect to the establishment of Incremental Revolving Commitments without paying such fees with respect to the other Revolving Commitments. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche A Term Commitments and the Tranche A Term Loans; provided that (i) the final scheduled maturity date of any Incremental Term Loans shall not be earlier than the latest Maturity Date with respect to any Class of Term Loans in effect on the date of incurrence of such Incremental Term Loans (or, if no Term Loans are outstanding hereunder as of such date, then the latest Revolving Maturity Date in effect on such date), (ii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the longest remaining weighted average life to maturity of any Class of Term Loans outstanding on the date of incurrence of such Incremental Term Loans (determined without giving effect to any prepayment thereof that would otherwise modify such weighted average life to maturity), it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by the Company and the applicable Incremental Term Lenders, (iii) such Incremental Term Loans may participate in any mandatory prepayments hereunder on a pro rata basis (or on a basis that is less than pro rata) with the other Term Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the other Term Loans, (iv) such Incremental Term Loans shall be extensions of credit to the Company that are Guaranteed only by the Subsidiary Guarantors, shall be secured by the Collateral on an equal and ratable basis with the other Loans and shall rank pari passu in right of payment with the other Loans, and (v) except for the terms referred to above and except with respect to “effective yield” and components thereof, including interest, fees and premiums, (A) the terms of any Incremental Term Loans shall be identical to those applicable to the Tranche A Term Loans (other than such terms that are applicable only to periods after the latest Maturity Date in effect on the date of the incurrence of such Incremental Term Loans) or (B) any terms of such Incremental Term Loans that are more favorable to the Incremental Lenders thereof than those contained in this Agreement and the other Loan Documents are then conformed (or added) to this Agreement or the applicable other Loan Documents for the benefit of all the Lenders; provided that any Incremental Term Loans may contain mandatory prepayment requirements that are not applicable to the Revolving Commitments or Revolving Loans. In the event any Incremental Term Loans have the same terms as any existing Class of Term Loans then outstanding (disregarding any differences in original issue discount or upfront fees or scheduled amortization if not affecting, or is required to preserve, the fungibility thereof for U.S. federal income tax purposes), such Incremental Term Loans may, at the election of the Company, be treated as a single Class with such outstanding Term Loans, and the scheduled amortization installments set forth in Section 2.09 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Incremental Term Loans.

(c) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) subject to Section 1.06, on the date of effectiveness thereof and after giving pro forma effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments is funded as Loans on such date) and all the related transactions, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects), in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, provided that, notwithstanding the foregoing requirements of this clause (i) or anything to the contrary in Section 4.03, if any Incremental Term Commitments are established in connection with any Acquisition or a similar Investment that, in each case, is a Limited Conditionality Transaction and the Incremental Term Lenders providing such Incremental Term Commitments so agree, the conditions to effectiveness of such

Incremental Term Commitments and to the funding of Incremental Term Loans thereunder set forth in this clause (i) and in Section 4.03 may be modified as agreed by the Company and such Incremental Term Lenders to limit such conditions to customary “SunGard” or “certain funds” conditionality, (ii) subject to Section 1.06, on the date of effectiveness thereof and after giving pro forma effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments is funded as Loans on such date, but without netting the cash proceeds thereof in the calculation of the Consolidated Total Net Leverage Ratio) and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12 on a Pro Forma Basis (in each case, calculated as of the last day of or for the Test Period then most recently ended and, in the case of any Incremental Term Commitments established in connection with a Qualified Material Acquisition, giving effect to any Leverage Increase Election that the Company intends to make (and, in accordance with Section 6.12(a), is permitted to make, it being understood that the Company shall then be obligated to make such election) upon the consummation of such Qualified Material Acquisition), and (iii) the Company shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other closing documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 4.02 on the Availability Date) by the Administrative Agent in connection with any such transaction.

(d) Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, as determined by the Administrative Agent and the Company, to give effect to the provisions of this Section, including any amendments necessary to establish new Classes of Loans and/or Commitments hereunder (including for purposes of voting (it being agreed that such new Class of Loans and Commitments may be included in the definition of “Required Lenders” and “Majority in Interest” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 9.02)) or to reflect an increase in any existing Class of Loans and/or Commitments and any technical amendments relating thereto.

(e) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Applicable Percentages of all the Revolving Lenders shall automatically be adjusted to give effect thereto.

(f) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as it determines to be reasonably necessary to ensure that, after giving effect to any Incremental Revolving Commitments pursuant to this Section 2.21, the outstanding Revolving Loans, if any, are held by the Revolving Lenders in accordance with their new Applicable Percentages. This may be accomplished, at the discretion of the Administrative Agent, by, among other things, (i) requiring the outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Borrowing, (ii) causing the existing Revolving Lenders to assign portions of their outstanding Revolving Loans to Incremental Revolving Lenders, which assignments shall be effected pursuant to such mechanics as shall be reasonably determined by the Administrative Agent, or (iii) by any combination of the foregoing. Notwithstanding the foregoing, in order to eliminate any break funding liability of the applicable Borrower under Section 2.15, if, on the date that any Incremental Revolving Commitment becomes effective pursuant to this Section 2.21, any Term Benchmark Revolving Loans are outstanding, such Term Benchmark Revolving Loans may continue to remain outstanding (notwithstanding any other requirement in this Agreement that the Revolving Loans be held by the Revolving Lenders in accordance with their new Applicable Percentages) until the end of the then current Interest Period applicable thereto.

(g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.21(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto.

SECTION 2.22. Extension/Modification Offers.

(a) The Company may, on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension/Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension/Modification Offer being referred to as an “Extension/Modification Request Class”), on the same terms and conditions, and on a pro rata basis, to each Lender within any Extension/Modification Request Class, to make one or more Extension/Modification Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Extension/Modification Permitted Amendment and (ii) the date on which such Extension/Modification Permitted Amendment is requested to become effective. Extension/Modification Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension/Modification Request Class that accept the applicable Extension/Modification Offer (such Lenders, the “Extending/Modifying Lenders”) and, in the case of any Extending/Modifying Lender, only with respect to such Lender’s Loans and Commitments of such Extension/Modification Request Class as to which such Lender’s acceptance has been made. Any Extended/Modified Loans or Extended/Modified Commitments shall constitute a separate Class of Loans or Commitments from the Extension/Modification Request Class from which they were converted and, in the event any Extended/Modified Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Term Loans then substantially concurrently established under this Section 2.22 or Section 2.21 (in each case, disregarding any differences in original issue discount or upfront fees or scheduled amortization if not affecting, or is required to preserve, the fungibility thereof for U.S. federal income tax purposes), such Extended/Modified Term Loans may, at the election of the Company, be treated as a single Class with such outstanding Term Loans or such other Term Loans, and the scheduled amortization installments set forth in Section 2.09 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Extended/Modified Term Loans. The Extension/Modification Offer shall not be required to be in any minimum amount or any minimum increment, provided that the Company may, at its option and subject to its right to waive any such condition in its sole discretion, specify as a condition to the effectiveness of any Extension/Modification Permitted Amendment that a minimum amount, as specified in the Extension/Modification Offer, of Loans and Commitments of the Extension/Modification Request Class be extended. The Company may amend, revoke or replace any Extension/Modification Offer at any time prior to the effectiveness of the applicable Extension/Modification Agreement.

(b) An Extension/Modification Permitted Amendment shall be effected pursuant to an Extension/Modification Agreement executed and delivered by the Company, each applicable Extending/Modifying Lender and the Administrative Agent; provided that no Extension/Modification Permitted Amendment shall become effective unless the Company shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other closing documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 4.02 on the Availability Date, except for changes related to changes in law or collateral reaffirmations) by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension/Modification Agreement. Each Extension/Modification Agreement may, without the consent of any Lender other than the applicable Extending/Modifying Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, as determined by the Administrative Agent and the Company, to give effect to the provisions of this Section 2.22, including (i) a reduction to the scheduled amortization installments set forth in Section 2.09 with respect to the Term Loans of the Extension/Modification Request Class to reflect the treatment of the Extended/Modified Loans as a new Class of Term Loans, (ii) changes referred to in Section 2.22(a) and (iii) any amendments necessary to treat the applicable Loans and/or Commitments of the Extending/Modifying Lenders as a new Class of Loans and/or Commitments hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Loans may be included in the definitions of “Required Lenders” and “Majority in Interest” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 9.02)) and to reflect an increase in any existing Class of Loans and/or Commitments and any technical amendments relating thereto (including to enable such new Class of Loans to be extended under this Section 2.22); provided that, in the case of any Extension/Modification Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank, (A) the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the Commitments of such new Class and the remaining Revolving Commitments shall be made on a ratable basis as between the Commitments of such new Class and the remaining Revolving Commitments (and the applicable Extension/Modification Agreement shall contain reallocation and cash collateralization provisions, in form and substance reasonably satisfactory to the Administrative Agent and the Company, with respect to Letters of Credit outstanding on the Revolving Maturity Date) and (B) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit of any Issuing Bank, may not be extended without the prior written consent of such Issuing Bank.

SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Revolving Commitment Fees and Ticking Fees shall cease to accrue on the Commitments of such Defaulting Lender pursuant to Section 2.11;

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Disbursements owed to, all Non-Defaulting Revolving Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in such Defaulting Lender’s LC Exposure are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments without giving effect to paragraph (d) of this Section; it being agreed that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto;

(c) the Commitments, Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, a Majority in Interest of Lenders of any Class or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders, all Lenders of any Class (to the extent such Defaulting Lender is a Lender of such Class) or all Lenders directly and adversely affected thereby (to the extent such Defaulting Lender is so affected) shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(d) if any LC Exposure exists at the time any Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent such reallocation does not result in the Revolving Credit Exposure of any Non-Defaulting Revolving Lender to exceed the Revolving Commitment of such Non-Defaulting Revolving Lender (provided that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.19, no reallocation in accordance herewith will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender);

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall, within one Business Day following notice by the Administrative Agent, cash collateralize (or provide other credit support reasonably satisfactory to the applicable Issuing Banks), for the benefit of the Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes (or provides other credit support reasonably satisfactory to the applicable Issuing Banks) any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized (or otherwise subject to such credit support);

(iv) if the LC Exposure of any Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized (or otherwise subject to credit support) pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized (or other credit support reasonably satisfactory to the applicable Issuing Banks is provided); and

(e) so long as such Lender (if a Revolving Lender) is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or cash collateral (or other credit support reasonably satisfactory to the applicable Issuing Bank) will be provided by the Company in accordance with Section 2.23(d), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.23(d)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Company and, in the case of any Defaulting Revolving Lender, each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon such Lender shall cease to be a Defaulting Lender hereunder and, in the case of a Defaulting Revolving Lender, the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (a) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender (and such Lender shall not be entitled to receive any commitment fees or participation fees that were not paid to it during the period it was a Defaulting Lender in accordance with the foregoing provisions), (b) all waivers, amendments and modifications effected without its consent in accordance with the provisions of this Section 2.23 and Section 9.02 during the period it was a Defaulting Lender shall be binding on it and (c) except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.19, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.24. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Term Benchmark Loans or RFR Loans (whether denominated in US Dollars or a Foreign Currency), or to determine or charge interest rates based upon the Adjusted Term SOFR, the Adjusted EURIBO Rate, the Adjusted CDO Rate, the Daily Simple SOFR or the Daily Simple SONIA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans in the affected currency or currencies or, in the case of Loans denominated in US Dollars, to convert ABR Loans to Term Benchmark Loans or RFR Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice by the Company, (x) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US Dollars, convert all such Term Benchmark Loans or RFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor (if applicable), if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or RFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants, on the Availability Date, on the Separation Effective Date and on each other date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, to the Administrative Agent and the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Company and the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case (other than, in the case of clause (a) above, with respect to the Company or any Borrowing Subsidiary), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action and, if required, stockholder, partner or member action. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings or other actions necessary to perfect Liens created under the Security Documents and (iii) filings with the SEC reporting the Transactions, (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority, except to the extent that such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (ii) the charter, by-laws or other organizational documents of the Company or any Restricted Subsidiary, (c) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument (including any Separation Agreement) binding upon the Company or any Restricted Subsidiary, or any of its assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Restricted Subsidiary (other than the 2023 Notes Redemption and payments constituting part of the Separation Transactions), in each case except to the extent that the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, other than Liens created under the Security Documents and other Liens permitted by Section 6.02.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Historical Consolidated Financial Statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and the Subsidiaries as of the dates thereof and for the periods covered thereby in accordance with GAAP, subject to, in the case of consolidated interim financial statements, normal year-end audit adjustments and the absence of certain footnotes. The Pro Forma Financial Statements (i) have been prepared by the Company in good faith, based on the assumptions believed by the Company to be reasonable at the time made, and (ii) present fairly, in all material respects, the pro forma consolidated financial position and the pro forma consolidated results of operations of the Persons described therein as of the dates thereof and for the periods covered thereby after giving effect to the Separation and related adjustments in accordance with Article 11 of Regulation S-X.

(b) Since December 31, 2022, there has been no material adverse change in the business, assets, operations or financial condition of the Company and the Restricted Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Each of the Company and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole, except (i) for defects in title, easements, rights of way and other matters that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Company and the Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Company, the use thereof by the Company and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) Except as set forth on Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination, that if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b) Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. Neither the Company nor any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and the Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. None of the Company or any of its Restricted Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans.

SECTION 3.11. Disclosure. None of the written reports, financial statements, certificates or other information (other than forward looking information, information of a general economic or general industry nature or any other information contained in third-party reports (other than such other information contained in third-party reports that has otherwise been so furnished by or on behalf of the Company or any other Loan Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder)) furnished by or on behalf of the Company or any other Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared, it being recognized by the Administrative Agent and the Lenders that (a) such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material and (b) such projected financial information is subject to significant uncertainties and contingencies and no assurance can be given that the projected results will be realized. As of the Availability Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Availability Date to any Lender in connection with this Agreement, if any, is true and correct in all respects.

SECTION 3.12. Solvency. As of the Availability Date (solely as this representation and warranty is made on the Availability Date) and the Separation Effective Date (solely as this representation and warranty is made on the Separation Effective Date), the Company and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions, are Solvent.

SECTION 3.13. Anti-Corruption Laws and Sanctions.

(a) The Company has implemented and maintains in effect policies and procedures reasonably designed for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company, agents with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries and, to the knowledge of the Company, their respective, officers, directors, employees and agents (to the extent acting on behalf of the Company), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b) None of (i) the Company, any Subsidiary or, any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act at the direction of the Company or any of its Subsidiaries in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(c) No proceeds from any Loan or Letter of Credit have been or will be used directly or, to the knowledge of the Company, indirectly in violation of any Anti-Corruption Law or applicable Sanctions.

SECTION 3.14. Margin Stock.

(a) Neither the Company nor any Restricted Subsidiary is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” (as each such term is defined or used, directly or indirectly, in Regulation U of the Federal Reserve Board) any Margin Stock.

(b) No part of the proceeds of the Loans or Letters of Credit will be used by the Company or any of its Subsidiaries for any purpose that entails a violation of the provisions of Regulation U or X of the Federal Reserve Board.

SECTION 3.15. Insurance. Schedule 3.15 sets forth, as of the Availability Date, a description of all material property, casualty and general liability insurance maintained by or on behalf of the Company and the Subsidiary Guarantors.

SECTION 3.16. Subsidiaries. Schedule 3.16 sets forth, as of the Availability Date, the name and jurisdiction of organization of, and the percentage of each class of Capital Stock owned by, the Company or any of its Subsidiaries in (a) each Subsidiary and (b) each other Person, and identifies (i) each Subsidiary that, as of the Availability Date, is a Designated Subsidiary and (ii) each Subsidiary that, upon the consummation of the Crane Company Distribution, will cease to be a Subsidiary.

SECTION 3.17. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.18. Certain Matters Relating to Existing Indentures. As of the Availability Date, (a) neither the Company nor any of its Subsidiaries (as defined in the 2018 Indenture) (i) has issued, assumed or guaranteed any Indebtedness (as defined in the 2018 Indenture) that is secured by a Lien upon any Principal Property (as defined in the 2018 Indenture) in reliance on Section 3.9(o) of the 2018 Indenture, other than any Indebtedness (as so defined) constituting Secured Obligations, or (ii) entered into any Sale and Lease-back Transaction (as defined in the 2018 Indenture) in reliance on Section 3.10(a) of the 2018 Indenture; (b) neither the Company nor any of its Subsidiaries (as defined in the 2013 Indenture) (i) has issued, assumed or guaranteed any Indebtedness (as defined in the 2013 Indenture) that is secured by a Lien on any assets of the Company or any of its Subsidiaries (as so defined) in reliance on Section 3.9(l) of the 2013 Indenture, other than any Indebtedness (as so defined) constituting Secured Obligations, or (ii) entered into any Sale and Lease-back Transaction (as defined in the 2013 Indenture) in reliance on Section 3.10(a) of the 2013 Indenture; and (c) neither the Company nor any of its Subsidiaries (as defined in the 1991 Indenture) (i) has issued, assumed or guaranteed any Indebtedness (as defined in the 1991 Indenture) that is secured by a Lien on any assets of the Company or any of its Subsidiaries (as so defined) in reliance on Section 3.9(k) of the 1991 Indenture, other than any Indebtedness (as so defined) constituting Secured Obligations, or (ii) entered into any Sale and Lease-back Transaction (as defined in the 1991 Indenture) in reliance on Section 3.10(a) of the 1991 Indenture.

ARTICLE IV

CONDITIONS

SECTION 4.01. Conditions Precedent to Effectiveness. This Agreement shall not become effective until the date on which each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received from the Company and each Lender a counterpart of this Agreement signed on behalf of such Person (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by email or other electronic means that reproduces an image of an actual executed signature page).

(b) The Form 10 shall have been publicly filed with the SEC.

(c) The Administrative Agent shall have received (i) the Historical Financial Statements referred to in clause (a) of the definition of such term, (ii) the Pro Forma Financial Statements and (iii) projected consolidated balance sheet, operating and cash flow financial information of the Company and its Subsidiaries as of and for the year ending December 31, 2023.

(d) (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by the Administrative Agent or any Lender in writing of the Company at least ten (10) Business Days prior to the Effective Date and (ii) if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company, to the extent requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Effective Date.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Conditions Precedent to Availability. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), it being understood that such obligations are also subject to the occurrence of the Effective Date and the conditions precedent set forth in Section 4.03:

(a) To the extent not publicly filed with the SEC, the Administrative Agent shall have received copies of the Separation Agreements (which may be in escrow), certified by a Responsible Officer of the Company as true and complete.

(b) The Administrative Agent, the Arrangers and the Lenders shall have received all fees due and payable under the Fee Letters on or prior to the Availability Date, and, to the extent invoiced at least two Business Days (or such shorter period as the Company shall agree) prior to the Availability Date, reimbursement or payment of all of the Administrative Agent’s out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(c) The Existing Credit Agreements Refinancing shall have been, or substantially concurrently with the occurrence of the Availability Date shall be, consummated, and the Administrative Agent shall have received customary evidence thereof.

(d) The Administrative Agent shall have received a customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Availability Date) of Skadden, Arps, Slate, Meagher, & Flom LLP, counsel to the Loan Parties covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinion.

(e) The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party, dated the Availability Date, certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true and complete copy of (i) the certificate of incorporation or similar organizational document of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation, (ii) the bylaws, limited liability company agreement, partnership agreement or similar organizational document of such Loan Party as in effect on the Availability Date, (iii) resolutions duly adopted by the board of directors (or a similar governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (iv) a certificate as of a recent date of the good standing of such Loan Party under the laws of its jurisdiction of organization or incorporation, if available.

(f) The Administrative Agent shall have received a certificate from a Responsible Officer of the Company, dated the Availability Date, to the effect that (i) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be certified as true and correct in all respects), (ii) after giving effect to the Transactions to occur on the Availability Date, no Default or Event of Default has occurred and is continuing and (iii) the condition precedent set forth in paragraph (a) of this Section shall have been satisfied.

(g) The Administrative Agent shall have received a Solvency Certificate, dated the Availability Date and executed by a Financial Officer of the Company.

(h) The Company shall have delivered to the Administrative Agent a copy of Schedules 3.06(a), 3.15, 3.16, 6.01, 6.02, 6.06 and 6.10 and, in the case of Schedules 3.06(a), 6.01, 6.02, 6.06 and 6.10, such Schedules shall have been delivered at least five Business Days prior to the Availability Date (or such shorter period of time as the Administrative Agent may agree to) and the information set forth therein shall be reasonably satisfactory to the Administrative Agent.

(i) The Collateral and Guarantee Requirement shall have been satisfied. The Administrative Agent shall have received a completed Perfection Certificate, dated the Availability Date and executed by a Responsible Officer of the Company, together with the results of a search of the UCC (or equivalent) filings made with respect to the Company and the Subsidiary Guarantors in such Loan Party’s jurisdiction of formation and copies of the financing statements (or similar documents) disclosed by such search.

(j) The Administrative Agent shall have received, (i) at least three (3) Business Days prior to the Availability Date, all documentation and other information regarding the Subsidiary Guarantors requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by the Administrative Agent or any Lender in writing of the Company at least ten (10) Business Days prior to the Availability Date and (ii) if a Subsidiary Guarantor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Availability Date, a Beneficial Ownership Certification in relation to such Subsidiary Guarantor, to the extent requested by the Administrative Agent or any Lender of the Company at least ten (10) Business Days prior to the Availability Date.

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has funded any Loan hereunder on the Availability Date shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required under this Section 4.02 to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Availability Date specifying its objection thereto. The Administrative Agent shall notify the Company and the Lenders of the Availability Date, and such notice shall be conclusive and binding.

SECTION 4.03. Conditions Precedent to Each Credit Event. The obligation of each Lender to make a Loan, and of each Issuing Bank to issue, amend, if such amendment increases the face amount thereof, or extend any Letter of Credit is subject to the receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of the making of such Loan or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(b) At the time of and immediately after giving effect to the making of such Loan or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

The making of each Loan and each issuance, amendment, if such amendment increases the face amount thereof, or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.03.

SECTION 4.04. Borrowing Subsidiary Agreement; Borrowing Subsidiary Credit Event. The effectiveness of any Borrowing Subsidiary Agreement, and the obligation of each Lender to make Loans and of each Issuing Bank to issue, amend or extend any Letter of Credit hereunder to any Borrowing Subsidiary designated as such pursuant to Section 2.19 is also subject to the satisfaction of the following additional conditions:

(a) The Administrative Agent (or its counsel) shall have received from such Borrowing Subsidiary and the Company a counterpart of a Borrowing Subsidiary Agreement signed on behalf of such Person (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by email or other electronic means that reproduces an image of an actual executed signature page).

(b) The Administrative Agent shall have received favorable written opinion(s) (addressed to the Administrative Agent and the Lenders) of counsel(s) for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent) substantially similar to the opinions delivered pursuant to Section 4.02(d) and covering such other matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received (i) such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions and any other legal matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent, and (ii) such other documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations.

ARTICLE V

AFFIRMATIVE COVENANTS

From and after the Availability Date and until the Termination Date, the Company covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent for distribution to the Lenders:

(a) within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2023), its audited consolidated balance sheet and related audited consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that with respect to any such previous fiscal year that shall have commenced prior to the Availability Date, such figures may include the predecessor entity), all reported on by Deloitte & Touche LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception other than with respect to any upcoming maturity date of the Loans and any refinancings and replacements thereof or potential non-compliance with any financial covenant contained in any document governing Indebtedness and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (it being understood that with respect to any such corresponding period that shall have commenced prior to the Availability Date, such figures may include the predecessor entity), all certified on behalf of the Company by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, (i) a Compliance Certificate, duly completed and executed by a Financial Officer of the Company and (ii) a summary (which may be in footnote form) of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;

(d) within 30 days after each delivery of financial statements under clause (a) above, a Perfection Certificate Supplement, duly completed and executed by a Responsible Officer of the Company;

(e) not later than 90 days after the commencement of each fiscal year of the Company (beginning with the fiscal year commencing on January 1, 2024), a detailed budget of the Company and its consolidated Subsidiaries for such fiscal year, including, a projected consolidated balance sheet and the related projected consolidated statements of operations and cash flows;

(f) reasonably promptly after publication of any change by Moody’s or S&P in its Rating, notice of such change;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements and other materials filed by the Company or any Restricted Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(h) promptly following any request therefor, (x) such other information regarding the operations, business affairs, and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request; provided that, notwithstanding the foregoing, nothing in this paragraph shall require delivery of information which constitutes attorney work product or is subject to confidentiality agreements prohibiting such delivery or disclosure (so long as such confidentiality agreement was not entered into in contemplation of preventing such information from being provided hereunder) or to the extent disclosure thereof would reasonably be expected to result in loss of attorney client privilege with respect thereto; provided, further, that the Company agrees to notify the Administrative Agent that information is being so withheld, and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

All financial statements and other documents referred to in Sections 5.01(a), 5.01(b), 5.01(f) and 5.01(g) shall be deemed to have been delivered on the first date on which such documents are (i) publicly posted on the “investors page” of the Company’s principal website address (currently http://www.craneco.com) or (ii) posted by the Administrative Agent on the Approved Electronic Platform or shall be publicly available on the website of the SEC at http://www.sec.gov (or, in each case, any sub-domain thereof). Information required to be delivered pursuant to this Section to the Administrative Agent may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02. Notices of Material Events. Promptly after any Responsible Officer of the Company obtains knowledge thereof, the Company will furnish to the Administrative Agent written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Restricted Subsidiary as to which there is a reasonable possibility of an adverse determination, and that if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Company (in the case of clause (a) above, stating that it is a “notice of default”) setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, except, other than with respect to the legal existence of any Borrower, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale, transfer, lease or other disposition permitted under Section 6.04.

SECTION 5.04. Payment of Taxes. The Company will, and will cause each of the Restricted Subsidiaries to, pay its Taxes before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make a payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties. The Company will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted and in accordance with past practices, except where the Company or such Restricted Subsidiary determines in its reasonable judgment that such continued maintenance is no longer economically justified; provided that the foregoing shall not prohibit any sale, transfer, lease or other disposition permitted under Section 6.04.

SECTION 5.06. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses as the Company and its Restricted Subsidiaries, in each case, as reasonably determined by the Company. Each such policy of liability, property and casualty and business interruption insurance maintained by or on behalf of the Company and the Subsidiary Guarantors (beginning on the date that is 45 days after the Availability Date or, in the case of any such policy of insurance maintained by any Restricted Subsidiary that becomes a Subsidiary Guarantor after the Availability Date, the date that is 45 days after the date it becomes a Subsidiary Guarantor) (or, in the case of any such policy, on such later date as the Administrative Agent may agree to in writing) shall (a) in the case of each liability policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent and the Lenders as additional insured thereunder, (b) in the case of each casualty and business interruption insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender loss payee thereunder and (c) to the extent available from the relevant insurance carrier after submission of a request by the Company or the applicable Subsidiary Guarantor to obtain the same, provide for at least 30 days’ (or 10 days’ in the case of cancellation for failure to pay premiums) (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.

SECTION 5.07. Books and Records; Inspection Rights. The Company will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which entries that are true and complete in all material respects are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Company may, if it so chooses, be present at, or participate in such discussions), all at such reasonable times during normal business hours and as often as reasonably requested (but no more than once annually if no Event of Default exists).

SECTION 5.08. Compliance with Laws. The Company will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures reasonably designed for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company, agents (to the extent acting at the direction of the Company or any Subsidiary) with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.09. Use of Proceeds. The proceeds of the Tranche A Term Loans shall be used to consummate the Existing Credit Agreements Refinancing and to pay the fees and expenses incurred in connection with the Transactions and, to the extent of any remaining proceeds after the foregoing application, for general corporate purposes of the Company and its Restricted Subsidiaries. The proceeds of the Revolving Loans shall be used to finance the working capital needs and general corporate purposes (including Acquisitions and Investments) of the Company and its Restricted Subsidiaries. No part of the proceeds of the Loans will be used by the Company or any of its Subsidiaries for any purpose that entails a violation of any of the provisions of Regulations U or X of the Federal Reserve Board. No Borrower will request any Loan or Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Company, agents acting at the direction of the Company or its Subsidiaries shall not use, the proceeds of any Loan or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions by any party hereto.

SECTION 5.10. Collateral and Guarantee Matters.

(a) If any Restricted Subsidiary that is a Designated Subsidiary is formed or acquired after the Availability Date or any Restricted Subsidiary otherwise becomes, after the Availability Date, a Designated Subsidiary (including as a result of becoming a Material Subsidiary or a Wholly-Owned Subsidiary or as a result of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary), then, on or prior to the later of (i) the date on which the Compliance Certificate with respect to the fiscal quarter in which the relevant event occurs is required to be delivered pursuant to Section 5.01(c) and (ii) 30 days after the date on which the relevant event occurs (or such longer period as the Administrative Agent may reasonably agree), the Company shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary and with respect to any Capital Stock in or Indebtedness owed by such Restricted Subsidiary owned by the Company or any Subsidiary Guarantor. Notwithstanding anything herein to the contrary, the Company may elect at any time and from time to time to cause any Restricted Subsidiary that is a Domestic Subsidiary but not a Designated Subsidiary to become a Subsidiary Guarantor by satisfying the requirements of this Section 5.10 (other than any timing requirements) as if such Restricted Subsidiary were subject to such requirements.

(b) The Company will furnish to the Administrative Agent prompt written notice, and in any event no later than the date that is 45 days after (or such longer period as the Administrative Agent may agree to in writing), of any change in (i) the legal name of the Company or any Subsidiary Guarantor, as set forth in its Organizational Documents, (ii) the jurisdiction of organization or the form of organization of the Company or any Subsidiary Guarantor (including as a result of any merger, consolidation or amalgamation), (iii) the location of the chief executive office of the Company or any Subsidiary Guarantor and (iv) with respect to the Company or any Subsidiary Guarantor organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of the Company or such Subsidiary Guarantor. Promptly after the effectiveness of the change of the legal name of the Company as set forth in the preamble to this Agreement, the Company shall provide to the Administrative Agent evidence of such change.

(c) Notwithstanding anything to the contrary set forth in Section 6.02 or 6.05, (i) for so long as any of the 2048 Notes are outstanding, the Company will not, and will not permit any Subsidiary (as defined in the 2018 Indenture), (A) to issue, assume or guarantee any Indebtedness (as defined in the 2018 Indenture) secured by a Lien upon any Principal Property (as defined in the 2018 Indenture) in reliance on Section 3.9(o) of the 2018 Indenture, provided that, the foregoing limitation shall not apply to any Indebtedness (as so defined) constituting Secured Obligations secured by Liens created under the Loan Documents, or (B) enter into any Sale and Lease-back Transaction (as defined in the 2018 Indenture) in reliance on Section 3.10(a) of the 2018 Indenture, (ii) prior to the occurrence of the 2023 Notes Redemption, the Company will not, and will not permit any Subsidiary (as defined in the 2013 Indenture), (A) to issue, assume or guarantee any Indebtedness (as defined in the 2013 Indenture) secured by a Lien upon any asset of the Company or any of its Subsidiaries (as defined in the 2013 Indenture) in reliance on Section 3.9(l)

of the 2013 Indenture, provided that, the foregoing limitation shall not apply to any Indebtedness (as so defined) constituting Secured Obligations secured by Liens created under the Loan Documents, or (B) enter into any Sale and Lease-back Transaction (as defined in the 2013 Indenture) in reliance on Section 3.10(a) of the 2013 Indenture and (iii) for so long as any of the 2036 Notes are outstanding, the Company will not, and will not permit any Subsidiary (as defined in the 1991 Indenture), (A) to issue, assume or guarantee any Indebtedness (as defined in the 1991 Indenture) secured by a Lien upon any asset of the Company or any of its Subsidiaries (as defined in the 1991 Indenture) in reliance on Section 3.9(k) of the 1991 Indenture, provided that, the foregoing limitation shall not apply to any Indebtedness (as so defined) constituting Secured Obligations secured by Liens created under the Loan Documents, or (B) enter into any Sale and Lease-back Transaction (as defined in the 1991 Indenture) in reliance on Section 3.10(a) of the 1991 Indenture.

SECTION 5.11. Further Assurances. The Company will, and will cause each of the Designated Subsidiaries to, promptly execute and deliver such further documents, agreements and instruments, and take such further actions (including the filing and recording of financing statements, fixture filings and other documents) as may be required under any applicable law or regulation, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times (it being understood that, with respect to matters set forth in Section 5.10, the requirements of this Section 5.11 shall be subject to the grace periods set forth therein). The Company will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.12. Designation of Subsidiaries. The Company may, at any time after the later of the Availability Date and the Separation Effective Date, designate any Subsidiary (other than a Borrower) as an Unrestricted Subsidiary or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately after giving effect to such designation or redesignation (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), no Default or Event of Default shall have occurred and be continuing, (b) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, (i) the Company shall be in compliance with the financial covenants set forth in Section 6.12 and (ii) in any event, the Consolidated Total Net Leverage Ratio shall not exceed 2.50:1.00, in each case, calculated as of the last day of or for the Test Period then most recently ended, (c) no Unrestricted Subsidiary may own any Capital Stock in any of the Restricted Subsidiaries, (d) no Unrestricted Subsidiary may own (or hold or control by lease or exclusive license) any asset (including any trademarks, copyrights, patents and other intellectual property) that is material to the operation in the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole, and neither the Company nor any of its Restricted Subsidiaries may assign or otherwise transfer to any Unrestricted Subsidiary any such asset (including any such trademarks, copyrights, patents and other intellectual property) and (e) no Subsidiary may be designated as an Unrestricted Subsidiary if it was previously an Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Subsidiary attributable to the Company’s (or its applicable Restricted Subsidiary’s) equity interest therein, as reasonably determined by the Company (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of such designation, of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary.

SECTION 5.13. Separation Transactions. The Company will cause the 2023 Notes Redemption and the Separation Transactions to be consummated (including the Pre-Spin Dividend to be paid by Crane Company to the Company) no later than ten (10) Business Days after the Availability Date, provided that (a) the Separation Transactions shall be consummated on terms and conditions consistent in all material respects with the Form 10 and (b) immediately after giving effect to the consummation of the Separation Transactions, the business, activities, operations, assets and liabilities of the Company and its Subsidiaries will, in each case, be consistent in all material respects with the Form 10. On the Separation Effective Date, the Company will deliver to the Administrative Agent (i) a certificate of a Responsible Officer of the Company, dated the Separation Effective Date, to the effect that the requirements set forth in the immediately preceding proviso have been satisfied and (ii) a Solvency Certificate, dated the Separation Effective Date and executed by a Financial Officer of the Company.

ARTICLE VI

NEGATIVE COVENANTS

From and after the Availability Date and until the Termination Date, the Company covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) (i) Indebtedness existing on the Availability Date and set forth in Schedule 6.01 and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above;

(c) Indebtedness of the Company or any Restricted Subsidiary owed to the Company or any Restricted Subsidiary, provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Restricted Subsidiary, (ii) any such Indebtedness owing by the Company or any Subsidiary Guarantor to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be unsecured and (from and after the 30th day after the Availability Date or, in the case of any Person that becomes a Restricted Subsidiary in connection with an Acquisition or similar Investment after the Availability Date, from and after the 30th day after the consummation of the relevant Acquisition or Investment (or, in each case, such later date as the Administrative Agent may reasonably agree)) subordinated in right of payment to the Loan Document Obligations on terms set forth in the Global Intercompany Note, and (iii) any such Indebtedness owing by any Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or any Subsidiary Guarantor shall be permitted under Section 6.06;

(d) Guarantees permitted under Section 6.06;

(e) (i) Indebtedness of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary in a transaction permitted hereunder) after the Availability Date, or Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary after the Availability Date in connection with an acquisition of assets by the Company or such Restricted Subsidiary in an Acquisition permitted hereunder, provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged, consolidated or amalgamated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation) or such acquisition of assets and (B) immediately after giving effect to the Company or any Restricted Subsidiary becoming liable with respect to such Indebtedness (whether as a result of such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation) or such assumption) and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12 on a Pro Forma Basis (calculated as of the last day of or for the Test Period then most recently ended and, in the case of any such Indebtedness incurred or assumed in connection with a Qualified Material Acquisition, giving effect to any Leverage Increase Election that the Company intends to make (and, in accordance with Section 6.12(a), is permitted to make, it being understood that the Company shall then be obligated to make such election) upon the consummation of such Qualified Material Acquisition), and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above;

(f) (i) Indebtedness incurred to finance the acquisition, construction, repair or improvement of any fixed or capital assets, including Capital Lease Obligations, of the Company or any Restricted Subsidiary, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction, repair or improvement, and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above, provided that the aggregate principal amount of Indebtedness permitted by this clause (f) at any time outstanding shall not exceed the greater of US$55,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period;

(g) Indebtedness that may exist in respect of deposits or payments made by customers or suppliers of the Company or any of its Restricted Subsidiaries;

(h) Indebtedness owed in respect of any Cash Management Services incurred in the ordinary course of business;

(i) Indebtedness in respect of letters of credit, performance bonds, bid bonds, customs bonds, surety bonds, performance guaranties and bankers’ acceptances issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business;

(j) (i) Indebtedness in the form of purchase price adjustments, earn-outs or similar obligations incurred in connection with any Acquisition permitted hereunder and (ii) Indebtedness in the form of guaranties of performance, completion, quality and the like provided by the Company or any Restricted Subsidiary with respect to performance or similar obligations owing to any customer or supplier by the Company or any of its Restricted Subsidiaries;

(k) obligations of the Company or any Restricted Subsidiary incurred under or in connection with any Securitization; provided that the aggregate amount of Securitizations permitted by this clause (k) at any time outstanding shall not exceed the greater of US$74,000,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period;

(l) Capital Lease Obligations arising under any Sale/Leaseback Transaction permitted under Section 6.05;

(m) other Indebtedness; provided that the aggregate principal amount of Indebtedness permitted by this clause (m) at any time outstanding shall not exceed the greater of US$92,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period; and

(n) Indebtedness of Crane Company and its subsidiaries incurred substantially concurrently with the consummation of the Separation Transactions, provided that such Indebtedness shall not be Guaranteed by the Company or any of its Restricted Subsidiaries (other than any Restricted Subsidiary that, upon the consummation of the Crane Company Distribution, shall cease to be a Subsidiary of the Company).

SECTION 6.02. Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Liens created under the Loan Documents, it being understood that Refinancing Indebtedness in respect of the 2036 Notes may not be secured by Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) any Lien on any property or asset of the Company or any Restricted Subsidiary existing on the Availability Date and set forth in Schedule 6.02, and any extensions, renewals and replacements thereof; provided that (A) such Lien shall not apply to any other property or asset of the Company or any Restricted Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon) and (B) such Lien shall secure only those obligations which it secures on the Availability Date and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(b) as Refinancing Indebtedness in respect thereof;

(iv) any Lien on any property or asset acquired by the Company or any Restricted Subsidiary after the Availability Date existing at the time of the acquisition thereof or existing on any property or asset of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary in a transaction permitted hereunder) after the Availability Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged, consolidated or amalgamated), and any extensions, renewals and replacements thereof; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation), as the case may be, (B) such Lien shall not apply to any other property or assets of the Company or any Restricted Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon) and (C) such Lien shall only secure Indebtedness permitted pursuant to Section 6.01(e) and obligations relating thereto not constituting Indebtedness;

(v) Liens on fixed or capital assets acquired, constructed, repaired or improved by the Company or any Restricted Subsidiary; provided that (A) such Liens shall not apply to any other property or assets of the Company or any Restricted Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon), provided further that individual financings of equipment or other fixed or capital assets in favor of any Person (or its Affiliates) that are, in each case, permitted to be secured under this clause (v) may be cross-collateralized to other such financings provided by such Person (or its Affiliates), and (B) such Liens secure only Indebtedness outstanding under Section 6.01(f) and obligations relating thereto not constituting Indebtedness;

(vi) Liens on any assets of the Company or any Restricted Subsidiary in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar financings);

(vii) Liens arising in the ordinary course of its business of the Company and its Restricted Subsidiaries which do not secure Indebtedness;

(viii) in connection with the sale, transfer or other disposition of any Capital Stock or other assets in a transaction permitted under Section 6.04, customary rights and restrictions contained in agreements relating to such sale, transfer or other disposition pending the completion thereof;

(ix) in the case of (A) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or (B) the Capital Stock in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any first rights of refusal, options, put and call arrangements, related to Capital Stock in such Restricted Subsidiary or such other Person set forth in the organizational documents or other applicable agreement of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’, partnerships or similar agreement;

(x) Liens solely on any cash deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other Investment by the Company or any Restricted Subsidiary;

(xi) Liens deemed to exist in connection with Sale/Leaseback Transactions permitted by Section 6.05;

(xii) (A) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Restricted Subsidiaries and (B) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xiii) Liens on cash and Cash Equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Indebtedness of the Company or any Restricted Subsidiary; provided that such defeasance or satisfaction and discharge is permitted hereunder;

(xiv) (A) Securitizations entered into by the Company or any Restricted Subsidiary permitted by Section 6.01(k) and (B) Liens on accounts receivable, the proceeds thereof and interests therein and assets relating thereto (and on Capital Stock in any Securitization Entity) existing or deemed to exist in connection with any Securitization permitted pursuant to clause (i) above;

(xv) Liens (including cash collateral) securing obligations (including reimbursement obligations) in respect of letters of credit (other than Letters of Credit issued under this Agreement), performance bonds, bid bonds, customs bonds, surety bonds and performance guaranties issued for the account of the Company or any Restricted Subsidiary; provided the aggregate amount available for drawing (or drawn and not reimbursed) under all such letters of credit (other than Letters of Credit issued under this Agreement), performance bonds, bid bonds, customs bonds, surety bonds and performance guaranties (and all reimbursement obligations with respect thereto) does not exceed, at any time, US$50,000,000;

(xvi) Liens on assets of and Capital Stock in Restricted Subsidiaries that are not Subsidiary Guarantors securing Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors permitted pursuant to Section 6.01;

(xvii) Liens (i) in favor of the Company or any Subsidiary Guarantor and/or (ii) granted by any Restricted Subsidiary that is not a Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor;

(xviii) other Liens; provided that the aggregate principal amount of Indebtedness or other obligations secured by Liens permitted in reliance on this clause (xviii) at any time outstanding shall not exceed the greater of US$92,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period; and

(xix) licensing, sublicensing or cross-licensing of any intellectual property rights of the Company or any Subsidiary in connection with the Separation Transactions to the extent consistent in all material respects with the Form 10.

(b) Notwithstanding the foregoing, in no event shall the Company create, incur, assume or permit to exist, or permit any Subsidiary Guarantor to create, incur, assume or permit to exist, any Lien on any Material Real Estate Asset now owned or hereafter acquired by it in reliance on clause (xv) or (xviii) of paragraph (a) of this Section.

SECTION 6.03. Fundamental Changes; Line of Business. (a) The Company will not, and will not permit any Restricted Subsidiary to, merge with or into or consolidate or amalgamate with any other Person, or permit any other Person to merge with or into or consolidate or amalgamate with it, or liquidate or dissolve, except that:

(i) if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, any Person (other than a Borrowing Subsidiary) may merge with or into or consolidate or amalgamate with the Company in a transaction in which (A) the Company shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Company (any such Person, the “Successor Company”), (x) the Successor Company shall be an entity organized under the laws of the United States, any State thereof or the District of Columbia, (y) the Successor Company shall expressly assume all obligations of the Company under this Agreement and the other Loan Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received such opinions, certificates and other documents as it shall reasonably request with respect thereto, and (z) each Subsidiary Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Company will succeed to, and be substituted for, the Company under this Agreement and the other Loan Documents;

(ii) if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, any Person (other than the Company) may merge with or into or consolidate or amalgamate with any Borrowing Subsidiary in a transaction in which (A) such Borrowing Subsidiary shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not such Borrowing Subsidiary (any such Person, the “Successor Borrowing Subsidiary”), (x) the Successor Borrowing Subsidiary shall be an entity organized under the laws of the same jurisdiction as the jurisdiction of organization of such Borrowing Subsidiary or under the laws of the United States, any State thereof or the District of Columbia, (y) the Successor Borrowing Subsidiary shall expressly assume all obligations of such Borrowing Subsidiary under this Agreement and the other Loan Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received such opinions, certificates and other documents as it shall reasonably request with respect thereto, and (z) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrowing Subsidiary will succeed to, and be substituted for, such Borrowing Subsidiary under this Agreement and the other Loan Documents;

(iii) any Person (other than the Company or any Borrowing Subsidiary) may merge, consolidate or amalgamate with or into any Restricted Subsidiary in a transaction in which the continuing or surviving entity is a Restricted Subsidiary (and, if any party to such merger, consolidation or amalgamation is a Subsidiary Guarantor, the continuing or surviving Person shall be, or substantially concurrently therewith shall become, a Subsidiary Guarantor to the extent required by, and in accordance with, Section 5.10);

(iv) any Restricted Subsidiary may merge with or into or consolidate or amalgamate with any Person (other than the Company) in a transaction permitted under Section 6.04 in which, after giving effect to such transaction, the continuing or surviving entity is not a Restricted Subsidiary; and

(v) any Restricted Subsidiary (other than any Borrowing Subsidiary) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

(b) The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions, including by means of any merger, consolidation or amalgamation) all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), it being understood that this paragraph (b) shall not restrict (i) the Crane Company Distribution and the other Separation Transactions, in each case, consummated in accordance with Section 5.13, as the case may be, and (ii) mergers, consolidations, amalgamations and similar transactions or any sales, transfers, leases or other dispositions, in each case, between or among the Company and its Restricted Subsidiaries.

(c) The Company will not, and will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Restricted Subsidiaries on (i) prior to the consummation of the Crane Company Distribution, the Availability Date or (ii) after the consummation of the Crane Company Distribution, the Separation Effective Date and, in each case, businesses reasonably related or ancillary or complementary thereto (as reasonably determined by the Company).

(d) The Company shall not permit any Borrowing Subsidiary, for so long as it is a Borrowing Subsidiary, to cease to be a Restricted Subsidiary that is a Wholly-Owned Subsidiary.

SECTION 6.04. Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of (including by way of a merger, consolidation or amalgamation) any asset or property, including any Capital Stock of any Subsidiary, owned by it, except:

(a) sales, transfers, leases, subleases, licenses, sublicenses or other dispositions to the Company or any Restricted Subsidiary, provided that any such disposition made by the Company or any Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be (i) for fair market value (as reasonably determined by the Company) with at least 75.0% of the consideration for such disposition consisting of cash or Cash Equivalents at the time of such disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06;

(b) (i) sales, transfers or other dispositions of inventory, equipment and goods in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(c) sales, transfers or other dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Company, is (i) no longer useful in the business of the Company or any Restricted Subsidiary or (ii) otherwise economically impracticable to maintain;

(d) sales, transfers or other dispositions of cash and Cash Equivalents or assets that were Cash Equivalents when the relevant original Investment was made;

(e) sales, transfers or other dispositions of property to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant disposition are promptly applied to the purchase price of such replacement property;

(f) sales, transfers or other dispositions of Investments in any joint venture or any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, in each case, to the extent required by, or made pursuant to, buy/sell arrangements between parties to such joint venture or equityholders in such Restricted Subsidiary set forth in the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or such Restricted Subsidiary;

(g) sales, transfers or other dispositions of (i) notes receivable or accounts receivable in the ordinary course of business (including any discount, netting and/or forgiveness thereof) or in connection with the collection or compromise thereof or (ii) accounts receivable, proceeds thereof or interests therein or assets relating thereto, and any Capital Stock of any Securitization Entity, in connection with any Securitization permitted by Section 6.01(k);

(h) sales, transfers or other dispositions and/or terminations of leases, subleases, licenses or sublicenses (i) the disposition or termination of which will not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole, or (ii) which relate to closed facilities or the discontinuation of any line of business;

(i) (i) any termination of any lease, sublease, license or sublicense in the ordinary course of business (and any related disposition of improvements made to leased or sub-leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(j) sales, transfers or other dispositions of property subject to casualty, condemnation, taking or similar event proceedings;

(k) licensing, sublicensing or cross-licensing arrangements involving any intellectual property rights of the Company or any Restricted Subsidiary in the ordinary course of business;

(l) terminations or unwinds of Hedging Agreements;

(m) sales, transfers, leases or other dispositions of real property and related assets in the ordinary course of business in connection with relocation activities of any employees of the Company or any Restricted Subsidiary;

(n) Sale/Leaseback Transactions permitted by Section 6.05;

(o) sales, transfers, leases or other dispositions that effect Investments permitted by Section 6.06;

(p) sales, transfers, leases and other dispositions of any property or asset of the Company or any Restricted Subsidiary (other than as part of a Securitization) for fair market value (as reasonably determined by the Company) consummated after the Separation Effective Date; provided that (i) at least 75.0% of the consideration for such disposition shall consist of cash or Cash Equivalents (provided that, for purposes of the foregoing consideration requirement, (A) any securities received by the Company or any Restricted Subsidiary from the applicable transferee that are converted by such Person into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable disposition and (B) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value (as reasonably determined by the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) and Section 6.05(b)(ii), not in excess of the greater of US$18,500,000 and 5.0% of Consolidated EBITDA for the then most recently ended Test Period, in each case, shall be deemed to be cash), (ii) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (iii) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12 and (iv) the Net Proceeds of such disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b); and

(q) (i) the Crane Company Distribution and (ii) sales, transfers, leases, subleases, licenses, sublicenses, cross-licenses or other dispositions to Crane Company and its subsidiaries in connection with the Separation Transactions, in each case, to the extent the making thereof is consistent in all material respects with the Form 10.

To the extent that any Collateral is sold, transferred or otherwise disposed of as expressly permitted by this Section 6.04 to any Person other than the Company or any Subsidiary Guarantor (including any such disposition as part of a Securitization), such Collateral shall be disposed of free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Company in order to evidence the foregoing in accordance with Article VIII and Section 9.15.

SECTION 6.05. Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, provided that, after the Separation Effective Date, any Sale/Leaseback Transaction shall be permitted so long as (a) consideration payable for the property (whether real, personal or mixed) being sold is at least equal to the fair market value thereof (as reasonably determined by the Company), (b) at least 75.0% of the consideration for such Sale/Leaseback Transaction shall consist of cash or Cash Equivalents (provided, that for purposes of the foregoing consideration requirement, (i) any securities received by the Company or any Restricted Subsidiary from the applicable transferee that are converted by such Person into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Sale/Leaseback Transaction and (ii) any Designated Non-Cash Consideration received in respect of such Sale/Leaseback Transaction having an aggregate fair market value (as reasonably determined by the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (ii) and Section 6.04(p), not in excess of the greater of US$18,500,000 and 5.0% of Consolidated EBITDA for the then most recently ended Test Period, in each case, shall be deemed to be cash), (c) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12 and (d) the Net Proceeds resulting therefrom are applied and/or reinvested as (and to the extent) required by Section 2.10(b).

SECTION 6.06. Investments. The Company will not, and will not permit any Restricted Subsidiary to, make or own any Investment in any other Person except:

(a) Investments (i) existing on, or contractually committed to as of, the Availability Date and described on Schedule 6.06 and (ii) consisting of any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as such modification, renewal or extension does not increase the amount of such Investment except by the terms thereof expressly described on Schedule 6.06;

(b) (i) Investments in the Company or any Subsidiary Guarantor, including Guarantees of Indebtedness of the Company or any Subsidiary Guarantor, (ii) Investments made by the Company or any Subsidiary Guarantor in any Restricted Subsidiary that is not a Subsidiary Guarantor, provided that, in the case of any such Investment made in reliance on this clause (ii), such Investment shall not cause the aggregate amount of Investments outstanding in reliance on this clause (ii) to exceed the greater of US$74,000,000 and 20.0% of Consolidated EBITDA for the then most recently ended Test Period, (iii) Investments made by any Restricted Subsidiary that is not a Subsidiary Guarantor in the Company or any Restricted Subsidiary and (iv) Investments in the Company or any Restricted Subsidiary in the form of any contribution or disposition of the Capital Stock in any Person that is not a Subsidiary Guarantor;

(c) Cash Equivalents or Investments that were Cash Equivalents at the time made;

(d) Investments (i) constituting deposits, prepayments and/or other credits to suppliers of the Company or any Restricted Subsidiary, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts of the Company or any Restricted Subsidiary or (iii) in the form of advances made to distributors, suppliers, licensors and licensees of the Company or any Restricted Subsidiary, in each case, in the ordinary course of business of the Company or any Restricted Subsidiary or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Company or any Restricted Subsidiary;

(e) Investments received in lieu of cash in connection with any sale, transfer or other disposition permitted by Section 6.04;

(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(g) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, suppliers, licensors, sublicensors, licensees or sublicensees of the Company or any Restricted Subsidiary;

(h) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(i) loans or advances to current or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary in connection with such person’s purchase of Capital Stock in the Company;

(j) loans and advances for moving, entertainment and travel expenses, drawing accounts and similar expenditures or of payroll payments or other compensation, in each case, to any current or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business;

(k) Investments to the extent that payment therefor is made (i) solely with Capital Stock in the Company or (ii) with cash proceeds of the issuance and sale of Capital Stock in the Company;

(l) (i) Investments held by any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or that is merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary) after the Availability Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation) and were in existence on the date such Person became a Restricted Subsidiary (or the date of such merger, consolidation or amalgamation) and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) above so long as such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof as in effect on such date;

(m) Investments under Hedging Agreements permitted under Section 6.09;

(n) Guarantees of the obligations of suppliers, customers, distributors and licensees of the Company or any Restricted Subsidiary, in each case, in the ordinary course of business; and

(o) after the Separation Effective Date, (i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Subsidiary Guarantors in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions substantially concurrently therewith;

(p) (i) Investments made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, in each case, to the extent that such Investments were not made in contemplation of or in connection with such redesignation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) above so long as such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof as in effect on such date;

(q) any Investment in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Securitization permitted by Section 6.01(k);

(r) Investments by the Company or any Restricted Subsidiary that result solely from the receipt by the Company or such Restricted Subsidiary of a dividend or distribution in the form of Capital Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof), in each case without any consideration therefor being paid by the Company or any Restricted Subsidiary;

(s) Investments in the Company or any Restricted Subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(t) Investments by the Company or its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of US$92,500,000 and 25.0% of Consolidated EBITDA for the then most recently ended Test Period; and

(u) Investments in Crane Company and its subsidiaries in connection with the Separation Transactions, to the extent the making thereof is consistent in all material respects with the Form 10.

SECTION 6.07. Restricted Payments; Certain Payments of Indebtedness.

(a) The Company will not declare or make any Restricted Payment, except that:

(i) the Company may declare and make dividends or other distributions with respect to its Capital Stock payable solely in additional Capital Stock of the Company (in the case of Disqualified Capital Stock, to the extent permitted by Section 6.01);

(ii) the Company may pay dividends with respect to its common stock within 60 days after the declaration of such dividend; provided that at the date of such declaration, such payment would have complied with this Section 6.07(a);

(iii) the Company may make payments in respect of, or repurchases of its Capital Stock deemed to occur upon the “cashless exercise” of, stock options, stock purchase rights, stock exchange rights or other equity-based awards if such payment or repurchase represents a portion of the exercise price of such options, rights or awards or withholding taxes, payroll taxes or other similar taxes due upon such exercise, purchase or exchange;

(iv) the Company may make cash payments in lieu of the issuance of fractional shares representing Capital Stock in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for common stock in the Company;

(v) the Company may make Restricted Payments in respect of its Capital Stock pursuant to and in accordance with stock option plans or other benefit plans or agreements for current or former directors, officers, employees or consultants of the Company and its Subsidiaries;

(vi) the Company may, after the Separation Effective Date, make other Restricted Payments, provided that (A) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, (1) the Company shall be in compliance with the financial covenants set forth in Section 6.12 and (2) in any event, the Consolidated Total Net Leverage Ratio shall not exceed 3:00:1.00, in each case, calculated as of the last day of or for the Test Period then most recently ended;

(vii) the Company may, after the Separation Effective Date, pay dividends with respect to its common stock, provided that (A) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) the aggregate amount of Restricted Payments made in reliance on this clause (vii) since the Availability Date shall not exceed US$200,000,000; and

(viii) the Company may declare and pay the Crane Company Distribution, to the extent the making thereof is consistent in all material respects with the Form 10.

(b) The Company will not, and will not permit any Restricted Subsidiary to, make any payment in cash on or in respect of principal of or interest on any Restricted Debt, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (collectively, “Restricted Debt Payments”), except:

(i) any Restricted Debt Payment made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01;

(ii) as part of an “applicable high yield discount obligation” catch-up payment;

(iii) payments of regularly scheduled principal and interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Restricted Debt that are prohibited by the subordination provisions thereof); and

(iv) the Company or any Restricted Subsidiary may make other Restricted Debt Payments, provided that (A) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, (1) the Company shall be in compliance with the financial covenants set forth in Section 6.12 and (2) in any event, the Consolidated Total Net Leverage Ratio shall not exceed 3.00:1.00, in each case, calculated as of the last day of or for the Test Period then most recently ended.

SECTION 6.08. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions on terms and conditions not less favorable to the Company or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, as reasonably determined by the Company, (b) transactions (including transactions relating to or in connection with the consummation of the Separation Transactions) between or among the Company and the Restricted Subsidiaries or any other Person that becomes a Restricted Subsidiary as a result of such transaction, not involving any other Affiliate, (c) reasonable and customary fees paid to members of the board of directors (or equivalent governing body) of the Company or any of its Restricted Subsidiaries, (d) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and other benefit plans of the Company or any of its Restricted Subsidiaries, (e) loans or advances to current or former directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries, (f) the payment of fees and indemnities to current or former directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (g) any agreements with current or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (h) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary, provided that such transactions were not entered into in contemplation of or in connection with such redesignation.

SECTION 6.09. Hedging Agreements. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 6.10. Restrictive Agreements. The Company will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Capital Stock or to make or repay loans or advances to the Company or any other Restricted Subsidiary or to Guarantee any Obligations; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) (1) restrictions and conditions contained in, or existing by reason of, any agreement or instrument set forth on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition) and (2) restrictions and conditions imposed on Crane Company and its subsidiaries substantially concurrently with the consummation of the Separation Transactions, provided that, upon the consummation of the Crane Company Distribution, such restrictions and conditions shall not apply to the Company or any Restricted Subsidiary, (C) restrictions and conditions contained in agreements relating to the sale, transfer or other disposition of any Restricted Subsidiary, or a division, product line or other business unit of the Company and the Restricted Subsidiaries, that are applicable solely pending such sale, transfer or other disposition, provided that such restrictions and conditions apply only to the Restricted Subsidiaries (and their Capital Stock), or the assets, that are to be sold, transferred or otherwise disposed of and such sale, transfer or other disposition is permitted hereunder, (D) restrictions and conditions applicable to any Restricted Subsidiary acquired after the Availability Date if such restrictions and conditions existed at the time such Restricted Subsidiary was acquired and were not created in contemplation of or in connection with such acquisition, (E) in the case of any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or the Capital Stock in any Person that is not a Restricted Subsidiary, restrictions and conditions imposed by the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement, provided, in each case, that such restrictions and conditions apply only to such Restricted Subsidiary and to any Capital Stock in such Restricted Subsidiary or to the Capital Stock in such other Person, as applicable, and (F) restrictions and conditions in any agreement or instrument evidencing or governing any other Indebtedness or obligations of the Company or any Restricted Subsidiary, provided that such restrictions and conditions (when taken as a whole and in the good faith judgment of the Company) are on customary market terms for Indebtedness or other obligations of such type and would not reasonably be expected to impair in any material respect the ability of the Company and the Subsidiary Guarantors to comply with their obligations under the Loan Documents, (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions contained in agreements evidencing or governing Indebtedness or other obligations secured by Liens permitted by Sections 6.02(a)(iii), 6.02(a)(iv), 6.02(a)(v), 6.02(a)(vi), 6.02(a)(x), 6.02(a)(xi), 6.02(a)(xii), 6.02(a)(xiii), 6.02(a)(xiv)(B) and 6.02(a)(xv), in each case, if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof and customary restrictions in respect of intellectual property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such intellectual property and (C) restrictions on cash or deposits or net worth imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions that prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis.

SECTION 6.11. Changes in Fiscal Year. The Company will not change its fiscal year to end on a date other than December 31; provided that the Company may change its fiscal year to end on any other date as may be agreed in writing by the Company and the Administrative Agent (and, in the event of any such change, the Lenders hereby authorize the Administrative Agent to make such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to give effect to such change in the fiscal year and any corresponding changes in the fiscal quarters).

SECTION 6.12. Financial Covenants.

(a) Maximum Consolidated Total Net Leverage Ratio. The Company will not permit the Consolidated Total Net Leverage Ratio as of the last day of any Test Period to exceed 3.50 to 1.00; provided that, upon the consummation of a Qualified Material Acquisition, with respect to the fiscal quarter in which such Qualified Material Acquisition is consummated and the subsequent three consecutive fiscal quarters, the maximum permitted Consolidated Total Net Leverage Ratio set forth above shall, at the election of the Company by written notice to the Administrative Agent, be increased to 4.00 to 1.00 (a “Leverage Increase Election”); provided further that following any such election by the Company, no subsequent Leverage Increase Election may be made by the Company unless (i) the Consolidated Total Net Leverage Ratio has been at or below 3.50 to 1.00 as of the last day of at least two consecutive fiscal quarters immediately preceding such subsequent Leverage Increase Election and (ii) not more than three Leverage Increase Elections may be made since the Availability Date.

(b) Minimum Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio for any Test Period to be less than 3.00 to 1.00.

SECTION 6.13. Amendments of Organizational Documents. The Company will not, and will not permit any other Loan Party to, amend or modify its Organizational Documents, in each case, in a manner that is materially adverse to the Lenders (in their capacities as such) (it being agreed that a certificate of a Responsible Officer of the Company delivered to the Administrative Agent, together with a summary description or a copy of the applicable amendment or modification, stating that the Company has determined in good faith that such amendment or modification is not materially adverse to the Lenders (in their capacities as such) shall be conclusive evidence thereof unless the Administrative Agent notifies the Company in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); provided that for purposes of clarity, it is understood and agreed that the Company or any other Loan Party may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.03.

SECTION 6.14. Amendments of Restricted Debt. The Company will not, and will not permit any Restricted Subsidiary to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing such Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the Lenders (in their capacities as such) (it being agreed that a certificate of a Responsible Officer of the Company delivered to the Administrative Agent, together with a summary description or a copy of the applicable amendment or modification, stating that the Company has determined in good faith that such amendment or modification is not materially adverse to the Lenders (in their capacities as such) shall be conclusive evidence thereof unless the Administrative Agent notifies the Company in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); provided that, for purposes of clarity, it is understood and agreed that the foregoing shall not prohibit any replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default; Remedies. If any of the following events (each an “Event of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Restricted Subsidiary in any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (solely with respect to any Borrower’s existence), 5.09, 5.10(c), 5.12 or 5.13 or in Article VI;

(e) the Company or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Company;

(f) the Company or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable but after giving effect to any applicable grace period;

(g) any event or condition occurs in respect of any Material Indebtedness that results in such Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or, in the case of a Hedging Agreement, terminated, or that enables or permits (with or without the giving of notice, but only after the expiration of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, or, in the case of a Hedging Agreement, to terminate any related hedging transaction, in each case prior to its scheduled maturity or termination; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of assets of the Company or any Restricted Subsidiary, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof or, in the case of a Hedging Agreement, any voluntary termination thereof, in each case, permitted under this Agreement (for the avoidance of doubt, including the 2023 Notes Redemption), (iii) any requirement to, or to offer to, prepay, repurchase or redeem any Indebtedness using a portion of excess cash flow or similar financial measure, (iv) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (v) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed (or offered to be repaid, repurchased or redeemed) as required by the terms thereof in connection with the acquisition of such Person or (vi) any prepayment, repurchase, redemption or defeasance of any Indebtedness incurred to finance an Acquisition if such Acquisition is not consummated;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of US$50,000,000 shall be rendered against the Company, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted Subsidiary to enforce any such judgment (in each case to the extent not adequately covered by insurance as to which the relevant third party insurance company has been notified and not denied coverage);

(l) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m) the Guarantee of any Guarantor created under the Guarantee Agreement shall fail to be in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any of such Guarantee, or any Guarantor shall deny that it has any further liability under any such Guarantee or shall give notice to such effect (in each case, other than solely as a result of the release of a Subsidiary Guarantor from its obligations under the Guarantee Agreement as expressly permitted hereunder or thereunder);

(n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Company or any Subsidiary Guarantor not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) such Lien (or perfection thereof) not being required pursuant to this Agreement or any other Loan Document, (ii) a disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (iii) the release thereof as provided in this Agreement or the applicable Security Document or the termination of the applicable Security Document in accordance with the terms thereof or (iv) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement; or

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h), (i) or (j) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder (including cash collateralization of all obligations related to Letters of Credit pursuant to Section 2.05(j), whether or not the beneficiaries of the then-outstanding Letters of Credit shall have presented the documents required thereunder), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h), (i) or (j) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder (including cash collateralization of all obligations related to Letters of Credit pursuant to Section 2.05(j), whether or not the beneficiaries of the then-outstanding Letters of Credit shall have presented the documents required thereunder), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

SECTION 7.02. Application of Payments. (a) Notwithstanding anything herein to the contrary, following the exercise of remedies provided for in Section 7.01 (or after Loans have automatically become immediately due and payable pursuant to Section 7.01), subject to Section 7.02(b), all payments received by the Administrative Agent on account of the Obligations shall, subject to Sections 2.05(j) and 2.23, be applied by the Administrative Agent as follows:

first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03, amounts payable to the Administrative Agent pursuant to Section 2.11(d) and all costs and expenses incurred by the Administrative Agent in connection with the collection, sale, foreclosure or other realization upon any Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Company or any Subsidiary Guarantor and any other out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document);

second, to payment of that portion of the Obligations (other than Designated Cash Management Obligations, Designated Hedging Obligations and Designated Performance LC Obligations) constituting fees, expenses, indemnities and other amounts (other than any principal and reimbursement obligations in respect of LC Disbursements) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause second payable to them;

third, (i) to the payment in full of all the Obligations then due and payable and (ii) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Company pursuant to Section 2.05(j) or 2.23 (and to cash collateralize that portion of Designated Performance LC Obligations comprising the undrawn amount of Designated Performance Letters of Credit to the extent not otherwise cash collateralized by the Company or any Subsidiary Guarantor in accordance with the terms thereof), ratably among the holders of such Obligations in proportion to the respective amounts described in this clause third payable to them; provided that if any amount remains on deposit as cash collateral after all Letters of Credit or, as to the cash collateral on deposit with respect to any Designated Performance Letter of Credit, such Designated Performance Letter of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above; and

finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law.

Notwithstanding the foregoing, (i) any payments received by the Administrative Agent on account of the Obligations shall not be applied to any Excluded Swap Obligation and shall instead be applied to other Obligations in the order set forth above, and (ii) the Designated Cash Management Obligations, the Designated Hedging Obligations and the Designated Performance LC Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable holders thereof as to the existence and amount of such Obligation. Each holder of any Designated Cash Management Obligations, the Designated Hedging Obligations and the Designated Performance LC Obligations that has given the notice referred to in clause (ii) above shall, by such notice, be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of such Obligations.

(b) Notwithstanding anything to the contrary in Section 7.02(a), the Administrative Agent shall apply all proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, in accordance with Section 4.02 of the Collateral Agreement.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action. (a) Each Lender and Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and as the collateral agent under the Loan Documents and each Lender and Issuing Bank authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under this Agreement and the other Loan Documents and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any other Secured Party, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and each Lender and each Issuing Bank agrees (and each other Secured Party will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed) that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender, any Issuing Bank or any other Secured Party for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement and the other Loan Documents. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability. (a) Neither the Administrative Agent nor any of its Related Parties shall be liable to any Lender or Issuing Bank for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).

(b) The Administrative Agent shall be deemed not to have knowledge of (x) any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof (stating that it is a “notice under Section 5.02”) in respect of this Agreement and identifying the specific clause under such Section is given to the Administrative Agent by the Company, or (y) any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, including with respect to the existence and aggregate amount of Designated Cash Management Obligations, Designated Hedging Obligations or Designated Performance LC Obligations at any time and, in the case of Designated

Performance Letters of Credit, whether the aggregate face amount thereof exceeds the maximum permitted amount specified in the definition thereof, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by e-mailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by any Loan Party, any Lender or any Issuing Bank as a result of (A) any determination that any Lender is a Defaulting Lender, or the effective date of such status (it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender), (B) any determination of the Aggregate Revolving Credit Exposure or the component amounts thereof, any determination of the Exchange Rate or the US Dollar Equivalent, (C) any determination of the Central Bank Rate or the Central Bank Rate Adjustment, (D) any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall have no obligation to determine whether any Lender is a Defaulting Lender, and (E) any determination it makes as contemplated by the definition of the terms “Collateral and Guarantee Requirement”, “Excluded Asset” and “Excluded Subsidiary” or by Section 5.10. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.09, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided a consent or direction in connection with this Agreement shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders or other requisite Lenders.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) in determining compliance with any condition hereunder to the effectiveness of this Agreement or the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the occurrence of the Effective Date or the making of such Loan or the issuance, amendment or extension of such Letter of Credit and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, request, consent, certificate or other instrument or writing (which writing may be an email, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or maker thereof) and may act upon such statement made to it orally or by telephone prior to receipt of a written confirmation thereof.

(d) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Issuing Bank or Participant or prospective Lender or Issuing Bank or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

SECTION 8.03. Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or Issuing Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be by email) from time to time of such Lender’s or Issuing Bank’s, as applicable, email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitments, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders”, “Majority in Interest” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders or as part of the Majority in Interest, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank; provided that in no event shall such successor be a Defaulting Lender, a Disqualified Institution or an Affiliate of a Defaulting Lender or a Disqualified Institution. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld, delayed or conditioned and shall not be required while a Specified Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding anything to the contrary in Section 8.05(a), in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the

Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent on behalf of the Lenders or Issuing Banks shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any other exculpatory, reimbursement and indemnification provisions set forth in any Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06. Acknowledgement of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, and to make, acquire or hold Loans hereunder or extent Letters of Credit hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the Availability Date.

(c)(i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as applicable, shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or

Issuing Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(iii) Each Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Loan Party.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Collateral and Guarantee Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 (or any similar provision in any other Loan Document) or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents with respect thereto may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b) In furtherance and without limiting the foregoing, none of any agreement in respect of Cash Management Services the obligations under which constitute Designated Cash Management Obligations, any Hedging Agreement the obligations under which constitute Designated Hedging Obligations, any letter of credit or agreements relating thereto the obligations under which constitute Designated Performance LC Obligations, the 1991 Indenture or the 2036 Notes will create (or be deemed to create) in favor of any Secured Party any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral and the Guarantees of the Obligations created under the Loan Documents, as applicable, each Secured Party, whether or not a party hereto (including, without limitation, each holder of any Designated Cash Management Obligations, Designated Hedging Obligations, Designated Performance LC Obligations or 2036 Notes) shall be deemed to have appointed the Person named herein (and its successors and assigns) as the Administrative Agent to act in such capacity under the Loan Documents and to have agreed to be bound by the provisions of this Section 8.07 and the other provisions set forth in this Article VIII.

(c) The Secured Parties irrevocably authorize the Administrative Agent:

(i) to release any Lien on any property granted to or held by Administrative Agent under any Loan Document as provided in Section 9.15;

(ii) to release any Subsidiary Guarantor from its obligations under the Guarantee Agreement and the Security Documents as provided in Section 9.15; and

(iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(v) or 6.02(a)(vi).

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release the Company or any Subsidiary Guarantor from its obligations under the Collateral Agreement or Guarantee Agreement or its Lien on any Collateral pursuant to this Article.

(d) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by the Company or any Subsidiary Guarantor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Company or any Subsidiary Guarantor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive Capital Stock in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Miscellaneous.

(a) The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in Section 8.05 and the provisions of this Article VIII relating to Collateral and Guarantees (including provisions authorizing the release thereof), none of the Borrowers, any other Loan Parties or any of their respective Affiliates shall have any rights as a third party beneficiary under any such provisions.

(b) None of the Arrangers, the Syndication Agents or the Documentation Agents shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone and subject to paragraph (c) of this Section 9.01, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)	if to the Company, to:

Crane Holdings, Co.

100 First Stamford Place

Stamford, CT 06902

Attention: Treasurer

Email: Gene.Eskildsen@cranenxt.com

with a copy to General Counsel

Email: Shay.Kamal@cranenxt.com

or, upon the consummation of the Separation, to,

Crane NXT, Co.

100 First Stamford Place

Stamford, CT 06902

Attention: Treasurer

Email: Gene.Eskildsen@cranenxt.com

with a copy to General Counsel

Email: Shay.Kamal@cranenxt.com;

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 131 South Dearborn Street, Floor 04, Chicago, IL 60603, Attention of Loan and Agency Servicing (email: jpm.agency.cri@jpmorgan.com);

(iii) if to an Issuing Bank, (A) in the case of JPMorgan Chase Bank, N.A., to it at 10 South Dearborn Street, Floor L2, Suite IL1-0480, Chicago, IL 60603, Attention of LC Agency Team (email: chicago.lc.agency.activity.team@jpmchase.com); with a copy to JPMorgan Chase Bank, N.A., 131 South Dearborn Street, Floor 04, Chicago, IL 60603, Attention: Loan & Agency Services Group (email: johnny.michael@jpmorgan.com) and (B) in the case of any other Issuing Bank, to it at the address and email specified from time to time by such Issuing Bank to the Company and the Administrative Agent; and

(iv) if to any other Lender, to it at its address (or email) set forth in its Administrative Questionnaire.

(b) Any notice or other communication required under this Agreement to be delivered to any Borrowing Subsidiary shall be deemed to have been properly delivered if delivered to the Company in accordance with the provisions of this Section 9.01.

(c) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished, in addition to email, by other electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. The Administrative Agent or the Company may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(e) Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender or an Issuing Bank, by notice to the Company and the Administrative Agent).

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the effectiveness of this Agreement, the making of a Loan or issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender, or any Related Party of any of the foregoing, may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or otherwise modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, each Borrowing Subsidiary (but only to the extent such waiver, amendment or modification relates to such Borrowing Subsidiary) and the Required Lenders or by the Company, each Borrowing Subsidiary (but only to the extent such waiver, amendment or modification relates to such Borrowing Subsidiary) and the Administrative Agent with the consent of the Required Lenders and (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Consolidated Total Net Leverage Ratio” or any waiver of default interest), without the written consent of each Lender directly affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Consolidated Total Net Leverage Ratio” or any waiver of default interest), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (D) release or limit the liability of any Borrower in respect of any of its obligations to pay principal, interest or fees under any Loan Document, unless, in the case of any Borrowing Subsidiary, it has been terminated as a Borrowing

Subsidiary in accordance with the terms and conditions of Section 2.19, without the written consent of each Lender directly affected thereby, (E) release the Company from its Guarantee created under the Guarantee Agreement or release all or substantially all the value of the Guarantees provided by the Subsidiary Guarantors under the Guarantee Agreement (excluding any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), without the written consent of each Lender, (F) release all or substantially all the Collateral from the Liens created under the Security Documents (other than any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents) or expressly subordinate any Lien created under the Security Documents to any other Liens (other than any subordination permitted by Section 8.07(c)), in each case, without the written consent of each Lender, it being understood and agreed that (x) any modification of sales, transfers or other dispositions permitted by Section 6.04 or any modification to the maximum permitted amount of Designated Performance Letters of Credit set forth in the definition of such term shall only require the consent of the Requisite Lenders and (y) the application of the payment waterfall provisions of Section 4.02 of the Collateral Agreement shall not be deemed to be subordination of Liens created under the Security Documents, (G) waive the condition in Section 4.02(c) without the written consent of each Lender, (H) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, or change the payment waterfall provisions of Section 7.02 hereof or Section 4.02 of the Collateral Agreement (or otherwise expressly subordinate in right of payment any of the Loan Document Obligations), in each case, without the written consent of each Lender adversely affected thereby, it being understood and agreed that (x) any modification to the maximum permitted amount of Designated Performance Letters of Credit set forth in the definition of such term shall only require the consent of the Requisite Lenders and (y) the application of the payment waterfall provisions of Section 2.17(b) or 7.02 hereof or Section 4.02 of the Collateral Agreement shall not be deemed to be subordination in right of payment of any of the Loan Document Obligations, (I) change any of the provisions of this Section or the definition of “Required Lenders”, “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); or (J) change any provisions of any Loan Document in a manner that by its express terms directly and adversely affects the rights in respect of payment of, or the conditions precedent to extensions of credit by, Lenders of any Class differently than the rights of Lenders of any other Class, without the written consent of Lenders representing a Majority in Interest of each adversely affected Class; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank under the Loan Documents without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

(c) Notwithstanding anything to the contrary set forth in Section 9.02(b):

(i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, mistake, omission, defect or inconsistency, or any necessary or desirable technical change, or, subject to the rights of the Issuing Banks under the final proviso set forth in Section 9.02(b), to make any changes that are beneficial to the interests of the Lenders, so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

(ii) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) set forth in Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification;

(iii) any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company (and, in the case of any other Loan Document, the other Loan Parties party thereto to the extent such other Loan Parties are directly affected thereby) and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at that time;

(iv) this Agreement may be amended in the manner contemplated by Sections 2.13(b), 2.19, 2.21, 2.22, 4.02(h), 5.10 and 6.11 without any additional consents;

(v) this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.05(i) and the definition of the term “Issuing Bank” and the term “Applicable LC Sublimit”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term;

(vi) no amendment, waiver or other modification of this Agreement or any other Loan Document referred to in the first proviso to Section 9.02(b) shall require the consent or approval of any Lender which immediately after giving effect to such amendment, waiver or other modification (A) shall have no Commitment or other obligation to maintain or extend credit under the Loan Documents (as so amended, waived or otherwise modified), including, without limitation, any obligation in respect of any drawing under or participation in any Letter of Credit, and (B) substantially contemporaneously with the effectiveness of such amendment, waiver or other modification shall have been paid in full all amounts owing to it under the Loan Documents (including, without limitation, principal, interest and fees), it being understood and agreed that from and after the effectiveness of any such amendment, waiver or other modification any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto, provided that any such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement;

(vii) the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”; and

(viii) this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (and, in the case of an amendment to any Loan Document to which it is a party, each other Loan Party that is a party thereto) (x) to add one or more credit facilities (in addition to those that may be effected under Section 2.21) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority in Interest or other requisite Lenders.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Limitation of Liability. (a) The Company shall pay (i) all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates in connection with the syndication of the facilities established under this Agreement and the preparation, execution, delivery and administration of the Commitment Letter, the Fee Letters, this Agreement and the other Loan Documents, including the reasonable fees, charges and disbursements of counsel (limited, in the case of such fees, charges and disbursements of counsel to one primary counsel, and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction, in each case, to the Administrative Agent, the Arrangers and their Affiliates, taken as a whole), (ii) all reasonable and invoices out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of counsel (limited, in the case if such fees, charges and disbursements of counsel to one primary counsel, and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel (and, if applicable, one additional special regulatory counsel and one additional local counsel in each appropriate jurisdiction) for all similarly situated Lenders and Issuing Bank in light of actual or potential conflicts of interest or the availability of different claims or defenses), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Company and each Borrowing Subsidiary, jointly and severally, shall indemnify the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks and the Lenders and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (limited, in the case if such fees, charges and disbursements of counsel, to one primary counsel and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel (and, if reasonably necessary, one additional special regulatory counsel and one additional local counsel in each appropriate jurisdiction) for all similarly situated other Indemnitees in light of actual or potential conflicts of interest or the availability of different claims or defenses), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Commitment Letter, any Fee Letter, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) the material breach by such Indemnitee of its obligations under the Loan Documents or (z) arise solely from a dispute among the Indemnitees (except when and to the extent that one of the Indemnitees party to such dispute was acting in its capacity or in fulfilling its role as the Administrative Agent, an Arranger, a

Syndication Agent, a Documentation Agent or any similar role under this Agreement or any other Loan Document) that does not involve any act or omission of the Company or any of its Affiliates in violation of the Loan Documents. Notwithstanding the foregoing, no Borrower shall be liable for any settlement of any such claim, litigation, investigation, arbitration or proceeding if the amount or terms of such settlement was effected without the Company’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Company’s written consent or if there is a final judgment for the plaintiff in any such claim, litigation, investigation, arbitration or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee from and against any and all Liabilities and related expenses by reason of such settlement or judgment. No Borrower shall, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement or consent to the entry of any judgment of any pending or threatened claim, litigation, investigation, arbitration or proceeding against an Indemnitee in respect of which indemnity has been or could have been sought hereunder by such Indemnitee unless such settlement (x) includes a release of such Indemnitee, in form and substance reasonably satisfactory to such Indemnitee, from all Liability on claims that are the subject matter thereof and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee or any injunctive relief or other non-monetary remedy. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that the Company or any Borrowing Subsidiary fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Issuing Bank, or any Related Party of any of the foregoing Persons under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s “pro rata share” (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s or such Borrowing Subsidiary’s, as applicable, failure to pay any such amount shall not relieve the Company or such Borrowing Subsidiary, as applicable, of any default in the payment thereof); provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing Persons acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any Issuing Bank acting for such Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, at any time, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Term Loans and unused Term Commitments, in each case, at such time (or most recently outstanding and in effect).

(d) To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and the Approved Electronic Platform) or (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Lender-Related Person shall assert, and each of them hereby waives, any Liabilities against any Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing in this sentence shall limit any Borrower’s or any other Loan Party’s indemnity and reimbursement obligations set forth in this Section or elsewhere in the Loan Documents.

(e) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including the parties to any Borrowing Subsidiary Agreement) and their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), except that (i) except as expressly provided in Section 6.03(a), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and the Related Parties of any of the foregoing Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Company; provided that the Company shall be deemed to have consented to any such assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as to assignments to Approved Funds, only in the case of an assignment of Term Loans) or, if a Specified Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) in the case of any assignment of a Revolving Commitment or LC Exposure, each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that (1) the Company shall be deemed to have consented to any such assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof and (2) no such consent of the Company shall be required if a Specified Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (1) an Assignment and Assumption or (2) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of US$3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement and the other Loan Documents that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Issuing Banks, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender and each Issuing Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or an Issuing Bank, as applicable, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that (A) the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no Liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee and (B) if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(d), 2.05(e), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Subject to Section 9.04(f), any Lender may, without the consent of the Company, any Issuing Bank or the Administrative Agent, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(g) (it being understood that the documentation required under Section 2.16(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided further that such Participant agrees to be subject to the provisions of Sections 2.16 and 2.18 as if it were an assignee under paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(d) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 with respect to any participation than the participating Lender would have been entitled to receive, unless (i) the sale of the participation to such Participant is made with the Company’s prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender (it being understood that the documentation required under Section 2.16(e) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). With respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this paragraph (f)(i) shall not be void, but the other provisions of this paragraph (f) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of paragraph (f)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) prior to the Availability Date, terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Commitment, (B) following the Availability Date, prepay any Loan of such Disqualified Institution by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Loan, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder, and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04) all of its interest, rights and obligations under this Agreement with respect to any Loan to one or more Persons at the lesser of (1) the principal amount of such Loan and (2) the amount that such Disqualified Institution paid to acquire such Loan, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, each Disqualified Institution party hereto hereby agrees (1) not to vote on any such plan, (2) if such Disqualified Institution does vote on any such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable law), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable law) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on any applicable electronic transmission system, including that portion thereof that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties thereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.15, 2.16 and 9.03, this Section 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the occurrence of the Termination Date and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable by the Company to the Administrative Agent in connection with the credit facilities established hereunder constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates with respect to the credit facilities established hereunder under the Commitment Letter or any commitment advices submitted by any Lender (but do not supersede any provisions of the Commitment Letter that by the terms thereof survive the effectiveness of this Agreement or any provisions of any Fee Letter, all of which provisions shall remain in full force and effect). Except as provided in Sections 4.01 and 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (A) agree that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Loan Parties, Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agree that each of the Administrative Agent, the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waive any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, any Lender’s or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement held by such Lender, Issuing Bank or Affiliate, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, SUBJECT TO THE FINAL SENTENCE OF THIS PARAGRAPH, ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AGAINST ANY FOREIGN BORROWING SUBSIDIARY OR ITS PROPERTIES IN THE COURTS OF THE JURISDICTION OF ORGANIZATION OF SUCH FOREIGN BORROWING SUBSIDIARY.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any transactions contemplated hereby or thereby in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) Each party to this Agreement (including each Borrowing Subsidiary) irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each of the Borrowing Subsidiaries hereby appoints the Company as its agent to receive on its behalf service of proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby in any court, such service being hereby acknowledged by each Borrowing Subsidiary to be effective and binding service in every respect. The Company hereby accepts such appointment. Such appointment shall be irrevocable by each Borrowing Subsidiary until the Termination Date. Each Foreign Borrowing Subsidiary hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of such service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Borrowing Subsidiary to the address of which such Foreign Borrowing Subsidiary shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Borrowing Subsidiary irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Borrowing Subsidiary, as applicable, in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Borrowing Subsidiary, as applicable. To the extent any Foreign Borrowing Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise) or such Foreign Borrowing Subsidiary, as applicable, hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed by the Administrative Agent, any Issuing Bank or any Lender (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to customary confidentiality obligations of employment or professional practice and that the Administrative Agent, such Issuing Bank or such Lender, as applicable, shall be responsible for any breach of confidentiality by any Person described in this clause (a) to whom the Administrative Agent, such Issuing Bank or such Lender discloses such Information), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) to whose jurisdiction the Administrative Agent, such Issuing Bank or such Lender is subject, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that notice of such requirement or legal process shall be promptly furnished to the Company prior to such disclosure to the extent practicable and not legally prohibited), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or thereunder (provided that notice of such suit, action or proceeding shall be promptly furnished to the Company prior to such disclosure to the extent practicable and not legally prohibited), (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or to any actual or prospective counterparty to any swap or derivative transaction relating to the Company, its Subsidiaries and any of their obligations (or, in each case, to their advisors), (g) with the consent of the Company, (h) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facility provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section 9.12, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or its Subsidiaries or their business, other than (x) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company from a Person that is not an Affiliate of the Administrative Agent, such Issuing Bank or such Lender and is not known to the Administrative Agent, such Issuing Bank or such Lender to be violating a confidentiality obligation by such disclosure and (y) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company or its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Borrower consents to the publication by the Administrative Agent or any Lender of customary “tombstone” advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of any Borrower; provided that any such advertising materials shall be provided in draft form to the Company for review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed) prior to the publication thereof.

SECTION 9.13. Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY LOAN PARTY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein or in any other Loan Document to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by such Lender.

SECTION 9.15. Release of Guarantors and Liens. (a) Subject to Section 2.04 of the Guarantee Agreement, each of the Guarantors shall automatically be released from its obligations under the Guarantee Agreement (and its Guarantee created thereunder shall automatically be released) and each of the Guarantors shall automatically be released from its obligations under the Collateral Agreement (and its Liens granted thereunder shall automatically be released), in each case, upon the occurrence of the Termination Date.

(b) A Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee Agreement (and its Guarantee created thereunder shall automatically be released) and the Security Documents (and the Liens granted by it thereunder shall automatically be released) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor (x) ceases to be a Subsidiary or (y) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, ceases to be a Designated Subsidiary; provided that (i) if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (ii) in the case of any such release of any Subsidiary Guarantor on account of it ceasing to be a Designated Subsidiary as a result of not being a Wholly-Owned Subsidiary, such Subsidiary Guarantor ceased to be a Wholly-Owned Subsidiary as a result of the consummation of a bona fide transaction entered into for a valid business purpose and not undertaken for the primary purpose of obtaining the release of such Subsidiary Guarantor from its obligations under the Guarantee Agreement and/or the Collateral Agreement.

(c) Upon (i) any sale, transfer or other disposition by the Company or any Subsidiary Guarantor (other than to the Company or any Subsidiary Guarantor) of any Collateral in a transaction permitted under this Agreement, (ii) any Collateral being, or becoming, an Excluded Asset or (iii) the effectiveness of any written consent to the release of the Liens created under any Security Document on any Collateral pursuant to Section 9.02, the Liens on such Collateral created by the Security Documents shall be automatically released.

(d) In connection with any such release, the Administrative Agent shall promptly execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such release; provided, that upon the request of the Administrative Agent, the Company shall deliver a certificate of a Responsible Officer of the Company certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and such release is permitted by this Section 9.15. Any execution and delivery of any such document by the Administrative Agent shall be without recourse to or warranty by any Administrative Agent.

SECTION 9.16. USA PATRIOT Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of the transaction contemplated by the Loan Documents (including in connection with any amendment, waiver or other modification of any Loan Document), each Borrower acknowledges and agrees, on behalf of itself and the other Loan Parties, that: (i) (A) the arranging and other services regarding this Agreement provided by the Arrangers, the Lenders and the Issuing Banks are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Arrangers, the Lenders, the Issuing Banks or their respective Affiliates has any obligation to such Loan Party or any of its Affiliates with respect to the transactions contemplated hereby, except, in the case of the Administrative Agent, a Lender or an Issuing Bank, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Arrangers, the Lenders and the Issuing Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and any of its Affiliates, and none of the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to such Loan Party or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases on behalf of itself and the other Loan Parties any claims that any Loan Party may have against any of the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

SECTION 9.19. Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20. Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

CRANE HOLDINGS, CO.

By:	/s/ Richard A. Maue
Name:	Richard A. Maue
Title:	Executive Vice President, Chief Financial Officer

[Signature Page to the Crane Holdings Co. (to be renamed Crane NXT, Co.) Credit Agreement]

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Lender and an Issuing Bank

By:	/s/ Bam Fakorede
Name:	Bam Fakorede
Title:	Vice President

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
Wells Fargo Bank, N.A.

By:	/s/ Michael Dearani
Name:	Michael Dearani
Title:	Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

TD Bank, N.A.

By:	/s/ Daniel Tulloch
Name:	Daniel Tulloch
Title:	Managing Director

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
BANK OF AMERICA, N.A.

By:	/s/ Timothy J. Waltman
Name:	Timothy J. Waltman
Title:	Senior Vice President

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
GOLDMAN SACHS BANK USA

By:	/s/ Jonathan Dworkin
Name:	Jonathan Dworkin
Title:	Authorized Signatory

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
U.S. Bank National Association

By:	/s/ Kelsey Hehman
Name:	Kelsey Hehman
Title:	Assistant Vice President

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
HSBC Bank USA, National Association

By:	/s/ Dennis Tybor
Name:	Dennis Tybor
Title:	Senior Vice President #23307

INTERNAL

Citibank, N.A. as a Lender

By:	/s/ Katherine Ratley
Name:	Katherine Ratley
Title:	Senior Vice President

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
Citizens Bank, N.A.

By:	/s/ Ryan Gass
Name:	Ryan Gass
Title:	Vice President

Name of Lender:
M&T Bank

By:	/s/ Kathryn Williams
Name:	Kathryn Williams
Title:	SVP

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
National Westminster Bank plc

By:	/s/ Jonathan Eady
Name:	Jonathan Eady
Title:	Director

For any Lender requiring a second signature line:

By:
Name:
Title:

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
Huntington National Bank

By:	/s/ Josie Counts
Name:	Josie Counts
Title:	Vice President

SIGNATURE PAGE TO THE

CREDIT AGREEMENT OF

CRANE HOLDINGS, CO. (TO BE RENAMED CRANE NXT, CO.)

Name of Lender:
Capital One, National Association

By:	/s/ David Dale
Name:	David Dale
Title:	Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in Item 1 below (the “Assignor”) and the Assignee identified in Item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the terms hereof (including the Standard Terms and Conditions attached hereto) and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender of the applicable Class under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facilities identified below (including any Letters of Credit and Guarantees included in such credit facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, relating to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor: [•]

2. Assignee: [•]

[and is an Affiliate/Approved Fund of [identify Lender]1]

3. Company: Crane NXT, Co.

4. Administrative Agent: JPMorgan Chase Bank, N.A.

5. Credit Agreement: Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

[1]	Select as applicable.

A-1-1

6. Assigned Interest:

Class of Commitments/ Loans Assigned	Aggregate Amount of Commitment/Loans of the applicable Class	Amount of Commitment/Loans of the applicable Class Assigned[2]	Percentage Assigned of Commitment/Loans of the applicable Class[3]	CUSIP Number (if any)
%
%
%

7. Effective Date: [•] [•], 20[•] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

8. The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[Signature Page Follows]

[2]	Not to be less than US$5,000,000 unless the Company and the Administrative Agent otherwise consent.
[3]	Set forth, to at least 9 decimals, as a percentage of the aggregate amount of Commitment/Loans of all Lenders of the applicable Class.

A-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],

by
Name:
Title:

A-1-3

ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF A DISQUALIFIED INSTITUTION IDENTIFIED ON SUCH LIST [(OTHER THAN, IN THE CASE OF CLAUSE (B), A BONA FIDE DEBT FUND)]4 AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO (A) A DISQUALIFIED INSTITUTION OR (B) AN AFFILIATE OF ANY DISQUALIFIED INSTITUTION (OTHER THAN, IN THE CASE OF THIS CLAUSE (B), A BONA FIDE DEBT FUND) SHALL BE SUBJECT TO SECTION 9.04 OF THE CREDIT AGREEMENT.5

ASSIGNEE [NAME OF ASSIGNEE],

by
Name:
Title:

[Consented to and][6] Accepted: JPMORGAN CHASE BANK, N.A. as Administrative Agent,

by
Name:
Title:

[CRANE NXT, CO.][7],

by
Name:
Title:

[4]	Insert bracketed language if Assignee is a Bona Fide Debt Fund.
[5]	To be completed by Assignee.
[6]	To be added only if the consent of the Administrative Agent is required.
[7]	To be added only if the consent of the Company is required.

A-1-4

Annex I to

Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) [it is] [it is not] a Defaulting Lender; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statement, representation or warranty made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or any collateral thereunder, other than its representations and warranties set forth herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company or any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee and satisfies all the requirements specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type and (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.04 of the Credit Agreement or the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Arrangers, the Assignor or any other Lender or any of their respective Related Parties and (vi) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.16 of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

ANNEX I TO EXHIBIT A-1

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption that is an Electronic Signature transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Assignment and Assumption shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. This Assignment and Assumption and any claim, controversy or dispute (whether in tort, in contract, at law or in equity or otherwise) based upon, arising out of or related to this Assignment and Assumption, shall be construed in accordance with and governed by the laws of the State of New York.

ANNEX I TO EXHIBIT A-1

EXHIBIT B

[FORM OF]

BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

131 S. Dearborn St., Floor 04

Chicago, IL, 60603-5506

Email: jpm.agency.cri@jpmorgan.com

Attention: Attention of Loan and Agency Servicing

[•], 20[•]

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Crane Holdings, Co. (to be renamed Crane NXT, Co. on or about the Availability Date), the Borrowing Subsidiaries party thereto from time to time, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The [Borrower identified below] [Company on behalf of the Borrower identified below] hereby gives notice pursuant to Section 2.03 of the Credit Agreement that it requests Loans to be made under the Credit Agreement and in that connection sets forth below the terms on which such Loans are requested to be made:

(A)	Borrower: [•][8]

(B)	Currency and amount of Borrowing:[9][10][US$__] [C$__] [€__][£__]

(C)	Class of Borrowing: [•][11]

(D)	Date of Borrowing, which shall be a Business Day: [•]

(E)	Type of Borrowing:[12] [•]

(F)	In the case of Term Benchmark Borrowings, initial Interest Period[13]: [•]

[8]	Specify the identity of the Borrower.
[9]	Subject to Section 2.02(c) of Credit Agreement.
[10]	If no election as to currency is specified with respect to any Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars.
[11]	Insert Revolving Borrowing or Tranche A Term Borrowing.
[12]

In the case of a Borrowing denominated in US Dollars, state whether a Term SOFR Borrowing or an ABR Borrowing. In the case of a Borrowing denominated in Canadian Dollars, state CDOR Borrowing. In the case of a Borrowing denominated in Euro, state EURIBOR Borrowing. In the case of a Borrowing denominated in Pounds Sterling, state SONIA Borrowing.

[13]	Must be a period contemplated by the definition of “Interest Period.” If no Interest Period is specified, then the Interest Period shall be of one month’s duration.

B-1

(G)	Account Number and Location[14]

Wire Transfer Instructions
Bank:	[	•]
ABA No.:	[	•]
Account No.:	[	•]
Account Name:	[	•]

[Signature Page Follows]

[14]

In the case of any Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) of the Credit Agreement, the identity of the Issuing Bank that made such LC Disbursement.

B-2

[CRANE HOLDINGS, CO.][15] [CRANE NXT, CO.] [SPECIFY APPLICABLE BORROWING SUBSIDIARY],

by
Name:
Title:

[15]	To be used in connection with the Availability Date.

B-1

EXHIBIT C-1

to Credit Agreement

[FORM OF] BORROWING SUBSIDIARY AGREEMENT, dated as of [         ], among CRANE HOLDINGS, CO., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date) (the “Company”), [NAME OF BORROWING SUBSIDIARY], a [insert jurisdiction] [corporation] [limited liability company] [limited partnership] (the “New Borrowing Subsidiary”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Reference is hereby made to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto from time to time, the Lenders party thereto from time to time and the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to, and issue Letters of Credit for the account of, the Company and the Borrowing Subsidiaries. The Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement. The Company and the New Borrowing Subsidiary represent that the New Borrowing Subsidiary is a Wholly-Owned Subsidiary and a Restricted Subsidiary.

Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent and satisfaction of the other requirements of Section 2.19 of the Credit Agreement, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement, and will be liable for the observance and performance of all of the obligations of a Borrowing Subsidiary under the Credit Agreement (including as a Borrower thereunder) to the same extent as if it had been one of the original parties to the Credit Agreement, including, without limitation, Section 9.03 thereof.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Agreement shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents. The provisions of Sections 9.06, 9.07, 9.09 and 9.10 of the Credit Agreement are hereby incorporated herein as if set forth in full herein, mutatis mutandis.

[Signature Pages Follow]

C-1-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

CRANE NXT, CO.,

by
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

C-1-2

EXHIBIT C-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,

as Administrative Agent

131 S. Dearborn St., Floor 04

Chicago, IL, 60603-5506

Email: jpm.agency.cri@jpmorgan.com

Attention: Attention of Loan and Agency Servicing

[•] [•], 20[•]

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date) (the “Company”), the Borrowing Subsidiaries party thereto from time to time, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The Company hereby terminates the status of [ ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no principal of or interest on any Loan made to the Terminated Borrowing Subsidiary, or any Letter of Credit issued for the account of, or obligation to reimburse LC Disbursements of, the Terminated Borrowing Subsidiary, is outstanding under the Credit Agreement on the date hereof. Notwithstanding the termination of the status of the Terminated Borrowing Subsidiary as a Borrowing Subsidiary under the Credit Agreement, the Company acknowledges that nothing shall affect the obligations of the Company and the Subsidiary Guarantors under the Guarantee Agreement with respect to any Obligations of the Terminated Borrowing Subsidiary incurred prior to the date hereof or any of its obligations that survive the repayment in full of the Loans, the expiration or termination of the Commitments or the termination of the Credit Agreement, as provided in Section 9.05 of the Credit Agreement.

Very truly yours,
CRANE NXT, CO.,

by
Name:
Title:

C-2-1

EXHIBIT D

[FORM OF] COLLATERAL AGREEMENT

dated as of [•], 2023,

among

CRANE HOLDINGS, CO.

(to be renamed CRANE NXT, CO. on or about the Availability Date),

the SUBSIDIARY GRANTORS party hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

[CS&M Ref. No. 6702-405]

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1
SECTION 1.03.	Secured Obligations Limitations	6
SECTION 1.04.	Equal and Ratable Lien	6

ARTICLE II

Pledge of Securities
SECTION 2.01.	Pledge	7
SECTION 2.02.	Delivery of the Pledged Collateral	7
SECTION 2.03.	Representations and Warranties	8
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 2.05.	Registration in Nominee Name; Denominations	9
SECTION 2.06.	Voting Rights; Dividends and Interest	10

ARTICLE III

Security Interests in Personal Property
SECTION 3.01.	Security Interest	12
SECTION 3.02.	Representations and Warranties	13
SECTION 3.03.	Covenants	15
SECTION 3.04.	Covenants Regarding Instruments	17
SECTION 3.05.	Covenants Regarding Intellectual Property Collateral	17

ARTICLE IV

Remedies
SECTION 4.01.	Remedies upon Default	18
SECTION 4.02.	Application of Proceeds	20
SECTION 4.03.	Grant of License to Use Intellectual Property	21
SECTION 4.04.	Securities Act	22

ARTICLE V

Certain Agreements of the 2036 Notes Holders
SECTION 5.01.	Appointment of Administrative Agent	23
SECTION 5.02.	Enforcement of Security Documents; Restrictions on Actions	23

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Schedules

Schedule I	Initial Subsidiary Grantors
Schedule II	Pledged Capital Stock; Pledged Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit A	Form of Copyright Security Agreement
Exhibit B	Form of Patent and Trademark Security Agreement
Exhibit C	Form of Supplement

ii

COLLATERAL AGREEMENT, dated as of [•], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among CRANE HOLDINGS, CO., a Delaware corporation (to be renamed CRANE NXT, CO. on or about the Availability Date) (the “Company”), the SUBSIDIARY GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors are, or are Affiliates of, the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Each capitalized term used (including in the introductory paragraph hereof) but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the UCC. The term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“1991 Indenture” means the Indenture, dated as of April 1, 1991, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee. All references herein to the 1991 Indenture shall be deemed to refer to such Indenture as amended, supplemented or otherwise modified from time to time, except to the extent any such amendment, supplement or other modification affects, directly or indirectly (including as a result of an amendment, supplement or other modification), Section 3.9 thereof in a manner that is adverse in any respect to the Credit Agreement Secured Parties.

“1991 Indenture Basket Amount” means, at any time, the aggregate amount of the Restricted Credit Agreement Secured Obligations outstanding at such time as were, at the respective times of the incurrence thereof, permitted under Section 3.9(k) set forth in the 1991 Indenture to be secured by Liens on any assets of the Company or any Subsidiary Grantor without Section 3.9 of the 1991 Indenture requiring the Company or such Subsidiary Grantor to effectively provide that the 2036 Notes be equally and ratably secured by a Lien ranking ratably therewith or equal thereto (or prior thereto).

“2013 Indenture” means the Indenture, dated as of December 13, 2013, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee.

“2018 Indenture” means the Indenture, dated as of February 5, 2018, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee.

“2023 Notes” means the 4.450% Senior Notes due 2023 issued under the 2013 Indenture and outstanding on the Effective Date.

“2036 Notes” means the 6.55% Senior Notes due 2036 issued under the 1991 Indenture and outstanding on the Effective Date.

“2036 Notes Holders” has the meaning given to the term “Holders”, as defined in the 1991 Indenture.

“2036 Notes Obligations” means (a) the due and punctual payment by the Company of the principal of and premium, if any, and interest (including interest accruing, at the rate specified in the 2036 Notes, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all the 2036 Notes, when and as due, whether at maturity, by acceleration or otherwise, and (b) the due and punctual payment or performance by the Company of all other monetary obligations owed to the 2036 Notes Holders in respect of the 2036 Notes; provided that for purposes of this Agreement and the other Security Documents, at any time when the aggregate amount of the Restricted Credit Agreement Secured Obligations outstanding at such time shall be equal to or less than the 1991 Indenture Basket Amount at such time, the amount of the “2036 Notes Obligations” shall be deemed to be zero.

“2036 Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the 1991 Indenture, or any successor trustee in any such capacity.

“2048 Notes” means the 4.200% Senior Notes due 2048 issued under the 2018 Indenture and outstanding on the Effective Date.

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account or a Payment Intangible.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph hereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Article 9 Collateral” has the meaning set forth in Section 3.01.

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“Collateral” means Article 9 Collateral and Pledged Collateral.

“Company” has the meaning set forth in the preamble hereto.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit A hereto.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to or protected by the copyright laws of the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, including supplemental registrations, and renewals or extensions in the United States Copyright Office or any similar office in any other country, supranational authority or any political subdivision of any of the foregoing, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (c) all other rights in or to any of the foregoing.

“Credit Agreement” has the meaning set forth in the introductory paragraph hereto.

“Credit Agreement Secured Obligations” means (a) the Loan Document Obligations, (b) the Designated Cash Management Obligations, (c) the Designated Hedging Obligations and (d) the Designated Performance LC Obligations.

“Credit Agreement Secured Parties” means (a) the Administrative Agent, (b) the Arrangers, (c) the Lenders, (d) the Issuing Banks, (e) holders of the Designated Cash Management Obligations, holders of the Designated Hedging Obligations and holders of the Designated Performance LC Obligations, (f) the express beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (g) any other holder of any of the Credit Agreement Secured Obligations.

“Excess Restricted Credit Agreement Secured Obligations” means, at any time, such amount of the Restricted Credit Agreement Secured Obligations outstanding at such time as exceeds the 1991 Indenture Basket Amount.

“Federal Securities Laws” has the meaning set forth in Section 4.04.

“Grantors” means the Company and the Subsidiary Grantors.

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“Intellectual Property” means, with respect to any Person, all intellectual property rights, industrial property rights and similar property rights of every kind and nature now owned or hereafter acquired or licensed by such Person, including inventions, designs, utility models, Patents, Copyrights, rights granted under Intellectual Property Licenses, rights in Software, Trademarks, domain names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, and all registrations and applications for registration of any of the foregoing, and all rights to sue and recover damages for past, present and future infringement, misappropriation, dilution or other violation of any of the foregoing.

“Intellectual Property License” means any Patent License, Trademark License, Copyright License, Software License or other license, sublicense or consent agreement related to Intellectual Property to which any Grantor is a party.

“Intellectual Property Security Agreements” means the Copyright Security Agreement and the Patent and Trademark Security Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement substantially in the form of Exhibit B hereto.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell or otherwise exploit any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof (including industrial designs) in any other country, supranational authority or any political subdivision of any of the foregoing, all registrations thereof and all applications for letters patent of the United States of America or the equivalent thereof (including industrial designs) in any other country, supranational authority or any political subdivision of any of the foregoing, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, substitutions, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, offer to use, sell, offer to sell, dispose, offer to dispose of, import or export the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate delivered to the Administrative Agent pursuant to Section 4.02 of the Credit Agreement.

“Pledged Capital Stock” has the meaning set forth in Section 2.01.

“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledged Debt Securities” has the meaning set forth in Section 2.01.

4

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership interest certificates, share certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, Instruments or other documents representing or evidencing any Pledged Collateral.

“Quarterly Update Date” means, with respect to any event, the later of (a) the date by which a Compliance Certificate with respect to the fiscal quarter in which such event occurs (or the fiscal year ending with such fiscal quarter) is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement and (b) 30 days after the date on which such event occurs.

“Restricted Credit Agreement Secured Obligations” means any Credit Agreement Secured Obligations that constitute “Indebtedness” under and as defined in the 1991 Indenture.

“Secured Obligations” means, subject to Section 1.03 hereof, (a) all the Credit Agreement Secured Obligations and (b) all the 2036 Notes Obligations.

“Secured Parties” means (a) the Credit Agreement Secured Parties and (b) the 2036 Notes Holders.

“Security Interest” has the meaning set forth in Section 3.01(a).

“Software” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, source code and object code, (b) databases and compilations, including data and collections of data, whether machine-readable or otherwise, and (c) development and design tools, library functions and compilers.

“Software License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell or otherwise exploit any Software, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.

“Subsidiary Grantors” means the entities (other than the Company) identified on Schedule I hereto and each other Restricted Subsidiary that becomes a party to this Agreement as a “Subsidiary Grantor” after the Availability Date pursuant to Section 6.14; provided that if a Restricted Subsidiary is released from its obligations as a Subsidiary Grantor hereunder as provided in Section 6.13(b), such Restricted Subsidiary shall automatically cease to be a Subsidiary Grantor hereunder effective upon such release.

“Supplement” means an instrument substantially in the form of Exhibit C hereto, or any other form approved by the Administrative Agent and the Company.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use or otherwise exploit any Trademark now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.

5

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, trade styles, trade dress, logos, and other similar source or business identifiers, designs and general intangibles of like nature, all registrations thereof, and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other rights in or to any of the foregoing.

“UCC” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

SECTION 1.03. Secured Obligations Limitations. Notwithstanding anything to the contrary herein or in any other Loan Document, (a) the aggregate amount of the Secured Obligations, to the extent such Secured Obligations constitute “Indebtedness” (as defined in the 2018 Indenture as in effect on the Effective Date), secured by the “Principal Properties” (as defined in the 2018 Indenture as in effect on the Effective Date), shall be limited to the maximum amount that may be secured under Section 3.9(o) set forth in the 2018 Indenture (as the 2018 Indenture is in effect on the Effective Date), provided that (i) such limitation shall apply only for so long as the 2048 Notes are outstanding and (ii) it is understood that such limitation does not apply with respect to the amount of the Secured Obligations secured by any assets or properties of the Company or any Subsidiary Grantor that do not constitute “Principal Properties” (as so defined), and (b) the aggregate amount of the Secured Obligations, to the extent such Secured Obligations constitute “Indebtedness” (as defined in the 2013 Indenture as in effect on the Effective Date) shall be limited to the maximum amount that may be secured under Section 3.9(l) set forth in the 2013 Indenture (as the 2013 Indenture is in effect on the Effective Date), provided that such limitation shall apply only for so long as the 2023 Notes are outstanding.

SECTION 1.04. Equal and Ratable Lien. This Agreement is intended to cause the Liens created hereunder securing the Restricted Credit Agreement Secured Obligations, but only to the extent such Liens secure the Excess Restricted Credit Agreement Secured Obligations, to secure the 2036 Notes Obligations equally and ratably with the Excess Restricted Credit Agreement Secured Obligations to the extent required by Section 3.9 of the 1991 Indenture, and this Agreement shall be construed to give effect to the foregoing intent.

6

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Capital Stock now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and any other Instruments representing all such Capital Stock (the assets under clauses (i) and (ii), collectively, the “Pledged Capital Stock”); (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all promissory notes and other Instruments evidencing all such debt securities (the assets under clauses (i) and (ii), collectively, the “Pledged Debt Securities”); (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Capital Stock and the Pledged Debt Securities; (d) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities, Instruments and other property referred to in clauses (a), (b) and (c); and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided that notwithstanding anything to the contrary herein or in any Loan Document, if, to the extent and for so long as any of the foregoing assets (or any portion thereof) constitutes an Excluded Asset, the foregoing pledge and security interest shall not attach to, and the Collateral, Pledged Capital Stock, Pledged Debt Securities and Pledged Collateral shall not include, such asset (it being understood that the foregoing pledge and security interest shall immediately attach to, and Pledged Capital Stock, Pledged Debt Securities and Pledged Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Asset).

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent (or its designee) any and all Pledged Securities (i) on the date hereof (or such later date as the Administrative Agent may reasonably agree), in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) on or before the next Quarterly Update Date (or such later date as the Administrative Agent may reasonably agree), in the case of any such Pledged Securities acquired by such Grantor after the date hereof; provided that no Grantor shall be required to deliver to the Administrative Agent (or its designee) (x) any Pledged Securities representing Capital Stock in any Person that is not a Restricted Subsidiary, any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or any Restricted Subsidiary that is not a Material Subsidiary or (y) any promissory notes or other evidence of Indebtedness in an individual amount of less than US$10,000,000 (or the equivalent thereof in other currencies).

(b) Each Grantor will cause all Indebtedness owed to such Grantor by the Company or any Restricted Subsidiary to be evidenced by a duly executed promissory note (which may be the Global Promissory Note) that is delivered to the Administrative Agent (i) on the date hereof (or such later date as the Administrative Agent may reasonably agree), in the case of any such promissory note existing on the date hereof, and (ii) on or before the next Quarterly Update Date (or such later date as the Administrative Agent may reasonably agree), in the case of any such promissory note acquired by such Grantor after the date hereof.

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(c) Upon delivery to the Administrative Agent (or its designee), (i) any Pledged Securities required to be delivered to the Administrative Agent pursuant to this Agreement shall be accompanied by undated stock or note powers, as applicable, duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent duly executed by the applicable Grantor in blank and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral required to be delivered to the Administrative Agent pursuant to this Agreement shall be accompanied by undated instruments of transfer duly executed by the applicable Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request.

SECTION 2.03. Representations and Warranties. Each Grantor represents and warrants, on the date hereof (or, in the case of any Subsidiary Grantor that becomes a party hereto after the date hereof, on the date such Subsidiary Grantor becomes a party hereto) and thereafter on each date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, to the Administrative Agent, for the benefit of the Credit Agreement Secured Parties, that:

(a) Schedule II sets forth, as of the date hereof, a true and complete list with respect to each Grantor of (i) all the Pledged Capital Stock owned by such Grantor and the percentage of the issued and outstanding units of each class of the Capital Stock of the issuer thereof represented by the Pledged Capital Stock owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b) with respect to the Pledged Capital Stock and the Pledged Debt Securities issued by the Company or any Restricted Subsidiary, such Pledged Capital Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of such Pledged Capital Stock, are fully paid and nonassessable and (ii) in the case of such Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) except for the security interests granted hereunder and under the other Loan Documents, each of the Grantors (i) as of the date hereof is, and subject to any transfers or dispositions made in compliance with the Credit Agreement will continue to be, the direct owner, and is a beneficial owner and owner of record of the Pledged Securities indicated on Schedule II as owned by such Grantor and (ii) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and other Liens permitted under the Credit Agreement), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally and by applicable law in the case of Capital Stock of any Foreign Subsidiary, (i) the Pledged Collateral is and will continue to be freely transferable and assignable, and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise adversely affect in any manner adverse to the Secured Parties, in each case, in any material respect, the pledge of such Pledged Collateral hereunder, the sale, transfer or other disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

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(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of, registration or filing with, or any other action by, any Governmental Authority, is or will be required for the validity of the pledge effected hereby, except (i) such as have been obtained or made and are in full force and effect and (ii) filings with the SEC reporting the Transactions; and

(g) subject to applicable law in the case of Capital Stock in any Foreign Subsidiary, by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent (or its designee) in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities (subject to Liens permitted pursuant to the Credit Agreement), as security for the payment and performance of the Secured Obligations.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that (a) to the extent any interest in any limited liability company, exempted company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Grantors) and included in the Pledged Collateral is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated, and such certificates shall be delivered to the Administrative Agent (or its designee) in accordance with Section 2.02(a), and (b) each such interest shall , for so long as it continues to be a security and is part of the Pledged Collateral, and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company, exempted company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Grantors) and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides, prior written notification to the Administrative Agent (or notice as of a later date agreed to by the Administrative Agent) that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the UCC and such interest is thereafter represented by a certificate, and such certificate shall be delivered to the Administrative Agent (or its designee) in accordance with Section 2.02(a).

SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, the Administrative Agent shall have notified the Grantors in writing of its intent to exercise such rights, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or in its own name as pledgee, or in the name of its nominee (as pledgee, or

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as sub-agent). If an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, the Administrative Agent shall have notified the Grantors in writing of its intent to exercise such right, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and is continuing and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, the Administrative Agent shall have notified the Grantors in writing that their rights under this Section 2.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof;

(ii) the Administrative Agent shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall if necessary (upon the written request of any Grantor and at the cost and expense of the Grantors) promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Capital Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, amalgamation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor and required to be delivered to the Administrative Agent (or its designee) hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be promptly (but in any event within five (5) Business Days after receipt thereof) delivered to the Administrative Agent (or its designee) in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).

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(b) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall promptly (but in any event within five (5) Business Days after receipt thereof) be delivered to the Administrative Agent (or its designee) upon demand in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent or, in the case of money, turned over by the Administrative Agent to the Administrative Agent promptly upon receipt of such money, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Company has delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to that effect, the Administrative Agent shall promptly repay (or cause to be repaid) to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, after the Administrative Agent shall have notified the Grantors in writing of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06 (including the right to consent to the admission of any Person as a member of any limited liability company that is an issuer of Pledged Collateral), and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Administrative Agent, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Company has delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section shall be in effect.

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(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 shall be in writing and (i) may be given with respect to one or more of the Grantors at the same or different times and (ii) may suspend the rights and powers of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers; provided that the Administrative Agent may only provide any such notice if an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment and performance in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash, cash equivalents and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles, including all Intellectual Property;

(vii) all Inventory;

(viii) all other Goods;

(ix) all Instruments;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims;

(xiii) all Fixtures;

(xiv) all books and records pertaining to the Article 9 Collateral; and

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(xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary herein or in any other Loan Document, if, to the extent and for so long as any asset is an Excluded Asset, the Security Interest shall not attach to, and the Collateral and Article 9 Collateral shall not include, such asset (it being understood that the Security Interest shall immediately attach to, and the Article 9 Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Asset).

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time on and after the date hereof and from time to time thereafter to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” or “all assets whether now owned or hereafter acquired” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (B) whether such Grantor is an organization and the type of organization of such Grantor. Each Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

The Administrative Agent (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party. Notwithstanding anything to the contrary herein or in any other Loan Document, the Grantors shall not have any obligation to perfect any Lien on any Intellectual Property included in the Collateral (or record any notice thereof) in any jurisdiction other than the United States of America.

(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. Each Grantor represents and warrants, on the date hereof (or, in the case of any Subsidiary Grantor that becomes a party hereto after the date hereof, on the date such Subsidiary Grantor becomes a party hereto) and thereafter on each date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, to the Administrative Agent, for the benefit of the Credit Agreement Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest, (i) except for Liens permitted under the Credit Agreement and (ii) except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent the

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Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization, incorporation or formation of each Grantor, is correct and complete in all material respects as of the date hereof. The UCC financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent (or its designee) and provided to the Company or its counsel for review, in each case, based upon the information provided to the Administrative Agent in the Perfection Certificate (or specified by notice from the Company to the Administrative Agent after the date hereof in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States issued Patents (and Patents for which United States applications for registration are pending), United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights (and Copyrights for which United States applications for registration are pending) and material United States exclusive Copyright Licenses with respect to United States registered Copyrights as of the date hereof) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by the filing of UCC financing statements in the “location” (as defined in the UCC) of the applicable Grantor and filings with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of UCC-3 amendment statements. A Copyright Security Agreement and a Patent and Trademark Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States issued Patents (and Patents for which United States applications for registration are pending), United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights (and Copyrights for which United States applications for registrations are pending) and material United States exclusive Copyright Licenses with respect to United States registered Copyrights, as applicable, as of the date hereof, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the

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Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and material United States exclusive Copyright Licenses in which a security interest may be perfected by filing, recording or registration in the United States of America, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and material United States exclusive Copyright Licenses (or registration or recordation or application for registration or recordation thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by the filing of UCC financing statements in the “location” (as defined in the UCC) of the applicable Grantor and (iii) subject to the filings described in Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the applicable Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under the Credit Agreement.

(d) Schedule III sets forth, as of the date hereof, a true and complete list, with respect to each Grantor, of (i) all issued Patents, and Patents for which applications are pending, (ii) all registered Copyrights, and Copyrights for which registration applications are pending, (iii) all material exclusive Copyright Licenses under which such Grantor is a licensee with respect to registered Copyrights and (iv) all registered Trademarks (and Trademarks for which registration applications are pending), in each case, owned by a Grantor and issued, registered or applied-for with the United States Patent and Trademark Office or the United States Copyright Office (or, in the case of clause (iii), with respect to Copyrights that are registered with the United States Copyright Office), specifying the name of the registered owner (or, if not registered, the owner), title, registration or application number (if applicable), and application filing date or registration/renewal date (if applicable).

SECTION 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral (other than Intellectual Property, which is governed by Section 3.05) against all Persons, except with respect to Article 9 Collateral that (i) is subject to a transaction permitted under the Credit Agreement or (ii) such Grantor determines in its good faith business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business as now conducted and as proposed to be conducted, and to defend the Security Interest of the Administrative Agent in Article 9 Collateral and the priority thereof against any Lien not permitted under the Credit Agreement, subject to the rights of such Grantor under Sections 8.07(c) and 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

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(b) Each Grantor agrees, at its own expense, to file or cause to be filed (or provide to the Administrative Agent for filing) such UCC financing statements (including fixture filings, as applicable) and such filings with the United States Patent and Trademark Office and the United States Copyright Office (and, in each case, such continuations thereof or amendments thereto) as, in each case, shall be necessary for the Security Interest and other Liens created hereby to be established as a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) on the date hereof and at all times hereafter, to the extent perfection of the Security Interests or such other Liens may be obtained by filing UCC financing statements (including fixture filings) (or continuations thereof or amendments thereto) or by making such filings with the United States Patent and Trademark Office or the United States Copyright Office. Furthermore, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(c) At its option, upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, if the Administrative Agent shall have notified the Grantors in writing of its intent to exercise such option, the Administrative Agent may (but shall have no obligation to) discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or the other Loan Documents, and each Grantor, jointly and severally, agrees to reimburse the Administrative Agent, within ten (10) Business Days after written demand, for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.

(d) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor, jointly and severally, agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(e) Unless and until the Administrative Agent shall notify the Grantors in writing that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral, the Grantors may use, sell, convey, lease, assign, transfer and otherwise dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement and the other Loan Documents.

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(f) Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, exercisable solely upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain (and such insurance is not obtained or maintained on its behalf) any of the policies of insurance required by Section 5.06 of the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may (but shall have no obligation to), without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, after the occurrence and during the continuance of an Event of Default, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable and documented out of pocket attorneys’ fees (limited to one outside counsel in each relevant jurisdiction), court costs, expenses and other charges relating thereto, shall be payable by the Grantors to the Administrative Agent within thirty (30) days of receipt by the Company of an invoice setting forth such expenses in reasonable detail and shall be additional Secured Obligations secured hereby.

SECTION 3.04. Covenants Regarding Instruments. Without limiting each Grantor’s obligations under Article II, each Grantor agrees, if such Grantor shall at any time hold or acquire any Instruments (other than Instruments with a face amount of less than US$10,000,000 or that constitute an Excluded Asset), such Grantor shall, at its own expense, endorse, assign and deliver the same to the Administrative Agent (or its designee) (a) on the date hereof (or such later date as the Administrative Agent may reasonably agree), in the case of any such Instruments owned by such Grantor on the date hereof, and (b) otherwise, on or before the Quarterly Update Date following the acquisition of any such Instruments (or such later date as the Administrative Agent may reasonably agree), in each case accompanied by such Instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

SECTION 3.05. Covenants Regarding Intellectual Property Collateral. (a) Each Grantor agrees to (i) use commercially reasonable efforts to cooperate with the Administrative Agent and the Lenders in their efforts to preserve the existence and availability of the material Intellectual Property included in the Collateral in the form and manner used by the Company and its subsidiaries to conduct their business, (ii) use commercially reasonable efforts to preserve the existence and maintain such Intellectual Property, except as permitted by the Credit Agreement, and (iii) upon the occurrence and during the continuance of an Event of Default, enforce the Administrative Agent’s rights and remedies with respect to such Intellectual Property.

(b) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon request of the Administrative Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License or any other Intellectual Property License under which such Grantor is a licensee, in each case, that is included in the Article 9 Collateral, to the extent reasonably necessary to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

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ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to, upon the demand of the Administrative Agent, assemble each item of Collateral or any part thereof and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent. It is agreed that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained) of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or, with respect to Intellectual Property that is owned by a Grantor, to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine, and (b) with or without legal process and with or without prior notice or demand for performance to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons that will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion

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thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, but only during the continuance of an Event of Default, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof that is entered into during the continuance of an Event of Default shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations (other than contingent and expense reimbursement obligations not then due and payable) paid in full, unless otherwise set forth in such agreement or required by applicable laws or court order. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions. For the avoidance of doubt, after all Events of Default have been cured or waived and the Company has delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to that effect, all rights vested in the Administrative Agent pursuant to this Article IV shall cease.

Each Grantor irrevocably consents (a) to the transfer of any Pledged Collateral constituting Capital Stock by the Administrative Agent to any Person as a result of any exercise of remedies by the Administrative Agent hereunder, and agrees that notwithstanding anything to the contrary in the Organizational Documents of any issuer of such Capital Stock, such transfer shall be permitted under such Organizational Documents, and (b) to the admission of any Person that acquires, as a result of any exercise of remedies by the Administrative Agent hereunder, any Pledged Collateral constituting Capital Stock issued by a limited liability company as a member of such limited liability company.

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SECTION 4.02. Application of Proceeds. (a) The Administrative Agent shall apply all proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

first, to payment of that portion of the Credit Agreement Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 of the Credit Agreement, amounts payable to the Administrative Agent pursuant to Section 2.11(d) of the Credit Agreement and all costs and expenses incurred by the Administrative Agent in connection with such collection, sale, foreclosure or other realization or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document);

second, to payment of that portion of the Credit Agreement Secured Obligations (other than Designated Cash Management Obligations, Designated Hedging Obligations and Designated Performance LC Obligations) constituting fees, expenses, indemnities and other amounts (other than any principal, reimbursement obligations in respect of LC Disbursements and any other Restricted Credit Agreement Secured Obligations) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03 of the Credit Agreement) arising under the Loan Documents, ratably among the Credit Agreement Secured Parties in proportion to the respective amounts described in this clause second payable to them;

third, to the payment, in an aggregate amount not to exceed the 1991 Indenture Basket Amount, of the other Credit Agreement Secured Obligations then due and payable, ratably among the Credit Agreement Secured Parties in proportion to the respective amounts described in this clause third payable to them;

fourth, (i) to the payment in full of all the Secured Obligations then due and payable and (ii) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Company pursuant to Section 2.05(j) or 2.23 of the Credit Agreement (and to cash collateralize that portion of Designated Performance LC Obligations comprising the undrawn amount of Designated Performance Letters of Credit to the extent not otherwise cash collateralized by the Company or any Subsidiary in accordance with the terms thereof), ratably among the Secured Parties in proportion to the respective amounts described in this clause fourth payable to them; provided further that if any amount remains on deposit as cash collateral after all Letters of Credit or, as to the cash collateral on deposit with respect to any Designated Performance Letter of Credit, such Designated Performance Letter of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above; and

finally, the balance, if any, after all Secured Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law.

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Notwithstanding the foregoing, (i) the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Subsidiary Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Subsidiary Grantor and shall instead be applied to other Secured Obligations in the order set forth above, and (ii) the Designated Cash Management Obligations, the Designated Hedging Obligations and the Designated Performance LC Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable holders thereof as to the existence and amount of such Secured Obligations. Each holder of any Designated Cash Management Obligations, the Designated Hedging Obligations and the Designated Performance LC Obligations that has given the notice referred to in clause (ii) above shall, by such notice, be deemed to have agreed to be bound by the provisions of Article VIII of the Credit Agreement that are expressed to be applicable to it as a holder of such Secured Obligations. Nothing in this Section 4.02(a) shall affect the provisions contained in Article Five of the 1991 Indenture.

(b) The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.

(c) The Administrative Agent shall make all payments and distributions that are to be made by it hereunder on account of the 2036 Notes Obligations to the 2036 Notes Trustee. All distributions made by the Administrative Agent to the Secured Parties shall be (subject to any decree of any court of competent jurisdiction) final, absent manifest error, and the Administrative Agent shall have no duty to inquire as to the application by the 2036 Notes Trustee of any amounts distributed to it on account of the 2036 Notes Obligations.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor, to the extent it is able to do so without breaching the terms of any contract to which such Grantor is a party and without breaching applicable law, hereby grants to the Administrative Agent, to the extent of such Grantor’s rights and effective only during the continuance of an Event of Default, an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors, but subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks), to exploit, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the

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compilation, printout, display, transfer, disclosure, processing or sharing thereof and the usernames, passwords and related information required to access the foregoing, the right to prosecute and maintain such Intellectual Property and the right to sue for infringement of such Intellectual Property. Upon the occurrence and during the continuance of an Event of Default, each Grantor further agrees to cooperate with the Administrative Agent in any attempt to prosecute or maintain such Intellectual Property or sue for infringement of such Intellectual Property. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure or waivers of an Event of Default. Each Grantor irrevocably agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may sell any of such Grantor’s Inventory directly to any Person, including Persons that have previously purchased the Grantor’s Inventory from such Grantor, and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory that bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor, and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein (in each case, to the extent such Grantor has the rights to grant such rights).

SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933 as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur

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no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE V

Certain Agreements of the 2036 Notes Holders

SECTION 5.01. Appointment of Administrative Agent. By acceptance of the benefits of, or claiming any rights under, this Agreement or any other Security Document, each 2036 Notes Holder shall be deemed to have irrevocably appointed the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns, which appointment shall automatically terminate with respect to such 2036 Notes Holder on the later of (x) the Termination Date and (y) the date upon which the 2036 Notes are no longer required to be equally and ratably secured pursuant to the 1991 Indenture, to serve as the “Administrative Agent” under this Agreement and the other Security Documents, and authorized the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement and the other Security Documents as are delegated to the Administrative Agent under this Agreement and the other Security Documents and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, by acceptance of the benefits of, or claiming any rights under, this Agreement or any other Security Document, each 2036 Notes Holder shall be deemed to have authorized the Administrative Agent to execute any and all documents (including releases and subordination agreements) with respect to the Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents.

SECTION 5.02. Enforcement of Security Documents; Restrictions on Actions. (a) By acceptance of the benefits of, or claiming any rights under, this Agreement or any other Security Document, each 2036 Notes Holder shall be deemed irrevocably to have agreed and consented that (i) the Administrative Agent shall have the authority to act as the exclusive agent of such 2036 Notes Holder for enforcement of any provisions of this Agreement against any Grantor and of any other Security Document against any “grantor”, “guarantor”, “pledgor” or “loan party” thereunder and the exercise of remedies hereunder or under any other Security Document, (ii) such 2036 Notes Holder shall not take any action individually to enforce any provisions of this Agreement against any Grantor or any of the other Security Documents against any “grantor”, “guarantor”, “pledgor” or “loan party” thereunder or to exercise any remedy hereunder or under any other Security Document, (iii) except with respect to a 2036 Notes Holders’ right to file a proof of claim in an insolvency proceeding, such 2036 Notes Holder shall not have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Security Documents with respect thereto may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof and (iv) such 2036 Notes Holder shall not have any rights in connection with the management or release of any Collateral, and hereby authorizes the Administrative Agent to release or subordinate any Collateral as provided in the Loan Documents.

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(b) EACH 2036 NOTES HOLDER, BY ACCEPTANCE OF THE BENEFITS OF, OR CLAIMING ANY RIGHTS UNDER, THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, (I) SHALL BE DEEMED TO HAVE UNDERSTOOD AND AGREED THAT THE SOLE RIGHT OF THE 2036 NOTES HOLDERS HEREUNDER AND UNDER THE OTHER SECURITY DOCUMENTS SHALL BE TO RECEIVE THEIR EQUAL AND RATABLE SHARE OF ANY PROCEEDS OF THE COLLATERAL IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, AND (II) SHALL BE DEEMED TO HAVE ACKNOWLEDGED THAT THE PROVISIONS OF THIS ARTICLE ARE BEING RELIED UPON BY THE ADMINISTRATIVE AGENT AND THE CREDIT AGREEMENT SECURED PARTIES. Without limiting the generality of the foregoing, by acceptance of the benefits of, or claiming any rights under, this Agreement or any other Security Document, each 2036 Notes Holder shall be deemed irrevocably to have agreed with the parties to this Agreement and consented that it shall not, and shall not be entitled to, (A) direct the actions of the Administrative Agent hereunder or under any other Security Document, (B) take any action, or commence any legal proceeding seeking, to require, compel or cause the Administrative Agent to enforce any provisions of this Agreement against any Grantor or of any other Security Document against any “grantor”, “guarantee”, “pledgor” or “loan party” thereunder or to exercise any remedy hereunder or under any other Security Document, (C) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Administrative Agent from taking any action (including the enforcement of any provisions of this Agreement against any Grantor or of any other Security Document against any “grantor”, “guarantee”, “pledgor” or “loan party” thereunder, the exercise of any remedy hereunder or under any other Security Document, the release of any Collateral hereunder or under any other Security Document, the consent to any amendment or modification hereof or of any other Security Document or any other Loan Document or the grant of any waiver hereunder or under any other Security Document), or refraining from taking any such action, in accordance with this Agreement or any other Security Document or any other Loan Document, or (iv) take any action, or commence any legal proceeding seeking, to delay, hinder or otherwise impair the Administrative Agent in taking any such action in accordance with this Agreement or any other Security Document.

SECTION 5.03. LIMITATIONS ON RESPONSIBILITY OF ADMINISTRATIVE AGENT. (a) THE ADMINISTRATIVE AGENT HAS CONSENTED TO SERVE AS ADMINISTRATIVE AGENT HEREUNDER AND UNDER THE OTHER SECURITY DOCUMENTS ON THE EXPRESS UNDERSTANDING, AND EACH 2036 NOTES HOLDER, BY ACCEPTING THE BENEFITS OF, OR CLAIMING ANY RIGHTS UNDER, THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, SHALL BE DEEMED TO HAVE AGREED, THAT THE ADMINISTRATIVE AGENT SHALL NOT HAVE ANY DUTIES OR OBLIGATIONS TO ANY 2036 NOTES HOLDER, EXCEPT (I) HOLDING THE LIENS CREATED UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, TO THE EXTENT SUCH LIENS ARE CREATED FOR THE BENEFIT OF THE 2036 NOTES HOLDER, AND (II) DISTRIBUTING ANY PROCEEDS RECEIVED BY THE ADMINISTRATIVE AGENT FROM ANY COLLECTION, SALE FORECLOSURE OR OTHER REALIZATION UPON THE COLLATERAL TO THE 2036 NOTES TRUSTEE, IN

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EACH CASE, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND SUBJECT IN ALL EVENTS TO THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT, THE PROVISIONS OF THIS ARTICLE AND ALL OTHER PROVISIONS OF ANY SECURITY DOCUMENT LIMITING THE DUTIES, OBLIGATIONS, RESPONSIBILITIES OR LIABILITY OF THE ADMINISTRATIVE AGENT.

(b) Without limiting the generality of the foregoing, (i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any 2036 Notes Holder, except for the limited duties and obligations specified in Section 5.03(a), regardless of whether a Default or an Event of Default, or any default under the 1991 Indenture, has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Security Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and each 2036 Notes Holder shall be deemed to have agreed that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Security Document and/or the transactions contemplated hereby or thereby, (ii) neither the Administrative Agent nor any of its Related Parties shall be liable to any 2036 Notes Holder for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Security Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment), (iii) the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, to any 2036 Notes Holder any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity, (iv) nothing in this Agreement or any other Security Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and (v) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any 2036 Notes Holder for any sum or the profit element of any sum received by the Administrative Agent for its own account. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default or any default under the 1991 Indenture. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document or the 1991 Indenture, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the 1991 Indenture or the occurrence of any Default or Event of Default or any default under the 1991 Indenture, (D) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document

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(including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by e-mailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page) and (E) the value or condition of the Collateral or any part thereof, the title of any Grantor thereto, any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by the Company or any Subsidiary Guarantor in connection therewith, or the sufficiency of the security afforded to the Secured Parties by this Agreement or any other Security Document. The Administrative Agent shall not be responsible or liable to any 2036 Notes Holder for insuring the Collateral, for the payment of Taxes, charges, assessments or Liens upon the Collateral or for any failure to monitor or maintain any portion of the Collateral.

SECTION 5.04. Reliance by Administrative Agent; Sub-Agents. (a) The Administrative Agent may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Security Document by acting upon, any notice, request, consent, certificate or other instrument or writing (which writing may be an email, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or maker thereof) and may act upon such statement made to it orally or by telephone prior to receipt of a written confirmation thereof. The Administrative Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement or any other Security Document, the duties created hereunder or thereunder or the Collateral from any court of competent jurisdiction.

(b) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article V shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement and the other Security Documents. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

SECTION 5.05. Resignation of the Administrative Agent. The Administrative Agent may resign at any time in accordance with, and subject to, the provisions of Article VIII of the Credit Agreement. Upon the acceptance of its appointment as the Administrative Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under this Agreement and the other Security Documents. Such appointment and designation shall be full evidence of the right and authority of

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such successor Administrative Agent to act as Administrative Agent under this Agreement and the other Security Documents, and all Collateral, power, trusts, duties, documents, rights and authority of the retiring Administrative Agent shall rest in the successor Administrative Agent, without any further deed or conveyance. The Grantors shall execute and deliver any and all documents, conveyances or instruments reasonably requested by the Required Lenders or the retiring Administrative Agent to reflect such transfer to the successor Administrative Agent. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 6.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as or on behalf of the Administrative Agent.

SECTION 5.06. Determination of Amounts of 2036 Notes Obligations. Whenever the Administrative Agent is required to determine the amount of the 2036 Notes Obligations for any purpose of this Agreement or any other Security Document, it shall request written certification of such amount from the 2036 Notes Trustee and shall be entitled to make such determination on the basis of such certification; provided that if, notwithstanding the request of the Administrative Agent, the 2036 Notes Trustee shall fail or refuse reasonably promptly to certify as to the amount of the 2036 Notes Obligations, the Administrative Agent shall be entitled to determine such existence or amount by such method as the Administrative Agent may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of an Financial Officer or other executive officer of the Company. The Administrative Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Grantors, the 2036 Notes Holders or any other Person as a result of such determination or any action taken pursuant thereto.

SECTION 5.07. Credit Agreement; Other Security Documents. By acceptance of the benefits of, or claiming any rights under, this Agreement or any other Security Document, each 2036 Notes Holder shall be deemed to have agreed (a) to be bound by the provisions of Article VIII of the Credit Agreement, as if such provisions were set forth and incorporated herein, mutatis mutandis, in full, and (b) that the provisions of this Article shall apply to each other Security Document, in each case as if set forth and incorporated therein in full.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement. All notices and other communications hereunder to any Subsidiary Grantor shall be given to it in care of the Company in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 6.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or

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power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company or any Subsidiary Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 6.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the effectiveness of this Agreement, the making of a Loan or issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender, or any Related Party of the foregoing, may have had notice or knowledge of such Default at the time. No notice or demand on the Company or any Subsidiary Grantor in any case shall entitle the Company or such Subsidiary Grantor to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Sections 6.13 and 6.14 hereof, neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Company or the Subsidiary Grantor with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

(c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.03. Agent’s Fees and Expenses; Indemnification. (a) Each Grantor, jointly with each other Grantor and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder or under the other Loan Documents as provided in Section 9.03(a) of the Credit Agreement as if each reference in such Section to the “Company” were a reference to “each Grantor” and, in the case of the Subsidiary Grantor, with the same force and effect as if such Subsidiary Grantor were a party to the Credit Agreement.

(b) Each Grantor, jointly with each other Grantor and severally, agrees to indemnify each Indemnitee and hold each Indemnitee harmless as provided in Section 9.03(b) of the Credit Agreement as if each reference in such Section to the “Company” were a reference to “each Grantor” and, in the case of the Subsidiary Grantors, with the same force and effect as if such Subsidiary Grantor were a party to the Credit Agreement.

(c) Any amounts payable hereunder, including as provided in Section 6.03(a) or 6.03(b), shall be additional Credit Agreement Secured Obligations secured hereby. All amounts due under Section 6.03(a) or 6.03(b) shall be payable promptly after written demand therefor.

(d) To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and the Approved Electronic

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Platform) or (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any Grantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement.

SECTION 6.05. Survival. All covenants, agreements, representations and warranties made by the Grantor in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Issuing Banks and the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letter of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date. The provisions of Sections 6.03 and 6.15 and Article V shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans or other Secured Obligations, the expiration or termination of the Letters of Credit or the Commitments or the termination of this Agreement or any provision hereof.

SECTION 6.06. Counterparts; Integration; Effectiveness; Electronic Signature. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The other provisions of Section 9.06(b) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

29

SECTION 6.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 6.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Grantor against any of and all the obligations then due of such Grantor now or hereafter existing under this Agreement or any other Loan Document held by such Lender, Issuing Bank or Affiliate, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender, Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 6.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, SUBJECT TO THE FINAL SENTENCE OF THIS PARAGRAPH, ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

30

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any transactions contemplated hereby or thereby in any court referred to in Section 6.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Each of the Subsidiary Grantors hereby appoints the Company as its agent to receive on its behalf service of proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby in any court, such service being hereby acknowledged by each Subsidiary Grantor to be effective and binding service in every respect. The Company hereby accepts such appointment. Such appointment shall be irrevocable by each Subsidiary Grantor until the Termination Date. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

SECTION 6.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 6.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other

31

collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than a defense of payment in full in cash).

SECTION 6.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate and be released upon the occurrence of the Termination Date.

(b) The Subsidiary Grantors shall be released from their obligations hereunder (and the Liens granted by them herein shall automatically be released) at the time or times and in the manner set forth in Section 9.15(b) of the Credit Agreement. The Security Interest and other Liens granted hereunder shall also be released at the time or times and in the manner set forth in Section 9.15(c) of the Credit Agreement.

SECTION 6.14. Additional Subsidiary Grantors. Pursuant to the Credit Agreement, certain Subsidiaries not party hereto on the date hereof are required to, or may, enter into this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Grantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Grantor. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Grantor as a party to this Agreement.

SECTION 6.15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower, any Guarantor or any Grantor under any Loan Document in the currency expressed to be payable therein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which such judgment is given. The obligation of each of the Borrowers, the Guarantors and the Grantor in respect of any such sum due from it to the Administrative Agent, the Administrative Agent, any Lender or any Issuing Bank under any Loan Document shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, of any sum adjudged to be so due in such other currency, the Administrative Agent, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Administrative Agent, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, in the specified currency, each Grantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, against such loss. If the amount of the specified currency so purchased exceeds (a) the sum originally due to the Administrative Agent, the Administrative Agent, any Lender or

32

any Issuing Bank, as the case may be, in the specified currency and (b) in the case of any Lender, any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17(c) of the Credit Agreement, the Administrative Agent, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, agrees to remit such excess to the Company, on behalf of the Grantor.

SECTION 6.16. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is exercisable only after the occurrence and during the continuance of an Event of Default, and is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts or Payment Intangibles to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; (h) in the case of any Pledged Collateral, to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Collateral would be entitled (including giving or withholding written consents of holders of any Capital Stock constituting Pledged Collateral, calling special meetings of such holders and voting at such meetings and, in the case of any Pledged Collateral constituting Capital Stock issued by a limited liability company, consenting to the admission of any transferee of such Pledged Collateral, whether or not such Pledged Collateral constitutes a “Security” under the UCC), it being understood that the rights of the Administrative Agent under this clause (h) shall be effective automatically and without the necessity of any action (including any transfer of any such Pledged Collateral on the record books of the issuer thereof) by any Person (including the issuer of such Pledged Collateral or any officer or agent thereof); and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

[Signature Pages Follow]

33

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

CRANE HOLDINGS, CO.,

By:
Name:
Title:

[NAME OF SUBSIDIARY GRANTOR],

By:
Name:
Title:

[Signature Page to Collateral Agreement of Crane Holdings, Co. (to be renamed Crane NXT, Co.)]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

[Signature Page to Collateral Agreement of Crane Holdings, Co. (to be renamed Crane NXT, Co.)]

Schedule I to

the Collateral Agreement

INITIAL SUBSIDIARY GRANTORS

Name	Jurisdiction of Formation or Incorporation

Schedule II to

the Collateral Agreement

PLEDGED CAPITAL STOCK

Grantor	Issuer	Type of Organization	Percentage of Capital Stock Owned	Certificate No. (if uncertificated, please indicate so)

PLEDGED DEBT SECURITIES

[Global Intercompany Note dated [    ], 2023, among the Payors (as defined therein) and the Payees (as defined therein) party thereto.]

[    ]

Schedule III to

the Collateral Agreement

INTELLECTUAL PROPERTY

I.	U.S. Issued Patents

[•]

II.	U.S. Patent Applications

[•]

III.	U.S. Registered Copyrights

[•]

IV.	U.S. Copyright Applications

[•]

V.	Material U.S. Exclusive Copyright Licenses (where a Grantor is an exclusive licensee)

[•]

VI.	U.S. Registered Trademarks

[•]

VII.	U.S. Trademark Applications

[•]

Exhibit A to

the Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT dated as of [    ], (this “Agreement”), among [    ] and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and (b) the Collateral Agreement referred to therein. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto are, or are Affiliates of, the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and as consideration for extensions of credit previously made to continue to be outstanding.

Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

Section 2. Grant of Security Interest. As security for the payment and performance in full of the Secured Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets, whether now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(i) all copyright rights in any work subject to or protected by the copyright laws of the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, including supplemental registrations, and renewals or extensions in the United States Copyright Office or any similar office in any other country, supranational authority or any political subdivision of any of the foregoing, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I hereto, and (iii) all other rights in or to any of the foregoing; and

(ii) all material United States exclusive Copyright Licenses under which any Grantor is a licensee, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule I hereto.

Section 3. Intellectual Property License. Pursuant to the Collateral Agreement, for the purpose of enabling the Administrative Agent to exercise rights and remedies under Article IV of the Collateral Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor has granted to the Administrative Agent, to the extent of such Grantor’s right and effective only during the continuance of an Event of Default, for the benefit of the Secured Parties, an irrevocable, nonexclusive perpetual license (exercisable without payment of royalty or other compensation to the Grantors) to exploit, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property owned as of the date of the Collateral Agreement or thereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation, printout, display, transfer, disclosure, processing or sharing thereof and the usernames, passwords and related information required to access the foregoing, the right to prosecute and maintain all such Intellectual Property and the right to sue for infringement of such Intellectual Property.

Section 4. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance of, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern..

Section 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when a counterpart hereof executed on behalf of the Grantors shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery of an executed counterpart of a signature page of this Supplement that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The other provisions of Section 9.06(b) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

Section 6. Incorporation by Reference. The provisions of Sections 1.03, 1.04, 6.02, 6.04, 6.05, 6.06, 6.09 and 6.10 of the Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

[ ],

By:
Name:
Title:

[Signature Page to Crane Holdings, Co. Copyright Security Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

[Signature Page to Crane Holdings, Co. Copyright Security Agreement]

Schedule III

to Supplement No. __ to

the Collateral Agreement

SCHEDULE I

COPYRIGHTS

I.	U.S. Registered Copyrights

Grantor	Registered Owner	Title of Copyright	Copyright Registration/ Renewal Number	Copyright Registration/ Renewal Date	Copyright Recordation Number

II.	U.S. Copyright Applications

Grantor	Registered Owner	Title of Copyright	Copyright Recordation Number	Copyright Application Filing Date

III.	Material U.S. Exclusive Copyright Licenses (where a Grantor is an exclusive licensee)

Licensee	Licensor	Title of Copyright	Copyright Registration/ Renewal Number	Copyright Registration/ Renewal Date	Copyright Recordation Number

Exhibit B to

the Collateral Agreement

[FORM OF] PATENT AND TRADEMARK SECURITY AGREEMENT dated as of [    ] (this “Agreement”), among [    ] and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and (b) the Collateral Agreement referred to therein. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto are, or are Affiliates of, the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and as consideration for extensions of credit previously made to continue to be outstanding.

Accordingly, the parties hereto agree as follows:

Section 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

Section 2. Grant of Security Interest. As security for the payment and performance in full of the Secured Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets, whether now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent and Trademark Collateral”):

(a) (i) all letters patent of the United States of America or the equivalent thereof (including industrial designs) in any other country, supranational authority or any political subdivision of the foregoing, all registrations thereof and all applications for letters patent of the United States of America or the equivalent thereof (including industrial designs) in any other country, supranational authority or any political subdivision of any of the foregoing, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I hereto, and (ii) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, substitutions, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, offer to use, sell, offer to sell, dispose, offer to dispose of, import or export the inventions disclosed or claimed therein; and

(b) (i) all trademarks, service marks, trade names, trade styles, trade dress, logos, and other similar source or business identifiers, designs and general intangibles of like nature, all registrations thereof, and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule II hereto, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other rights in or to any of the foregoing.

Section 3. Intellectual Property License. Pursuant to the Collateral Agreement, for the purpose of enabling the Administrative Agent to exercise rights and remedies under Article IV of the Collateral Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor has granted to the Administrative Agent, to the extent of such Grantor’s right and effective only during the continuance of an Event of Default, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors, but subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks) to exploit, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property owned as of the date of the Collateral Agreement or thereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation, printout, display, transfer, disclosure, processing or sharing thereof and the usernames, passwords and related information required to access the foregoing, the right to prosecute and maintain all such Intellectual Property and the right to sue for infringement of such Intellectual Property.

Section 4. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance of, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent and Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

Section 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when a counterpart hereof executed on behalf of the Grantors shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery of an executed counterpart of a signature page of this Supplement that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The other provisions of Section 9.06(b) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

2

Section 6. Incorporation by Reference. The provisions of Sections 1.03, 1.04, 6.02, 6.04, 6.05, 6.06, 6.09 and 6.10 of the Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

[ ],

By:
Name:
Title:

[Signature Page to Crane Holdings, Co. Patent and Trademark Security Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

SCHEDULE I

PATENTS

I.	U.S. Issued Patents

Grantor	Registered Owner	Title of Patent	Patent Registration Number	Patent Application Number

II.	U.S. Patent Applications

Grantor	Registered Owner	Title of Patent	Patent Application Number	Patent Application Filing Date

SCHEDULE II

TRADEMARKS

I.	U.S. Registered Trademarks

Grantor	Registered Owner	Trademark	Trademark Registration Number	Trademark Application Number

II.	U.S. Trademark Applications

Grantor	Registered Owner	Trademark	Trademark Application Number	Trademark Application Filing Date

Exhibit C to the

Collateral Agreement

SUPPLEMENT NO. __ dated as of [ ] (this “Supplement”), to the Collateral Agreement dated as of [•], 2023 (the “Collateral Agreement”), among CRANE HOLDINGS, CO., a Delaware corporation (to be renamed CRANE NXT, CO. on or about the Availability Date) (the “Company”), the SUBSIDIARY GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to (a) the Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and (b) the Collateral Agreement, dated as of [•], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Company, the Subsidiary Grantors party thereto and the Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement or the Collateral Agreement, as applicable.

The Grantors have entered into the Collateral Agreement in order to induce the Lenders and the Issuing Banks to continue to extend credit to the Borrowers. Section 6.14 of the Collateral Agreement provides that additional Restricted Subsidiaries of the Company may become Grantors under the Collateral Agreement by execution and delivery of an instrument in substantially the form of this Supplement. The undersigned (the “New Grantor”) is a Restricted Subsidiary and is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit and as consideration for extensions of credit previously made to continue to be outstanding.

Accordingly, the Administrative Agent and the New Grantor agree as follows:

Section 1. In accordance with Section 6.14 of the Collateral Agreement, the New Grantor by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), the New Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each term is defined in the Collateral Agreement) wherever located and whether now or at any time hereinafter required by such Grantor or up to or under which the New Grantor now has or at any time hereafter may acquire. Each reference to a “Grantor” and “Subsidiary Grantor” in the Collateral Agreement shall be deemed to include the New Grantor. The Collateral Agreement is hereby incorporated herein by reference.

Section 2. The New Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time on and after the date hereof and from time to time thereafter to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (a) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted by the New Grantor under this Supplement and the Collateral Agreement, including indicating the Collateral as “all assets” or “all assets whether now owned or hereafter acquired” of the New Grantor or words of similar effect, and (b) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (ii) whether the New Grantor is an organization and the type of organization of the New Grantor. The New Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

Section 3. The New Grantor hereby represents and warrants to the Administrative Agent and the other Secured Parties that (a)(i) the execution and delivery by the New Grantor of this Supplement, and the performance by the New Grantor of this Supplement and the Collateral Agreement, have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder or other equity holder action of the New Grantor, (ii) this Supplement has been duly executed and delivered by the New Grantor and (iii) each of this Supplement and the Collateral Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Collateral Agreement as to the New Grantor are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of this Supplement (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is represented and warranted by the New Grantor to be so true and correct on and as of such prior date; provided that, notwithstanding the foregoing, references therein to the “date hereof” or terms of similar import shall refer to the date of this Supplement).

Section 4. The New Grantor hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Capital Stock owned by the New Grantor and the percentage of the issued and outstanding units of each class of the Capital Stock of the issuer thereof represented by the Pledged Capital Stock owned by the New Grantor and (ii) all the Pledged Debt Securities owned by the New Grantor and (c) Schedule III sets forth, as of the date hereof, a true and complete list of (i) all issued Patents and Patents for which applications are pending, (ii) all registered Copyrights and Copyrights for which United States applications for registration are pending, (iii) all material exclusive Copyright Licenses under which the New Grantor is a licensee with respect to registered Copyrights and (iv) all registered Trademarks and Trademarks for which registration applications are pending, in each case, owned by the New Grantor and issued, registered or applied-for with the United States Patent and Trademark Office or the United States Copyright Office (or, in the case of clause (iii), with respect to Copyrights that are registered with the United States Copyright Office), specifying the name of the registered owner (or, if not registered, the owner), title, registration or application number (if applicable), and application filing date or registration/renewal date (if applicable).

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Section 5. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery of an executed counterpart of a signature page of this Supplement that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The other provisions of Section 9.06(b) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

Section 6. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

Section 7. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

Section 10. The provisions of Sections 1.03, 1.04, 6.02, 6.04, 6.05, 6.06, 6.09 and 6.10 of the Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

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IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name Of New Grantor],

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

[Signature Page to Supplement to the Crane Holdings, Co. Collateral Agreement]

Schedule I

to Supplement No. __ to

the Collateral Agreement

NEW GRANTOR INFORMATION

Name	Jurisdiction of Organization / Formation /Incorporation	Location of Chief Executive Office /Registered Office

Schedule II

to Supplement No. __ to

the Collateral Agreementt

PLEDGED CAPITAL STOCK

Grantor	Issuer	Type of Organization	Percentage of Capital Stock Owned	Certificate No. (if uncertificated, please indicate so)

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Maturity Date

Schedule II

to Supplement No. __ to

the Collateral Agreement

INTELLECTUAL PROPERTY

I.	U.S. Issued Patents

Grantor	Registered Owner	Title of Patent	Patent Registration Number	Patent Application Number

II.	U.S. Patent Applications

Grantor	Registered Owner	Title of Patent	Patent Application Number	Patent Application Filing Date

III.	U.S. Registered Copyrights

Grantor	Registered Owner	Title of Copyright	Copyright Registration/ Renewal Number	Copyright Registration/ Renewal Date	Copyright Recordation Number

I.	U.S. Copyright Applications

Grantor	Registered Owner	Title of Copyright	Copyright Recordation Number	Copyright Application Filing Date

II.	Material U.S. Exclusive Copyright Licenses (where the New Grantor is an exclusive licensee)

Licensee	Licensor	Title of Copyright	Copyright Registration/ Renewal Number	Copyright Registration/ Renewal Date	Copyright Recordation Number

IV.	U.S. Registered Trademarks

Grantor	Registered Owner	Trademark	Trademark Registration Number	Trademark Application Number

V. U.S. Trademark Applications

Grantor	Registered Owner	Trademark	Trademark Application Number	Trademark Application Filing Date

EXHIBIT E

[FORM OF]

COMPLIANCE CERTIFICATE

The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Company under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.

[•], 20[•]

To: The Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date) (the “Company”), the Borrowing Subsidiaries party thereto from time to time, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby certifies as of the date set forth above, as a Financial Officer of the Company, in such capacity and not in an individual capacity and without personal liability, that as of the date hereof:

1. I am the duly elected [•]16 of the Company.

[Use the following paragraph 2 for fiscal year-end financial statements]

2. [The Company has delivered the audited consolidated financial statements of the Company as of the end of and for the fiscal year ended on December 31, 20[•] required by Section 5.01(a) of the Credit Agreement, together with the audit report required by such Section.]

[Use the following paragraph 2 for fiscal quarter-end financial statements]

[The Company has delivered the unaudited consolidated financial statements of the Company as of the end of and for the fiscal quarter, and the portion of the fiscal year, ended on [•], 20[•] required by Section 5.01(b) of the Credit Agreement. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.]

3. Schedule 1 hereto sets forth, in reasonable detail, a true and accurate calculation of the Consolidated Total Net Leverage Ratio as of the last day of the most recent fiscal [year][quarter] covered by the financial statements referred to above.

[16]	Compliance Certificate to be certified by a Financial Officer of the Company.

4. Schedule 2 hereto sets forth, in reasonable detail, a true and accurate calculation of the Consolidated Interest Coverage Ratio for the period of four consecutive fiscal quarters ended with the most recent fiscal quarter covered by the financial statements referred to above.

5. [Schedule 3 hereto is a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) required by Section 5.01(c) of the Credit Agreement with respect to the consolidated financial statements referred to in Section 2 above. Such summary of the pro forma adjustments accurately reflects all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with the Company and to otherwise eliminate all accounts of the Unrestricted Subsidiaries, and reflects no other adjustment from the related GAAP financial statement (except as otherwise disclosed in such summary set forth on Schedule 3).]17

6. The aggregate face amount of the Designated Performance Letters of Credit, together with the aggregate amount of any unreimbursed disbursements thereunder, as of the last day of the most recent fiscal [year][quarter] covered by the financial statements referred to above is US$[ ].

7. I have reviewed the terms of the Credit Agreement and the other Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and condition of the Company and its Subsidiaries during the fiscal [quarter][year] covered by the financial statements referred to above. [Except as described in the disclosure set forth below, the][The] examinations described above did not disclose, and I have no knowledge of, the existence of any Default or Event of Default at any time during the fiscal [year][quarter] covered by the delivered financial statements or as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any Default or Event of Default and any action taken or proposed to be taken with respect thereto.]

[Signature Page Follows]

[17]	Schedule 3 to be included if any Unrestricted Subsidiaries have been designated.

The foregoing certifications are made and delivered as of the date first written above.18

CRANE NXT, CO.,

by
Name:
Title:

[18]

Please note that, unless otherwise indicated, if (i) any Subsidiary that is a Designated Subsidiary is formed or acquired after the Availability Date or (ii) any Subsidiary otherwise becomes a Designated Subsidiary after the Availability Date, then such Subsidiary will be required to become a Subsidiary Guarantor in accordance with Section 5.10 of the Credit Agreement by the later of (a) the date on which the Compliance Certificate with respect to the period in which the applicable Subsidiary is formed, acquired or otherwise becomes a Designated Subsidiary and (b) 30 days after such event occurs.

SCHEDULE 1

Calculations of Consolidated Total Net Leverage Ratio

SCHEDULE 1 TO EXHIBIT E

SCHEDULE 2

Calculations of Consolidated Interest Coverage Ratio

SCHEDULE 2 TO EXHIBIT E

SCHEDULE 3

Summary of pro forma adjustments to Consolidated Financial Statements for Unrestricted Subsidiaries

SCHEDULE 3 TO EXHIBIT E

EXHIBIT F

[FORM OF] GLOBAL INTERCOMPANY NOTE

[•], 20[•]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other Person listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other Person listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as such Payee shall from time to time designate, the unpaid amount of all Indebtedness owed by such Payor to such Payee.

Capitalized terms used in this Global Intercompany Note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Credit Agreement, dated as of March 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date) (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

This Note shall be pledged by each Payee that is the Company or a Subsidiary Guarantor to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as collateral security for the payment or performance in full of the Secured Obligations. Each Payee hereby acknowledges and agrees that, if an Event of Default has occurred and is continuing and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, following such occurrence the Administrative Agent has notified such in writing Payee thereof, subject to the terms of the Collateral Agreement and the other Loan Documents, (a) the Administrative Agent may exercise any and all rights of the Company or any of the Subsidiary Guarantors with respect to this Note and (b) upon demand of the Administrative Agent, all Indebtedness and all other amounts evidenced by this Note that are owed by any Payor to the Company or any of the Subsidiary Guarantors shall become immediately due and payable, without presentment, demand, protest or notice of any kind (it being understood that the Administrative Agent may make any such demand for all or any subset of the amounts owing to the Company or any of the Subsidiary Guarantors and upon any or all Payors obligated to the Company or any of the Subsidiary Guarantors, all without the consent or permission of any Payor or Payee). Each Payor also hereby acknowledges and agrees that this Note constitutes notice of assignment, pursuant to the relevant Loan Documents, of the Indebtedness and all other amounts evidenced by this Note and further acknowledges the receipt of such notice of assignment.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, in respect of any Payor owing any Indebtedness evidenced by this Note to the Company or any of the Subsidiary Guarantors, or in respect of all or a substantial part of any such Payor’s property, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, all Indebtedness or other amounts evidenced by this Note owing by such Payor to any and all of the Company or the Subsidiary Guarantors shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Notwithstanding anything to the contrary set forth herein or otherwise, the Indebtedness and all other amounts evidenced by this Note owed by any Payor that is the Company or a Subsidiary Guarantor to any Payee that is not the Company or a Subsidiary Guarantor shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth in clauses (a) through (i) below, to all Obligations of such Payor until the Termination Date; provided that such Payor may make payments to the applicable Payee unless an Event of Default has occurred and is continuing and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, following such occurrence the Administrative Agent has notified such Payee thereof (such Obligations, including interest thereon accruing after the commencement of any proceedings referred to in clause (a) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).

(a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Payor that is the Company or a Subsidiary Guarantor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, (i) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee shall be entitled to receive (whether directly or indirectly), or make any demand for, any payment or distribution of any kind or character, whether in cash securities or other property (other than Restructured Debt Securities (as defined below)), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, from such Payor on account of any Indebtedness or other amounts evidenced by this Note owed by such Payor to such Payee (provided that the foregoing shall not impair the right of any Payee to file a proof of claim in any such proceeding in accordance with the terms hereof) and (ii) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled, whether in cash, property or securities (other than a payment of debt securities of such Payor that are subordinated and junior in right of payment to the Senior Indebtedness to at least the same extent as the Indebtedness evidenced by this Note is subordinated and junior in right of payment to the Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall instead be made to the holders of Senior Indebtedness.

(b) If any Event of Default has occurred and is continuing and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) of the Credit Agreement, following such occurrence the Administrative Agent has notified such Payors thereof, then (i) no payment or distribution of any kind or character, whether in cash securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be made by or on behalf of any Payor that is the Company or a Subsidiary Guarantor, or any other Person on its behalf, with respect to any Indebtedness or other amounts evidenced by this Note and (ii) no Indebtedness or other amounts evidenced by this Note owing by any Payor to any Payee that is the Company or a Subsidiary Guarantor shall be forgiven or otherwise reduced in any way, other than as a result of payment of such amount in full in cash.

(c) If any payment or distribution of any kind or character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any Indebtedness or other amounts evidenced by this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (a) or (b) above prior to all Senior Indebtedness having been paid in full in cash, such payment or distribution shall be held by such Payee in trust for the benefit of the Administrative Agent, and shall be paid over or delivered to the Administrative Agent promptly upon receipt to the extent necessary to pay all Senior Indebtedness in full in cash.

(d) Each Payee that is the Company or a Subsidiary Guarantor agrees to file all claims against each relevant Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Indebtedness or other amounts evidenced by this Note, and the Administrative Agent shall be entitled to all of such Payee’s rights thereunder. If for any reason a Payee that is the Company or a Subsidiary Guarantor fails to file such claim in respect of Indebtedness or other amounts evidenced by this Note at least 10 Business Days prior to the last date on which such claim should be filed, such Payee hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact, and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Payee’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payee that is the Company or a Subsidiary Guarantor hereby assigns to the Administrative Agent all of such Payee’s rights to any payments or distributions to which such Payee otherwise would be entitled. If the amount so paid is greater than such Payee’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Payee that is the Company or a Subsidiary Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payor.

(e) Each Payee waives the right to compel that any property or asset of any Payor that is the Company or a Subsidiary Guarantor or any property or asset of any guarantor of any Senior Indebtedness or any other Person be applied in any particular order to discharge such Senior Indebtedness. Each Payee expressly waives the right to require the Administrative Agent or any other holder of Senior Indebtedness to proceed against any Payor that is the Company or a Subsidiary Guarantor, any guarantor of any Senior Indebtedness or any other Person, or to pursue any other remedy in its or their power that such Payee cannot pursue and that would lighten such Payee’s burden, notwithstanding that the failure of the Administrative Agent or any such other holder to do so may thereby prejudice such Payee. Each Payee agrees that it shall not be discharged or have its obligations hereunder reduced by (i) the Administrative Agent’s or any other holder’s of Senior Indebtedness delay in proceeding against or enforcing any remedy against any Payor that is the Company or a Subsidiary Guarantor, any guarantor of any Senior Indebtedness or any other Person, (ii) the Administrative Agent or any holder of Senior Indebtedness releasing any Payor that is the Company or a Subsidiary Guarantor, any guarantor of any Senior Indebtedness or any other Person from all or any part of the Senior Indebtedness or (iii) the discharge of any Payor that is the Company or a Subsidiary Guarantor, any guarantor of any Senior Indebtedness or any other Person by an operation of law or otherwise, with or without the intervention or omission of the Administrative Agent or any such holder of Senior Indebtedness.

(f) Each Payee waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any other holder of Senior Indebtedness, even though that election of remedies, including any nonjudicial foreclosure with respect to any property or asset securing any Senior Indebtedness, has impaired the value of such Payee’s rights of subrogation, reimbursement, or contribution against any Payor that is the Company or a Subsidiary Guarantor, any guarantor of any Senior Indebtedness or any other Person. Each Payee expressly waives any rights or defenses it may have by reason of protection afforded to any Payor that is the Company or a Subsidiary Guarantor, any guarantor of any Senior Indebtedness or any other Person with respect to the Senior Indebtedness pursuant to any anti-deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Senior Indebtedness.

(g) Each Payee agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Indebtedness made by the Administrative Agent or any other holder of Senior Indebtedness may be rescinded in whole or in part by such Person, and any Senior Indebtedness may be continued, and the

Senior Indebtedness or the liability of any Payee, any guarantor thereof or any other Person obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other holder of Senior Indebtedness, in each case without notice to or further assent by such Payee, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

(h) Each Payee waives any and all notice of the creation, renewal, extension or accrual of any Senior Indebtedness, and any and all notice of or proof of reliance by holders of Senior Indebtedness upon the subordination provisions set forth herein. The Senior Indebtedness shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Payor that is the Company or a Subsidiary Guarantor evidenced by this Note shall be deemed conclusively to have been given, in reliance upon the subordination provisions set forth herein. Each Payee waives any protest, demand for payment and notice of default.

(i) To the maximum extent permitted by law, each Payee waives any claim it might have against the Administrative Agent or any other holder of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent or any such holder of Senior Indebtedness, or any Related Party of any of the foregoing, with respect to any exercise of rights or remedies under the Loan Documents, except to the extent due to the gross negligence or willful misconduct of the Administrative Agent or any such holder, as the case may be, as determined by a court of competent jurisdiction in a final and nonappealable judgment. None of the Administrative Agent or any other holder of Senior Indebtedness, or any Related Party of any of the foregoing, shall be liable for failure to demand, collect or realize upon any guarantee of any Senior Indebtedness, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any property upon the request of any Payor, any Payee or any other Person or to take any other action whatsoever with regard to any such guarantee or any other property. Each Payee, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Administrative Agent or any other holder of Senior Indebtedness to marshal assets for the benefit of such Payee, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of any rights or remedies under the Loan Documents. The Administrative Agent and the other holders of Senior Indebtedness are under no duty or obligation, and each Payee hereby waives any right it may have to compel the Administrative Agent or any other holder of Senior Indebtedness, to pursue any guarantor or other Person who may be liable for the Senior Indebtedness, or to enforce any Lien in any Collateral.

Each Payee and each Payor that is the Company or a Subsidiary Guarantor hereby agrees that the subordination provisions set forth in this Note are for the express benefit of the Administrative Agent and the other holders of Senior Indebtedness. The Administrative Agent and the other holders of Senior Indebtedness are obligees under this Note to the same extent as if their names were written herein as such, and the Administrative Agent may, on behalf of itself and such other holders, proceed to enforce the subordination provisions set forth herein.

No failure or delay by the Administrative Agent or any other holder of Senior Indebtedness in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other holders of Senior Indebtedness hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

All rights and interests of the Administrative Agent and the other holders of Senior Indebtedness hereunder, and the subordination provisions and the related agreements of the Payors and the Payees set forth herein, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Credit Agreement or any other Loan Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, any Credit Agreement or any other Loan Document;

(c) any exchange, release or nonperfection of any Lien granted to the Administrative Agent in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Senior Indebtedness; or

(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Payor that is the Company or a Subsidiary Guarantor in respect of any Senior Indebtedness or of any Payee or any Payor that is the Company or a Subsidiary Guarantor in respect of the subordination provisions set forth herein.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor that is the Company or a Subsidiary Guarantor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on (if any) this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the Administrative Agent and the other holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided that the failure of any such Payee to so record any such information in accordance with this clause shall not affect any such Payor’s obligations hereunder.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof. To the extent permitted by the Credit Agreement and the Security Documents, the Administrative Agent and the other holders of Senior Indebtedness shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of the subordination provisions set forth herein to any Person to whom all or a corresponding part of the Senior Indebtedness is assigned or transferred, all without impairing, abridging, releasing or affecting the subordination provided herein.

Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any Payor (the “Existing Notes”). This Note evidences a continuation of, and not (i) an extinguishment, repayment and reborrowing of, (ii) a termination, novation or modification of, or (iii) a change to, the Indebtedness heretofore outstanding under the Existing Notes. It is understood and agreed that this Note evidences Indebtedness owed from time to time by any Payor to any Payee, but does not create any obligation to extend any such Indebtedness or, except as expressly set forth herein, alter any of the terms thereof.

This Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

From time to time after the date hereof, additional Restricted Subsidiaries of the Company may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Restricted Subsidiary, an “Additional Party”). Upon execution and delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. The execution and delivery of such a counterpart signature page shall not require the consent of any party hereto. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Except as provided in the immediately preceding paragraph, no amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that, until the Termination Date, the Administrative Agent shall have provided its prior written consent to such amendment, modification, waiver or consent (which consent shall not be unreasonably withheld, delayed or conditioned).

[Signature Pages Follow]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CRANE NXT, CO.

by
Name:
Title:

[SUBSIDIARY GUARANTORS]

by
Name:
Title:

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to ___________________________________________ all of its right, title and interest in and to the Global Intercompany Note, dated [•], 20[•] (as amended, restated, supplemented or otherwise modified or replaced from time to time, the “Promissory Note”), made by the Payors party thereto and payable to the undersigned. This endorsement is intended to be attached to the Global Intercompany Note and, when so attached, shall constitute an endorsement thereof.

Dated: ________________

CRANE NXT, CO.

by
Name:
Title:

[SUBSIDIARY GUARANTORS]

by
Name:
Title:

F-1

EXHIBIT G

[FORM OF] GUARANTEE AGREEMENT

dated as of [•], 2023,

among

CRANE NXT, CO.,

the SUBSIDIARY GUARANTORS party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

Definitions
SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1
ARTICLE II

Guarantee
SECTION 2.01.	Guarantee	2
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	2
SECTION 2.03.	No Limitations	3
SECTION 2.04.	Reinstatement	4
SECTION 2.05.	Agreement to Pay; Subrogation	4
SECTION 2.06.	Information	4
SECTION 2.07.	Payments Free of Taxes; Erroneous Payments	4
SECTION 2.08.	Keepwell	4
ARTICLE III

Representations and Warranties

ARTICLE IV

Indemnity, Contribution, Subrogation and Subordination

SECTION 4.01.	Indemnity and Subrogation	5
SECTION 4.02.	Contribution and Subrogation	5
SECTION 4.03.	Subordination	6
ARTICLE V

Miscellaneous

SECTION 5.01.	Notices	6
SECTION 5.02.	Waivers; Amendments	6
SECTION 5.03.	Expenses; Indemnity; Limitation of Liability	7
SECTION 5.04.	Successors and Assigns	8
SECTION 5.05.	Survival	8
SECTION 5.06.	Counterparts; Integration; Effectiveness; Electronic Signature	8
SECTION 5.07.	Severability	8
SECTION 5.08.	Right of Set-Off	9

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SECTION 5.09.	Governing Law; Jurisdiction; Consent to Service of Process	9
SECTION 5.10.	WAIVER OF JURY TRIAL	10
SECTION 5.11.	Headings	10
SECTION 5.12.	Termination or Release	10
SECTION 5.13.	Additional Subsidiary Guarantors	10
SECTION 5.14.	Judgment Currency	10

Schedules

Schedule I Initial Subsidiary Guarantors

Exhibits

Exhibit A Form of Supplement

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GUARANTEE AGREEMENT, dated as of [•], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among CRANE NXT, CO., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, the “Administrative Agent”). The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors are, or are Affiliates of, the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Each capitalized term used (including in the introductory paragraph hereof) but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph hereto.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Claiming Party” has the meaning assigned to such term in Section 4.02.

“Company” has the meaning assigned to such term in the preamble hereto.

“Contributing Party” has the meaning assigned to such term in Section 4.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Guaranteed Parties” means (a) the Administrative Agent, (b) the Arrangers, (c) the Lenders, (d) the Issuing Banks, (e) holders of the Designated Cash Management Obligations, holders of the Designated Hedging Obligations and holders of the Designated

Performance LC Obligations, (f) the express beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the other holders of any of the Obligations.

“Guarantors” means, collectively, the Company (except with respect to obligations of the Company) and each Subsidiary Guarantor.

“Indemnified Amount” has the meaning assigned to such term in Section 4.02.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any rules or regulations promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) at the time such Swap Obligation is incurred.

“Subsidiary Guarantors” means the Subsidiaries identified as such on Schedule I hereto and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Availability Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release.

“Supplement” means an instrument substantially in the form of Exhibit A hereto, or any other form approved by the Administrative Agent and the Company.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of all the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any of the Obligations. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to any Borrower or any other Guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any cash collateral security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of any Borrower, any Guarantor or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of the Obligations, whether currently existing or hereafter incurred.

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SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of any collateral security held by the Administrative Agent or any other Guaranteed Party for any of the Obligations, or the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for any of the Secured Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, (v) any illegality, lack of validity or enforceability of any of the Obligations, (vi) any change in the corporate existence, structure or ownership of any Loan Party, or any bankruptcy, insolvency, receivership or other similar proceeding affecting any Borrower or any Guarantor or its assets or any resulting release or discharge of any of the Obligations, (vii) any change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of any of the Obligations, (viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any Borrower, any other Guarantor, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction or (x) any other circumstance, act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date).

(b) To the fullest extent permitted by applicable law and except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Guarantor. The Administrative Agent and the other Guaranteed Parties may, at their election, exercise rights with respect to any cash collateral security held by one or more of them, compromise or adjust any part of the Obligations, make any other accommodation with the Company, any other Loan Party or any other Subsidiary or exercise any other right or remedy available to them against the Company, any other Loan Party or any other Subsidiary, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company, any other Loan Party or any other Subsidiary, as the case may be, or any cash collateral security.

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SECTION 2.04. Reinstatement. Each Guarantor agrees that, unless, in the case of any Subsidiary Guarantor, it is released pursuant to Section 5.12(b), this Agreement and its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by the Administrative Agent or any other Guaranteed Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of any Borrower, any other Guarantor or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Guarantor to pay any Obligation when and as the same shall become due (after giving effect to any grace period expressly set forth in the Loan Documents as applicable thereto), whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article IV.

SECTION 2.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Company’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Payments Free of Taxes; Erroneous Payments. Each Subsidiary Guarantor hereby acknowledges the provisions of Section 2.16 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Subsidiary Guarantor were a party to the Credit Agreement and as if the references therein to a Borrower were references to such Subsidiary Guarantor. Each Subsidiary Guarantor hereby further acknowledges the provisions of Section 8.06(c) of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Subsidiary Guarantor were a party to the Credit Agreement.

SECTION 2.08. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that would otherwise not be an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder to honor all of its obligations under this Agreement in respect of Swap Obligations, provided that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination or release of such Qualified ECP Guarantor’s obligations hereunder as expressly provided in Section 5.12. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

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ARTICLE III

Representations and Warranties

Each Guarantor represents and warrants, on the Availability Date (or, in the case of any Subsidiary Guarantor that becomes a party hereto after the Availability Date, on the date such Subsidiary Guarantor becomes a party hereto) and thereafter on each date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, to the Administrative Agent and the other Guaranteed Parties that (a) such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) the execution, delivery and performance by such Guarantor of this Agreement are within such Guarantor’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action and, if required, stockholder, partner or member action and (c) this Agreement has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE IV

Indemnity, Contribution, Subrogation and Subordination

SECTION 4.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 4.03), the Company agrees that (a) in the event a payment in respect of any Obligation shall be made by any Subsidiary Guarantor under this Agreement, the Company shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Loan Document to satisfy in whole or in part any Obligation, the Company shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value and the fair market value of the assets so sold.

SECTION 4.02. Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Party”) agrees (subject to Section 4.03) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Obligation or assets of any other Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy any and such other Subsidiary Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Company as provided in Section 4.01, such Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 5.13, the date of the Supplement hereto executed and delivered by such Contributing Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.02 shall

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(subject to Section 4.03) be subrogated to the rights of such Claiming Party under Section 4.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment made to satisfy Obligations constituting Swap Obligations, only those Contributing Parties for which such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 4.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 4.01 and 4.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations (other than contingent and expense reimbursement obligations not yet due and payable) until the occurrence of the Termination Date. No failure on the part of the Company or any Subsidiary Guarantor to make the payments required by Sections 4.01 and 4.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations (other than contingent and expense reimbursement obligations not yet due and payable) until the occurrence of the Termination Date.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement. All notices and other communications hereunder to any Subsidiary Guarantor shall be given to it in care of the Company in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company or any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the effectiveness of this Agreement, the making of a Loan or issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender, or any Related Party of the foregoing, may have had notice or knowledge of such Default at the time. No notice or demand on the Company or any Subsidiary Guarantor in any case shall entitle the Company or such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

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(b) Except as provided in Sections 5.12 and 5.13 hereof, neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Company or the Subsidiary Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

(c) This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.03. Expenses; Indemnity; Limitation of Liability. (a) Each Guarantor, jointly with each other Guarantor and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder or under the other Loan Documents as provided in Section 9.03(a) of the Credit Agreement as if each reference in such Section to the “Company” were a reference to “each Guarantor” and, in the case of the Subsidiary Guarantors, with the same force and effect as if such Subsidiary Guarantor were a party to the Credit Agreement.

(b) Each Guarantor, jointly with each other Guarantor and severally, agrees to indemnify each Indemnitee and hold each Indemnitee harmless as provided in Section 9.03(b) of the Credit Agreement as if each reference in such Section to the “Company” were a reference to “each Guarantor” and, in the case of the Subsidiary Guarantors, with the same force and effect as if such Subsidiary Guarantor were a party to the Credit Agreement.

(c) Any amounts payable hereunder, including as provided in Section 5.03(a) or 5.03(b), shall be additional Obligations guaranteed hereby. All amounts due under Section 5.03(a) or 5.03(b) shall be payable promptly after written demand therefor.

(d) To the fullest extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and the Approved Electronic Platform) or (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES CREATED HEREBY, EACH GUARANTEED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

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SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any Guarantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement.

SECTION 5.05. Survival. All covenants, agreements, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Issuing Banks and the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letter of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.05 and 5.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit or the Commitments or the termination of this Agreement or any provision hereof.

SECTION 5.06. Counterparts; Integration; Effectiveness; Electronic Signature. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act. The other provisions of Section 9.06(b) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8

SECTION 5.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations then due of such Guarantor now or hereafter existing under this Agreement or any other Loan Document held by such Lender, Issuing Lender or Affiliate, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender, Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, SUBJECT TO THE FINAL SENTENCE OF THIS PARAGRAPH, ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AGAINST ANY FOREIGN BORROWING SUBSIDIARY OR ITS PROPERTIES IN THE COURTS OF THE JURISDICTION OF ORGANIZATION OF SUCH FOREIGN BORROWING SUBSIDIARY.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any transactions contemplated hereby or thereby in any court referred to in Section 5.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Each of the Subsidiary Guarantors hereby appoints the Company as its agent to receive on its behalf service of proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby

9

in any court, such service being hereby acknowledged by each Subsidiary Guarantor to be effective and binding service in every respect. The Company hereby accepts such appointment. Such appointment shall be irrevocable by each Borrowing Subsidiary until the Termination Date. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Termination or Release. (a) This Agreement and the guarantees made herein shall, subject to Section 2.04, automatically terminate and be released upon the occurrence of the Termination Date.

(b) The Subsidiary Guarantors shall be automatically released from their obligations hereunder (and their guarantees made herein shall automatically be released) at the time or times and in the manner set forth in Section 9.15(b) or 9.15(c) of the Credit Agreement.

SECTION 5.13. Additional Subsidiary Guarantors. Pursuant to the Credit Agreement, certain Subsidiaries not party hereto on the Availability Date are required to, or may, enter into this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Guarantor and a Guarantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Guarantor. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

SECTION 5.14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower or any Guarantor under any Loan Document in the currency expressed to be payable therein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which such judgment is given. The obligation of each of the Borrowers and the Guarantors in respect of any such sum due from it to the Administrative Agent, any Lender or any Issuing Bank under any

10

Loan Document shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, of any sum adjudged to be so due in such other currency, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such Issuing Bank, as the case may be, against such loss. If the amount of the specified currency so purchased exceeds (a) the sum originally due to the Administrative Agent, any Lender or any Issuing Bank, as the case may be, in the specified currency and (b) in the case of any Lender, any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17 of the Credit Agreement, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, agrees to remit such excess to the Company, on behalf of the Guarantors.

[Signature Pages Follow]

11

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CRANE NXT, CO.

by

Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR]

by

Name:
Title:

12

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by

Name:
Title:

Schedule I to

the Guarantee Agreement

INITIAL SUBSIDIARY GUARANTORS

[            ]

Exhibit A to

the Guarantee Agreement

SUPPLEMENT NO. __ dated as of [ ] (this “Supplement”), to the GUARANTEE AGREEMENT dated as of [•], 2023 (the “Guarantee Agreement”), among CRANE NXT, CO., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of March 17, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, the “Administrative Agent”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Supplement, mutatis mutandis.

The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make extensions of credit to the Borrowers under the Credit Agreement. Section 5.13 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously made to remain outstanding thereunder.

Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

SECTION 1. In accordance with Section 5.13 of the Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor and a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it in such capacities. Each reference to a “Subsidiary Guarantor” or “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary Guarantor represents and warrants that (a) the execution, delivery and performance by the New Subsidiary Guarantor of this Supplement and the Guarantee Agreement are within the New Subsidiary Guarantor’s [corporate][, partnership, limited liability company or other organizational] powers and have been duly authorized by all necessary [corporate][, partnership, limited liability company or other organizational] action and, if required, stockholder, partner or member action, (b) this Supplement has been duly executed and delivered by the New Subsidiary Guarantor and this Supplement and the Guarantee Agreement constitutes a legal, valid and binding obligation of the New Subsidiary Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (c) the other representations and warranties set forth in Article III of the Guarantee Agreement as to the New Subsidiary Guarantor are true and correct on and as of the date hereof.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery of an executed counterpart of a signature page of this Supplement that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The other provisions of Section 9.06(b) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8. The provisions of Sections 5.02, 5.05, 5.06 and 5.10 of the Guarantee Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR],

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by

Name:
Title:

5

EXHIBIT H

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

131 S. Dearborn St., Floor 04

Chicago, IL, 60603-5506

Email: jpm.agency.cri@jpmorgan.com

Attention: Attention of Loan and Agency Servicing

[Date]

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date), the Borrowing Subsidiaries party thereto from time to time, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The [Borrower identified below] [Company on behalf of the Borrower identified below] hereby gives notice, pursuant to Section 2.06 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing and each resulting Borrowing:

1. Borrower: [             ]

2. Effective date of this election (which is a Business Day): ________________

3. Borrowing to which this request applies

Currency and principal amount: [             ]

Type: [             ]

Interest Period: [             ]20

4. Resulting Borrowing[s]21

Currency and principal amount22: ____________________________

Type23: _______________________________

Interest Period24: _______________________________

[Signature Page Follows]

[20]	Only in the case of a Term Benchmark Borrowing.
[21]

If different options are being elected with respect to different portions of the Borrowing specified in item 2 above, provide the information required by this item 4 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing in Section 2.02(c) of the Credit Agreement.

[22]	Indicate the currency and principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
[23]

In the case of a Borrowing denominated in US Dollars, state whether a Term SOFR Borrowing or an ABR Borrowing. In the case of a Borrowing denominated in Canadian Dollars, state CDOR Borrowing. In the case of a Borrowing denominated in Euro, state EURIBOR Borrowing. In the case of a Borrowing denominated in Pounds Sterling, state SONIA Borrowing.

[24]

Applicable only if the resulting Borrowing is to be a Term Benchmark Borrowing. Must be a period contemplated by the definition of “Interest Period.” If no Interest Period is specified, then the Interest Period shall be of one month’s duration.

H-1

[CRANE NXT, CO.] [APPLICABLE BORROWING SUBSIDIARY],

by
Name:
Title:

H-2

EXHIBIT I

[FORM OF] PERFECTION CERTIFICATE

[•], 2023

Reference is made to the Credit Agreement, dated as of March 17, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Crane Holdings, Co. (which will be renamed Crane NXT, Co. on or about the Availability Date), a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, a Responsible Officer of the Company, solely in [his/her] capacity as such, and not individually, hereby certifies as of the date hereof to the Administrative Agent and each other Secured Party as follows:

SECTION 1. Legal Names. (a) Set forth on Schedule 1(a) is the exact legal name of the Company and each Subsidiary Guarantor, as such name appears in its certificate of incorporation or organization or a comparable organizational document, as applicable.

(b) Set forth on Schedule 1(b) are (i) all other legal names that the Company or any Subsidiary Guarantor has had in the past five years including the date of the relevant name change, and (ii) all legal names of any Person with or into which the Company or any Subsidiary Guarantor merged, consolidated or amalgamated, or from which the Company or any Subsidiary Guarantor acquired assets as part of an Acquisition or to which the Company or any Subsidiary Guarantor became a successor as a result of a change in form or jurisdiction of organization.

SECTION 2. Jurisdictions and Locations. Set forth on Schedule 2 is, with respect to the Company and each Subsidiary Guarantor, (a) the jurisdiction of organization and the form of organization of the Company and each Subsidiary Guarantor, (b) the United States Federal taxpayer identification number of the Company and each Subsidiary Guarantor and (c) the address (including the county) of the chief executive office or registered office of the Company and each Subsidiary Guarantor.

SECTION 3. Equity Interests. Set forth on Schedule 3 is a true and complete list, for the Company and each Subsidiary Guarantor, of all the stock, partnership interests, unlimited liability company membership interests, limited liability company membership interests or other Capital Stock owned by the Company and each Subsidiary Guarantor, specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Capital Stock.

SECTION 4. Debt Instruments. Set forth on Schedule 4 is a true and complete list, for the Company and each Subsidiary Guarantor, of all promissory notes and other evidence of Indebtedness evidencing (a) Indebtedness owing by the Company or any of its subsidiaries to the Company and each Subsidiary Guarantor and (b) Indebtedness of any other Person in the principal amount of US$10,000,000 or more (or the equivalent thereof in other currencies) held by the Company and each Subsidiary Guarantor, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

SECTION 5. Intellectual Property. (a) Set forth on Schedule 5(a) is a true and complete list, with respect to the Company and each Subsidiary Guarantor, of each Patent and Patent application owned by the Company and each Subsidiary Guarantor registered or applied for with the United Stated Patent and Trademark Office (the “USPTO”), in each case specifying the name of the registered owner, title, registration number, the application number and the application filing date thereof.

(b) Set forth on Schedule 5(b) is a true and complete list, with respect to the Company and each Subsidiary Guarantor, of each Trademark and Trademark application owned by the Company and each Subsidiary Guarantor registered or applied for with the USPTO, specifying the name of the registered owner, mark, the registration number, the application number and the application filing date thereof.

(c) Set forth on Schedule 5(c) is a true and complete list, with respect to the Company and each Subsidiary Guarantor, of (i) each Copyright and Copyright application owned by the Company and each Subsidiary Guarantor registered or applied for with the United States Copyright Office (the “USCO”), specifying the name of the registered owner, title, registration/renewal number, the recordation number and the application filing date thereof, and (ii) each material exclusive Copyright License granted to the Company and each Subsidiary Guarantor (with the Company and each Subsidiary Guarantor as a licensee) relating to a Copyright registered with the USCO, specifying the licensee and licensor thereunder, title and registration number.

[Signature page follows]

I-2

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate as of the date and year first written above.

CRANE HOLDINGS, CO.

by
Name:
Title:

Schedule 1(a)

Legal Names

Loan Party’s Exact Legal Name

Schedule 1(b)

Change of Identity or Corporate Structure

Loan Party’s Exact Legal Name	Legal Names in Past Five Years (including date of name change)	Legal Names of Persons with or into which Loan Party merged, consolidated or amalgamated or from which acquired assets	Legal Names of Persons to which Loan Party became a successor as a result of change in form, jurisdiction or organization

Schedule 2

Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	United States Federal Taxpayer Identification Number	Chief Executive Office / Registered Office Address (including county)

Schedule 3

Equity Interests

Loan Party	Issuer	Type of Organization	Percentage of Equity Interest Owned	Certificate No. (if uncertificated, please indicate so)

Schedule 4

Debt Instruments

Schedule 5(a)

Issued Patents

Subsidiary Guarantor	Registered Owner	Title of Patent	Patent Registration Number	Patent Application Number

Patent Applications

Subsidiary Guarantor	Registered Owner	Title of Patent	Patent Application Number	Patent Application Filing Date

Schedule 5(b)

Registered Trademarks

Subsidiary Guarantor	Registered Owner	Trademark	Trademark Registration Number	Trademark Application Number

Trademark Applications

Subsidiary Guarantor	Registered Owner	Trademark	Trademark Application Number	Trademark Application Filing Date

Schedule 5(c)

Registered Copyrights

Subsidiary Guarantor	Registered Owner	Title of Copyright	Copyright Registration / Renewal Number	Copyright Registration / Renewal Date	Copyright Recordation Number

Copyright Applications

Subsidiary Guarantor	Registered Owner	Title of Copyright	Copyright Recordation Number	Copyright Application Filing Date

Exclusive Copyright Licenses (where a Loan Party is an exclusive licensee)

Licensee	Licensor	Title of Copyright	Copyright Registration / Renewal Number	Copyright Registration / Renewal Date

EXHIBIT J

[FORM OF] PERFECTION CERTIFICATE SUPPLEMENT

[DATE]

Reference is made to the Credit Agreement, dated as of March 17, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Crane Holdings, Co. (which will be renamed Crane NXT, Co. on or about the Availability Date), a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, a Responsible Officer of the Company, solely in [his/her] capacity as such, and not individually, hereby certifies as of the date hereof to the Administrative Agent and each other Secured Party as follows:

SECTION 1. Legal Names. Set forth on Schedule 1 is the exact legal name of the Company and each Subsidiary Guarantor, as such name appears in its certificate of incorporation or organization or a comparable organizational document, as applicable.

SECTION 2. Jurisdictions and Locations. Set forth on Schedule 2 is, with respect to the Company and each Subsidiary Guarantor, (a) the jurisdiction of organization and the form of organization of the Company and each Subsidiary Guarantor, (b) the United States Federal taxpayer identification number of the Company and each Subsidiary Guarantor and (c) the address (including the county) of the chief executive office or registered office of the Company and each Subsidiary Guarantor.

SECTION 3. Equity Interests. Set forth on Schedule 3 is a true and complete list, for the Company and each Subsidiary Guarantor, of all the stock, partnership interests, unlimited liability company membership interests, limited liability company membership interests or other Capital Stock owned by the Company and each Subsidiary Guarantor, specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Capital Stock.

SECTION 4. Debt Instruments. Set forth on Schedule 4 is a true and complete list, for the Company and each Subsidiary Guarantor, of all promissory notes and other evidence of Indebtedness evidencing (a) Indebtedness owing by the Company or any of its subsidiaries to the Company and each Subsidiary Guarantor and (b) Indebtedness of any other Person in the principal amount of US$10,000,000 or more (or the equivalent thereof in other currencies) held by the Company and each Subsidiary Guarantor, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

SECTION 5. Intellectual Property. (a) Set forth on Schedule 5(a) is a true and complete list, with respect to the Company and each Subsidiary Guarantor, of each Patent and Patent application owned by the Company and each Subsidiary Guarantor registered or applied for with the United Stated Patent and Trademark Office (the “USPTO”), in each case specifying the name of the registered owner, title, registration number, the application number and the application filing date thereof.

(b) Set forth on Schedule 5(b) is a true and complete list, with respect to the Company and each Subsidiary Guarantor, of each Trademark and Trademark application owned by the Company and each Subsidiary Guarantor registered or applied for with the USPTO, specifying the name of the registered owner, mark, the registration number, the application number and the application filing date thereof.

(c) Set forth on Schedule 5(c) is a true and complete list, with respect to the Company and each Subsidiary Guarantor, of (i) each Copyright and Copyright application owned by the Company and each Subsidiary Guarantor registered or applied for with the United States Copyright Office (the “USCO”), specifying the name of the registered owner, title, registration/renewal number, the recordation number and the application filing date thereof, and (ii) each material exclusive Copyright License granted to the Company and each Subsidiary Guarantor (with the Company and each Subsidiary Guarantor as a licensee) relating to a Copyright registered with the USCO, specifying the licensee and licensor thereunder, title, registration number.

[Signature page follows]

J-2

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate Supplement as of the date and year first written above.

CRANE NXT, CO.

by

Name:
Title:

Schedule 1

Legal Names

Loan Party’s Exact Legal Name

Schedule 2

Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	United States Federal Taxpayer Identification Number	Chief Executive Office / Registered Office Address (including county)

Schedule 3

Equity Interests

Loan Party	Issuer	Type of Organization	Percentage of Equity Interest Owned	Certificate No. (if uncertificated, please indicate so)

Schedule 4

Debt Instruments

Schedule 5(a)

Issued Patents

Subsidiary Guarantor	Registered Owner	Title of Patent	Patent Registration Number	Patent Application Number

Patent Applications

Subsidiary Guarantor	Registered Owner	Title of Patent	Patent Application Number	Patent Application Filing Date

Schedule 5(b)

Registered Trademarks

Subsidiary Guarantor	Registered Owner	Trademark	Trademark Registration Number	Trademark Application Number

Trademark Applications

Subsidiary Guarantor	Registered Owner	Trademark	Trademark Application Number	Trademark Application Filing Date

Schedule 5(c)

Registered Copyrights

Subsidiary Guarantor	Registered Owner	Title of Copyright	Copyright Registration / Renewal Number	Copyright Registration / Renewal Date	Copyright Recordation Number

Copyright Applications

Subsidiary Guarantor	Registered Owner	Title of Copyright	Copyright Recordation Number	Copyright Application Filing Date

Exclusive Copyright Licenses (where a Loan Party is an exclusive licensee)

Licensee	Licensor	Title of Copyright	Copyright Registration / Renewal Number	Copyright Registration / Renewal Date	Copyright Recordation Number

EXHIBIT K

[FORM OF]

SOLVENCY CERTIFICATE

[•], 2023

I, [                ], solely in my capacity as Financial Officer of Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date) (the “Company”), and not in my individual capacity, am delivering this certificate (this “Certificate”), pursuant to [Section 4.02(g)][Section 5.13] of the Credit Agreement, dated as of March 17, 2023 (the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto from time to time, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent. All capitalized terms used in this Certificate shall have the meanings assigned to them in the Credit Agreement, unless otherwise indicated herein.

Solely in my capacity as Financial Officer of the Company and not in my individual capacity (and without any personal liability), I certify on behalf of the Company that as of the date hereof, on a pro forma basis after giving effect to the incurrence of the Loans on the date hereof and the consummation of the other Transactions to be consummated on the date hereof:

(a) the sum of the liabilities (including contingent liabilities) of the Company and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the Company and its Subsidiaries, on a consolidated basis;

(b) the present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Company and its Subsidiaries as they become absolute and matured;

(c) the capital of the Company and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on such date;

(d) the Company and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise); and

(e) the Company and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

For purposes hereof, the amount of any contingent liability shall be computed as the amount that, in light of all of the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

CRANE HOLDINGS, CO.,

by

Name:
Title:

K-1

EXHIBIT L-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date), the Borrowing Subsidiaries party thereto from time to time, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder,” within the meaning of Section 881(c)(3)(B) of the Code, of any Borrower that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Borrower”) and (iv) it is not a “controlled foreign corporation” that, as described in Section 881(c)(3)(C) of the Code, is related to any U.S. Borrower.

The undersigned has furnished the Administrative Agent and the Company with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or applicable successor forms). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each of the Company and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished each of the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER],

by

Name:
Title:

Date: [•] [•], 20[•]

L-1-1

EXHIBIT L-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder,” within the meaning of Section 881(c)(3)(B) of the Code, of any Borrower that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Borrower”) and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” that, as described in Section 881(c)(3)(C) of the Code, is related to any U.S. Borrower.”

The undersigned has furnished the Administrative Agent and the Company with a duly executed IRS Form W-8IMY (or applicable successor forms) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or applicable successor forms) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or applicable successor forms) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

L-2-1

[NAME OF LENDER],

by

Name:
Title:

Date: [•] [•], 20[•]

L-2-2

EXHIBIT L-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non.-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder,” within the meaning of Section 881(c)(3)(B) of the Code, of any Borrower that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Borrower”) and (iv) it is not a “controlled foreign corporation” that, as described in Section 881(c)(3)(C) of the Code, is related to any U.S. Borrower.

The undersigned has furnished its participating Lender with a duly executed certificate of its non- U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or applicable successor forms). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT],

by

Name:
Title:

Date: [•] [•], 20[•]

L-3-1

EXHIBIT L-4

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Crane Holdings, Co., a Delaware corporation (to be renamed Crane NXT, Co. on or about the Availability Date), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder,” within the meaning of Section 881(c)(3)(B) of the Code, of any Borrower that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Borrower”) and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” that, as described in Section 881(c)(3)(C) of the Code, is related to any U.S. Borrower.”

The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY (or applicable successor forms) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or applicable successor forms) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or applicable successor forms) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

L-4-1

[NAME OF PARTICIPANT],

by

Name:
Title:

Date: [•] [•], 20[•]

L-4-2